                                                                EXHIBIT 10.136












                         AGREEMENT OF PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS

                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS


                                Table of Contents

                                                                       Page
                                                                       ----
1.     Certain Basic Definitions..........................................1
       1.1 "Business Day".................................................1
       1.2 "Buyer's Address"..............................................2
       1.3 "Buyer's Counsel's Address"....................................2
       1.4 "Closing Date".................................................2
       1.5 "Close of Escrow"..............................................2
       1.6 "Contingency Period"...........................................2
       1.7 "Deposit"......................................................2
       1.8 "Escrow Holder"................................................2
       1.9 "Escrow Holder's Address"......................................3
       1.10 "Feasibility Period"..........................................3
       1.11 "Initial Deposit".............................................3
       1.12 "Official Records"............................................3
       1.13 "Purchase Price"..............................................3
       1.14 "Opening of Escrow"...........................................3
       1.15 "Second Deposit"..............................................3
       1.16 "Seller's Address"............................................4
       1.17 "Seller's Counsel's Address"..................................4
       1.18 "Title Company"...............................................4
2.     Purchase and Sale..................................................4

3.     Payment of Purchase Price..........................................4

4.     Escrow ............................................................5

5.     Condition of Title ................................................5

6.     Title Policy ......................................................6



                                                                       Page
                                                                       ----
7.     Conditions to Close of Escrow .....................................6

8.     Deposits by Seller ...............................................17

9.     Deposits by Buyer.................................................18

10.    Cost and Expenses ................................................18

11.    Prorations .......................................................18

12.    Disbursements and Other Actions by Escrow Holder..................19

13.    Seller's Representations and Warranties...........................20

14.    Buyer's Covenants, Representations and Warranties; As-Is
       Condition of the Property.........................................20

15.    Liquidated Damages ...............................................22

16.    Damage or Condemnation Prior to Close of Escrow...................23

17.    Notices ..........................................................23

18.    Brokers ..........................................................24

19.    Legal Fees .......................................................24

20.    Assignment .......................................................24

21.    Confidentiality ..................................................25

22.    Miscellaneous ....................................................25


EXHIBIT "A"       LEGAL DESCRIPTION OF EAGLE PARCEL
EXHIBIT "B"       SITE PLAN
EXHIBIT "C"       GRANT DEED
EXHIBIT "D"       SELLER CERTIFICATE
EXHIBIT "E"       PARCEL 6 DEVELOPMENT AGREEMENT
EXHIBIT "F"       COSTCO REA
EXHIBIT "G"       OFF-SITE IMPROVEMENTS SUBJECT TO BUYERS
                  REIMBURSEMENT
EXHIBIT "G-1"     DEPICTION OF OFF-SITE IMPROVEMENTS
EXHIBIT "H"       SELLER-APPROVED CONTRACTORS
EXHIBIT "I"       ENVIRONMENTAL REPORTS


                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS

TO: First American Title       Insurance  Escrow No. N981398G
    Company  Escrow Officer:   Toni Rice-Groetsch
    114 East Fifth Street      Title Order No. 253830
    Santa Ana, CA 92701        Title Officer: Gary R. Chaffin

         This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 26th day of February, 1998, by and between LENNAR ROLLING RIDGE, INC., a California corporation ("Seller"), and EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Buyer"), with respect to the following:

                                    RECITALS

         A. Seller is the owner of that certain real property consisting of approximately 11.7 acres of land located in the City of Chino Hills ("City"), County of San Bernadino, State of California, which is more particularly described on Exhibit "A" attached hereto, together with all appurtenances thereto and improvements thereon, if any (the "Eagle Parcel"). The Eagle Parcel is more particularly shown on the site plan attached hereto as Exhibit "B" (Site Plan"). The Eagle Parcel, the real property owned by Seller ("Seller Parcel") and the real property owned by Costco Wholesale Corporation, a Washington corporation (the "Costco Parcel"), are located in the Crossroads Marketplace at Chino Hills (the "Shopping Center").

         B. Seller desires to sell the Eagle Parcel to Buyer and Buyer desires to purchase the Eagle Parcel from Seller upon the terms and conditions hereinafter set forth. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to First American Title Insurance Company ("Escrow Holder") with regard to the escrow ("Escrow") created pursuant hereto are as follows:

                                 AGREEMENT

         1. Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

              1.1 "Business Day" means any day that is not (i) a Saturday or Sunday, or (ii) a holiday as defined in the California Government Code.

        1.2  "Buyer's Address" means:
             Eagle Hardware & Garden, Inc.
             981 Powell Avenue SW Renton,
             Washington 98055
             Attention: Mr. Richard T. Takata
             Facsimile No.: (425) 204-5169
             Telephone No.: (425) 227-5740

        1.3  "Buyer's Counsel's Address" means:
             William N. Moloney
             5711 N.E. Tolo Road
             Bainbridge Island, WA 98110
             Facsimile No.: (206) 842-5340
             Telephone No.: (206) 842-4044

         1.4 "Closing Date" means the date which is ten (10) Business Days after the removal of contingencies set forth in paragraph 7 below within the time period set forth in said paragraph; provided if the contingencies have not been removed or waived (to the extent waivable hereunder) by the party for whose benefit such conditions are established within the time frames set forth herein, either shall have the right to terminate this Agreement at any time after one hundred seventy five (175) days following the Opening of Escrow ("Outside Closing Date").

         1.5 "Close of Escrow" means the date that the Grant Deed is recorded in the Official Records.

         1.6 "Contingency Period" means the period commencing with the expiration of the Feasibility Period and endings at 5:00 p.m. (California time) on the date which is one hundred twenty (120) days after the expiration of the Feasibility Period. The date on which the Contingency Period expires is referred to as the "Contingency Approval Date".


         1.7 The "Deposit" means collectively the "Initial Deposit" and the "Second Deposit".

         1.8 "Escrow Holder" means First American Title Insurance Company.

         1.9 "Escrow Holder's Address" means:
             First American Title Insurance Company
             114 East Fifth Street
             Santa Ana, California 92701
             Attention: Ms. Toni Rice-Groetsch
             Facsimile No.: (714) 285-0329
             Telephone No.: (714) 558-3211

         1.10 "Feasibility Period" means the period commencing with the Opening of Escrow and ending at 5:00 p.m. (California time) on the date which is forty-five (45) days after the Opening of Escrow. The date on which the Feasibility Period expires is called the "Feasibility Approval Date".

         1.11 "Initial Deposit" means the amount of Fifty Thousand and No/100 Dollars ($50,000.00) payable upon the Opening of Escrow.

         1.12 "Official Records" means the office of the County Recorder of the County and State in which the Eagle Parcel is located.

         1.13 "Purchase Price" shall mean Three Million Two Hundred Thousand and No/100 Dollars ($3,200,000.00) or Six and 28/100 Dollars ($6.28) per square foot of land within the Eagle Parcel; provided, however, Seller and Buyer acknowledge and agree that the Purchase Price is based upon the parties' belief and understanding that the Eagle Parcel contains 509,652 gross square feet of land. The civil engineer retained to prepare the ALTA Survey of the Eagle Parcel shall determine and certify to Buyer and Seller prior to the Close of Escrow the actual total square footage of the Eagle Parcel based upon the final ALTA/ACSM Survey provided to Buyer and Seller by such civil engineer. The Purchase Price shall then be adjusted, if necessary, to equal the product obtained by multiplying the actual number of square feet contained in the Eagle Parcel as certified by such civil engineer by Six and 28/100 Dollars ($6.28).

         1.14 "Opening of Escrow" shall have the meaning set forth in paragraph 4(a) below.

         1.15 "Second Deposit" means the amount of Fifty Thousand and No/100 Dollars ($50,000.00) payable upon the Feasibility Approval Date.

         1.16 "Seller's Address" means:
              Lennar Rolling Ridge, Inc.
              18401 Von Karman Ave., Suite 540
              Irvine, California 92612
              Attention: R. Lang Cottrell
              Facsimile No.: (714) 442-4131
              Telephone No.: (714) 442-6100

         1.17 "Seller's Counsel's Address" means:
               Allen, Matkins, Leck, Gamble & Mallory LLP
               18400 Von Karman Avenue
               4th Floor
               Irvine, California 92612
               Attention: Monica E. Olson, Esq.
               Facsimile No.: (714) 553-8354
               Telephone No.: (714) 553-1313

         1.18 "Title Company" means First American Title Insurance Company.

     2. Purchase and Sale. Seller agrees to sell the Eagle Parcel to Buyer, and Buyer agrees to purchase the Eagle Parcel from Seller, for the Purchase Price and upon the terms and conditions herein set forth.

     3. Payment of Purchase Price. The Purchase Price for the Eagle Parcel shall be paid by Buyer as follows:



         (a) Initial Deposit. Concurrently with the Opening of Escrow, Buyer shall deposit, or cause to be deposited with Escrow Holder, in cash, by bank cashier's check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as "Immediately Available Funds"), the Initial Deposit. The Initial Deposit and the interest accrued thereon shall be applicable to the Purchase Price upon the Close of Escrow. Escrow Holder shall place the Initial Deposit in an interest bearing account. Such account shall have no penalty for early withdrawal and Buyer shall accept all risks with regard to the account. The Initial Deposit and any interest accrued thereon, shall be refundable to Buyer if Buyer or Seller terminates the Agreement on or prior to the dates designated within and in accordance with the provisions of paragraphs 7 or 16. Otherwise, the Initial Deposit shall be held and distributed as provided herein.

         (b) Second Deposit On the Feasibility Approval Date, Buyer shall deposit or cause to be deposited with Escrow Holder in Immediately Available Funds the Second Deposit. Escrow Holder shall place the Second Deposit in the interest-bearing account as described in Paragraph 3(a) above. The Second Deposit and the interest accrued therein shall be applicable to the Purchase Price upon the Close of Escrow. If Buyer or Seller terminates this Agreement on or prior to the dates designated within, and in accordance with the provisions of, paragraphs 7 or 16, the Deposit (or so much thereof that is then held by Escrow Holder), plus accrued interest thereon, shall be refunded to Buyer. Unless this Agreement has been terminated in accordance with the preceding sentence, the Deposit (or so much thereof that is then held by Escrow Holder) shall be non-refundable to Buyer unless Seller fails to convey the Eagle Parcel to Buyer as provided herein and such failure constitutes a default by Seller hereunder. Except as otherwise set forth herein, the Deposit (or so much thereof that is then held by Escrow Holder) shall be retained by Seller pursuant to paragraph 15 hereof if this Agreement is terminated by Buyer after the expiration of the Feasibility Period or the Contingency Period, as applicable, or if the Close of Escrow does not occur by the Closing Date for any reason other than (i) Buyer's termination of this Agreement in accordance with paragraph 16, or (ii) Seller's failure to convey the Eagle Parcel to Buyer as provided herein and where such failure constitutes a default by Seller hereunder.

         (c) Closing Funds. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price plus Escrow Holder's estimate of Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement.

   4. Escrow

      (a) Opening of Escrow. For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder shall have received the Initial Deposit from Buyer and a fully executed original of this Agreement from Seller and Buyer (the "Opening of Escrow"), and Escrow Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow holder in order to consummate the transaction contemplated by this Agreement. Any such customary supplemental instructions shall not conflict with, amend or supersede any portions of the Agreement unless expressly consented or agreed to in writing by Buyer and Seller.

         (b) Close of Escrow. The Escrow shall close on or before the Closing Date, provided that Buyer and Seller may, but shall not be obligated to, close the Escrow upon such other earlier or late date as Buyer and Seller mutually agree to in writing.


     5. Condition of Title. It shall be a condition to the Close of Escrow for Buyer's benefit that title to the Eagle Parcel shall be conveyed to Buyer by the Grant Deed subject to the following conditions of title ("Approved Condition of Title"):

         (a) a lien to secure payment of general and special real property taxes, bonds and assessments, not delinquent;

         (b) the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code;

         (c) matters affecting the Condition of Title created by or with the written consent of Buyer,

         (d) all exceptions which are disclosed by the "Title Report" described in paragraph 7(a)(ii) below, which are approved by Buyer as provided herein;

         (e) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Eagle Parcel;

         (f) the "Costco REA" (defined in paragraph 7(c) below) and the Development agreement by and between the City and Seller for Parcel 6 of Tentative Parcel Map No. 14996 dated March 11, 1997 and recorded May 7, 1997 as Instrument No. 19970162947 (the "Parcel 6 Development Agreement"), attached hereto as Exhibit "E";

         6. Title Policy. Title shall be insured at the Close of Escrow by the Title Company issuing its ALTA Extended Coverage Owner's Form Policy of Title Insurance ("Title Policy") in the amount of the Purchase Price showing title to the Eagle Parcel vested in Buyer and the issuance of said Title Policy shall be a condition to the Close of Escrow. The Title Company is directed to issue the Title Policy at the Close of Escrow in favor of Buyer, insuring fee title to the Eagle Parcel to Buyer in the amount of the Purchase Price subject only to the Approved Condition of Title.

    7. Conditions to Close of Escrow

         (a) Conditions to Buyer's Obligations. Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following condition for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer timely terminates this Agreement and the Escrow in writing (on or before the dates designated below) due to the failure of any such conditions, then Buyer shall be entitled to the return of the Deposit (or so much thereof that may then be held by Escrow Holder) and all interest accrued thereon and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in paragraphs 7(a)(i)(B) and (D) below, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below, which shall survive any such termination).

               (i) Inspection and Studies. Buyer's approval of the physical and environmental condition of the Eagle Parcel, and any engineering, soils, geotechnical, environmental, topography, hydrology, wetlands, use, development, development cost, signage or other feasibility studies that Buyer chooses to perform or is obligated to perform by any governmental agency in connection with Buyer's intended development of the Property, at Buyer's sole cost and expense, prior to the expiration of the Feasibility Period.

                   (A) Buyer shall have the right to commence Buyer's physical inspection of the Eagle Parcel and to undertake any engineering, environmental, soils or other studies of the Eagle Parcel immediately after the Opening of Escrow, provided that Buyer gives Seller not less than twenty-four (24) hours prior notice of its intended inspection(s) which notice shall be accomplished through telephone contact with R. Lang Cottrell, at (714) 442-6100. If Buyer conducts environmental testing beyond a so-called "Phase I Report" Buyer shall first obtain Seller's approval ( not to be unreasonably withheld) of (i) the identity of the environmental firm conducting such tests; (ii) information concerning the insurance policy and license carried by such environmental firm, and (iii) the scope of such testing. Buyer's physical inspection of and/or testing on the Eagle Parcel shall be conducted during normal business hours. Seller shall have the right to be present during any environmental investigations or inspection of the Eagle Parcel. Promptly following completion of the environmental work performed in accordance with this paragraph, Buyer shall, at its sole cost and expense, remove from the Eagle Parcel any and all wastes or drill cuttings generated from its activities and restore the Eagle

              Parcel to its condition as it existed immediately prior to Buyer's entry to the Eagle Parcel. A draft copy of the environmental report prepared by or on behalf of Buyer which describes the results of the environmental work performed in accordance with this paragraph shall be delivered to Seller for review and comment at least three (3) Business Days prior to the report being finalized. Buyer shall use care and consideration in connection with its inspections or tests and Seller shall have the right to be present during any inspection of the Eagle Parcel by Buyer or its agents. Buyer shall restore the Eagle Parcel to its original condition immediately after any and all tests and/or investigations.

                   (B) Buyer shall protect, indemnify, defend (with counsel
              reasonably acceptable to Seller) and hold the Eagle Parcel, Seller and Seller's officers, directors, shareholders, participants, partners, affiliates, employees, representatives, invites, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, resulting from Buyer's inspection and testing of the Eagle Parcel, including, without limitation, repairing any and all damages to any portion of the Eagle Parcel, arising out of or related (directly or indirectly) to Buyer's conducting such inspections, surveys, tests, and studies. However, the preceding sentence is not intended to apply to the mere discovery of Hazardous Materials on or under the Eagle Parcel or any consequences or actions taken by third parties other than Buyer's employees, agents, contractors, subcontractors, and/or consultants as a result of such discovery. The Buyer's indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the Grant Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow.

                  (C) Within ten (10) Business Days from the Opening of Escrow,
              Seller shall provide Buyer with all material documents and files in Seller's possession and control pertaining to the physical and/or environmental condition of the Eagle Parcel, including any topographic surveys, soils tests, environmental assessments, environmental remediation documents and other material documents relating to the Eagle Parcel in Seller's possession and control (if any such documents exist) (except for appraisals and financial analyses generated by or made on behalf of Seller and those documents which are protected by the attorney-client and/or attorney work product privileges). Such documents and files shall be for Buyer's sole use and Buyer agrees that it will not make such copies available to any parties other than Nelson Wheeler, David Heerensperger, Richard Takata, Pete Gallina and Buyer's architects, engineers, consultants and counsel (collectively, "Buyer's Agents"). Buyer acknowledges that the right to receive such files and/or documents from Seller is a courtesy to Buyer and that Seller does not warrant the accuracy or content of any document provided to Buyer and that such files and documents shall not be deemed to be representations by Seller. Buyer hereby agrees to treat all such files and documents as strictly confidential, not to disclose any information gained by review of such files and documents to any parties other than Buyer's Agents, to use such information only in connection with its proposed purchase of the Eagle Parcel hereunder, and to take all measures necessary to safeguard such information in order to preserve its confidentiality. Buyer shall rely solely upon its own independent investigation concerning matters contained in such files and/or documents. Without limiting the provisions of this paragraph or paragraph 14 below, Buyer acknowledges and agrees that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller's files or in the documents produced by Seller, including, without limitation, any environmental audit or report (if any). Buyer acknowledges further that Seller and Seller's affiliates and agents shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Eagle Parcel shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof.


                   Prior to any entry upon the Eagle Parcel by Buyer or Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller a certificate of insurance for Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company acceptable to Seller, covering (1) the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Eagle Parcel, and (2) Buyer's indemnity obligation contained in paragraph 7(a)(i)(B). Such certificate shall evidence that such insurance policy shall have a per occurrence limit of at least One Million Dollars ($1,000,000) and an aggregate limit of at least Two Million Dollars ($2,000,000), shall name Seller as an additional insured, shall be primary and non-contributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

                   (E) Buyer may, at its sole cost and expense, cause to be
              undertaken and completed, on or before the Feasibility Approval Date, a Phase I environmental assessment for the Eagle Parcel. A draft copy of the environmental report prepared by or on behalf of Buyer which describes the results of the Phase I assessment shall be delivered to Seller for review and comment at least three (3) Business Days prior to the report being finalized. The report shall expressly run to the benefit of Buyer and Seller. Upon Seller's request, Buyer shall make available the consultant preparing such report for the purpose of discussing Seller's comments and recommendations concerning the report. Buyer may provide to Buyer's

              Agents the draft and final report and all environmental due diligence information acquired by Buyer, provided that Buyer's Agents shall keep such information confidential and shall not deliver or disclose any of the information to any governmental agency or other party without the prior written consent of Seller or unless otherwise required by law. In the event (i) such report indicates that the Eagle Parcel contains any Hazardous
              Material(s) (as defined in paragraph 14(c) below), or (ii) Seller is notified by the Environmental Protection Agency, or any other federal, state or local governmental or quasi-governmental entity (collectively, "Environmental Agency") prior to the Close of Escrow that the Eagle Parcel contains or may contain any Hazardous Materials(s), Buyer or Seller may elect to terminate this Agreement by delivering written notice to the other party and Escrow Holder of such election to terminate within ten (10) calendar days of such party's receipt of the environmental consultant's report or notice from any Environmental Agency, and thereafter neither Buyer nor Seller shall have any further liability hereunder (except for the indemnity and insurance obligations of Buyer set forth in paragraph 7(a)(i)(B) and (D) above, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below), except that Buyer shall be entitled to the prompt return of the Deposit (or so much thereof as is currently held by Escrow Holder) less Buyer's share of any cancellation fees and costs and title company charges, all of which Buyer and Seller hereby each agree to pay their respective shares. Notwithstanding the foregoing, Buyer's right to terminate this Agreement as specified above shall be exercised on or before the expiration of the Feasibility Period except in the case where Seller has received, prior to the Close of Escrow, notice from an Environmental Agency that the Eagle Parcel contains or may contain Hazardous Material(s). Seller shall be under no obligation to Buyer to clean up or remove an Hazardous Material(s) discovered on the Eagle Parcel.


                   In the event Seller does not elect to terminate this
              Agreement pursuant to this paragraph 7(a)(i)(E), and Buyer approves the physical condition of the Eagle Parcel, then whether or not an environmental study has been made of the Eagle Parcel, Buyer shall be deemed to have agreed to accept title AS-IS to the Eagle Parcel in accordance with the provisions of paragraph 14(c) hereof.


                   (F) Buyer shall be satisfied with the Eagle Parcel and
              Buyer's intended use thereof including that (1) Buyer's building configuration will be satisfactory adapted to the Eagle Parcel,
              (2) the proposed parking plan, on-site vehicle and pedestrian circulation plan and street access plan for the Eagle Parcel meet or exceed Buyer's minimum criteria, (3) the local governmental requirements for landscaping, open space, building to land ratios and set-backs can be satisfied within Buyer's plans, (4) utilities of adequate capacity will be available to meet Buyer's needs in connection with Buyer's proposed development of the Eagle Parcel, and (5) the Eagle Parcel is otherwise feasible for Buyer's intended use.

                   (G) Buyer shall, at its own cost and expense, be satisfied with any and all impact fees, mitigation fees, permit costs, approval fees and other costs ("Development Costs") which Buyer will be obligated to pay in connection with its proposed development of the Eagle Parcel. Upon the expiration of the Feasibility Period, Buyer shall not be entitled to terminate this Agreement due to its dissatisfaction of the Development Costs.


                   (H) Buyer has submitted and Seller has approved a signage
              plan for the Eagle Parcel which was submitted to the City on January 27, 1998 ("Signage Plan"). The Signage Plan shall comply with all applicable government codes, rules and regulations and the terms and provisions of the Costco REA. Buyer shall be responsible for its prorata share of construction and maintenance costs for any Shared Sign(s) (as defined in the Costco REA) pursuant to the terms of the Costco REA, and any pylon signs constructed along the 71 Freeway as allowed by the Chino Hills sign code and as conforming to the Signage Plan.


                   (I) Buyer shall be satisfied with the status of the payment of the "Facility Benefit Assessment Fees" and the "Facilities Development Fees" (as such terms are defined in the Parcel 6 Development Agreement) (the "Fees") by Seller.

               If, during the Feasibility Period, Buyer determines that it is dissatisfied, in Buyer's sole and absolute discretion, with any aspects of the Eagle Parcel, with its condition or suitability for Buyer's intended use or development, and/or any other contingencies set forth in this paragraph 7(a)(i), then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to Seller and Escrow Holder on or before the expiration of the Feasibility Period of Buyer's election to terminate. If Buyer fails to deliver any such written termination notice to Seller and Escrow Holder on or before the expiration of the Feasibility Period, then Buyer shall be conclusively deemed to be dissatisfied with the contingencies set forth in this paragraph 7(a)(i) and with all aspects of the Eagle Parcel, including, without limitation, the condition and suitability of the Eagle Parcel for Buyer's intended use, this Agreement and the Escrow created hereunder shall terminate and Buyer shall be entitled to the return of the Initial Deposit and all interest accrued thereon and both Seller Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in paragraphs 7(a)(i)(B) and
         (D) below, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below, which shall survive any such termination. If Buyer waives said contingencies by delivering written notice to

         Seller prior to the expiration of the Feasibility Period, the Initial Deposit shall become non-refundable to Buyer except as otherwise set forth herein.


               (ii) Buyer's Review of Title. Within a reasonable period of time following the Opening of Escrow (but in no event later than fifteen
         (15) days after the Opening of Escrow), Seller shall deliver, or cause to be delivered, to Buyer a standard preliminary report from the Title Company with respect to the Eagle Parcel, together with the underlying documents relating to the Schedule Buyer exceptions set forth in such report (collectively, the "Title Report"). Within ten (10) days after the Opening of Escrow, Seller shall deliver to Buyer a current ALTA/ACSM qualifying survey of the Eagle Parcel ("Survey"). Buyer shall have until that date which is ten (10) Business Days after Buyer's receipt of the later of the Survey and the Title Report (the "Title Review Period") to give Seller and Escrow Holder written notice ("Buyer's Title Notice") of Buyer's disapproval or conditional approval of any matters shown in the Title Report or the Survey. The failure of Buyer to give Buyer's Title Notice on or before the end of the Title Review Period shall be conclusively deemed to constitute Buyer's disapproval of the condition of title to the Eagle Parcel. If Buyer disapproves or conditionally approves in writing any matter of title shown in the Title Report or on the Survey, then Seller may, but shall have no obligation to, within (5) Business Days after its receipt of Buyer's Title Notice ("Seller's Election Period"), elect to eliminate or ameliorate to Buyer's satisfaction the disapproved or conditionally approved title matters by giving Buyer written notice ("Seller's Title Notice") of those disapproved or conditionally approved title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date, provided, that, Seller shall have no obligation to pay any consideration or incur any liability in order to eliminate or ameliorate such disapproved title matters. If Seller does not elect to eliminate or ameliorate any disapproved or conditionally approved title matters, or if Buyer disapproves Seller's Title Notice, or if Seller fails to timely deliver Seller's Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before three (3) Business Days following the expiration of Seller's Election Period) of a written notice, to either: (A) waive its prior disapproval, in which event said disapproved matters shall be deemed unconditionally approved; or (B) terminate this Agreement and the Escrow created pursuant hereto. Failure to take either one of the actions described in (A) and (B) above shall be deemed to be Buyer's election to take the action described in (B) above. If, in Seller's Title Notice, Seller has agreed to either eliminate or ameliorate to Buyer's satisfaction by the Closing Date certain disapproved or conditionally approved title matters described in Buyer's Title Notice, but Seller is unable to do so, then Buyer shall have the right (which shall be Buyer's sole and exclusive right or remedy for such failure), upon delivery to Seller and Escrow Holder (on or before one (1) Business Day prior to the Closing Date) of a written notice to either:
         (x) waives its prior disapproval, in which event said disapproved matters shall be deemed approved; or (y) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Deposit (or so much thereof as may then be held by Escrow Holder), together with all interest accrued thereon while in Escrow. Failure to take either one of the actions described in (x) and (y) above shall be deemed to be Buyer's election to take the action described in (y) above. In the event this Agreement is terminated by Buyer pursuant to the provisions of this paragraph 7(a)(ii), neither party shall have any further rights or obligations hereunder (except that the indemnity and insurance obligations of Buyer set forth in paragraphs 7(a)(i)(B) and (D) above, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below shall survive any such termination).



               (iii) Buyer's Approval of Entitlements. Prior to the Contingency Approval Date, Buyer shall have satisfied itself with respect to all governmental codes and regulations and laws affecting the Eagle Parcel and its proposed development and shall have obtained, at its sole cost and expense, (or shall be satisfied of its ability to obtain at its sole cost and expense) all governmental approvals and permits necessary for Buyer's proposed development of the Eagle Parcel as a 135,418 square foot hardware store with a 30,800 square foot garden center ("Eagle Store") in accordance with the Site Plan. Such approvals and permits shall include, without limitation, to the extent required by governmental bodies with jurisdiction, use permits, site plan approvals, signage approvals design review approvals, approvals of ingress, egress, access and curb cuts to the Eagle Parcel, parking variances and other similar approvals and building permits and similar permits for Buyer's proposed construction on the Eagle Parcel. The approvals described above are collectively herein called "Approvals". Notwithstanding anything to the contrary contained herein, no Approvals shall be binding upon Seller or upon the Eagle Parcel until Close of Escrow without Seller's prior written consent, which shall be in Seller's sole and absolute discretion. During the term of the Escrow, Buyer shall use its commercially reasonable efforts, at its sole cost and expense except as otherwise set forth herein, to pursue the Approvals, and Seller agrees that it shall use good faith efforts to assist Buyer in obtaining the Approvals, at no expense or liability to Seller.

               If, during the Contingency Period, Buyer determines that it is dissatisfied, in Buyer's sole and absolute discretion, with the status of the Approvals, then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to Seller and Escrow Holder on or before the expiration of the Contingency Period of Buyer's election to terminate. If Buyer fails to deliver any such written termination notice to Seller and Escrow Holder on or before the expiration of the Contingency Period, then Buyer shall be conclusively deemed to be dissatisfied with the status of the Approvals, this Agreement and the Escrow created hereunder shall terminate and Buyer shall be entitled to a return of the Deposit or so much thereof that is currently held by Escrow Holder, and all interest accrued thereon and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in paragraphs 7(a)(i)(B) and
         (D) above, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below, which shall survive any such termination. If Buyer waives said contingencies by delivering notice to Seller prior to the expiration of the Contingency Period, the Deposit (or so much thereof as is currently held by Escrow Holder), shall become non-refundable to Buyer except as otherwise set forth herein.

               (iv) Financial Assistance Agreement. Prior to the Contingency Approval Date, Buyer shall use commercially reasonable efforts to negotiate a financial assistance agreement ("Financial Assistance Agreement") with the City The Financial Assistance Agreement shall provide that the City will provide Buyer with financial assistance in the amount of One Million and No/100 Dollars ($1,000,000) plus interest (the "Assistance Amount") and shall provide that Buyer will realize a net present value upon payment in full of the Assistance Amount to be paid in mutually agreeable installment amounts on an annual basis as a rebate against sales and other taxes payable to the City. The Financial Assistance Agreement shall provide that Seller is not bound by its terms or subject to any liability thereunder.

               If, during the Contingency Period, Buyer determines that it is dissatisfied, in Buyer's sole and absolute discretion, with the status of the Financial Assistance Agreement, then Buyer may terminate this Agreement and the Escrow created pursuant hereto by delivering written notice to Seller and Escrow Holder on or before the expiration of the Contingency Period of Buyer's election to terminate. If Buyer fails to deliver any such written termination notice to Seller and Escrow Holder on or before the expiration of the Contingency Period, then Buyer shall be conclusively deemed to be dissatisfied with the status of the Financial Assistance Agreement, this Agreement and the Escrow created hereunder shall terminate and Buyer shall be entitled to a return of the Deposit (or so much thereof that is currently held by Escrow Holder), and all interest accrued thereon and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in paragraphs 7(a)(i)(B) and (D) above, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below, which shall survive any such termination. If Buyer waives said contingencies by delivering notice to Seller prior to the expiration of the Contingency Period, the Deposit (or so much thereof as is currently held by Escrow Holder), shall become non-refundable to Buyer except as otherwise set forth herein.

               (v) Seller's Obligations. As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement as of such date.

            (b) Conditions to Seller's Obligations. For the benefit of Seller, the Close of Escrow shall be conditioned upon the occurrence or satisfaction by Buyer of all obligations required to be performed by Buyer under this Agreement for Seller's benefit as of such date (or Seller's waiver thereof, it being agreed that Seller may waive such condition). If the Close of Escrow does not occur, for any reason, Buyer shall promptly deliver to Seller (not later than five (5) working days after the termination of this Agreement) at no cost or expense to Seller, all of the site engineering and other studies, reports, surveys, entitlements (including but not limited to subdivision and zoning applications and information, if any), and similar materials prepared by or on behalf of Buyers with respect to the Eagle Parcel (but not any sensitive or proprietary materials pertaining to Buyer's proposed use or development of the Eagle Parcel), and shall, at Seller's request, assign to Seller all of Buyer's right, title and interest in and to said rights and matters.

            (c) Conditions to Buyer's and Seller's Obligations. Prior to the expiration of the Feasibility Period, Buyer and Seller shall exercise good faith in negotiating an amendment pursuant to paragraph 11.24 of that certain Construction, Operation and Reciprocal Easement Agreement by and between Seller and Costco Wholesale Corporation, a Washington corporation ("Costco"), recorded July 2, 1997 as Instrument No. 97-234748 (the "Costco REA"), a copy of which is attached as Exhibit "F" and the parties shall attempt to obtain the requisite approvals as required under the Costco REA for purposes of annexing the Eagle Parcel to the Shopping Center (the "Annexation Amendment"). The Annexation Amendment shall be in recordable form and shall include a site plan designating the Building Area and Common Area (as such terms are defined in the Costo REA) on the Eagle Parcel, which site plan shall be approved in accordance with the terms and provisions of paragraph 11.24 of the Costco REA. If the parties are unable to agree upon the terms of the Annexation Amendment or are unable to obtain the approvals required therefor prior to the expiration of the Feasibility Period, either party may terminate this Agreement and the Escrow created hereunder by delivering written notice to the other party and Escrow Holder prior to the expiration of the Feasibility Period whereupon (i) Buyer shall be entitled to the return of the Initial Deposit and all interest accrued thereon (less Buyer's share of escrow cancellation charges) and (ii) both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in paragraph 7(a)(i)(B) and (D) above, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below). Pursuant to the Annexation Amendment, (1) the Eagle Parcel and Buyer shall acquire a non-exclusive easement in, to, over and across the common areas in the Shopping Center for vehicular and pedestrian access and (2) Buyer shall be obligated to pay its Pro Rata Share (as defined in the Costco REA) of the cost of maintaining the Common Utility Lines and the Lettered Parcels of the Shopping Center (as defined in Costco
     REA), the cost of maintaining casualty and liability insurance for the Common Area of the Shopping Center and a ten percent (10%) administration fee for the Common Area of the Shopping Center (excluding all capitalized expenditures and management fees or other costs associated with management in the Shopping Center). Pursuant to the Annexation Amendment, Buyer shall be obligated to pay all real estate taxes and assessments for the Eagle Parcel and all casualty and liability insurance for the Eagle Parcel. In no event shall Seller be required to commence litigation, pursue legal action or initiate any claims against Costco nor shall Seller be required to expend any sums to obtain the consent of Costco in connection with the negotiation of or approval to the Annexation Amendment.

            (d) Mutual Agreement on the Form of Development Agreement. During the Feasibility Period, Buyer and Seller shall exercise good faith in negotiating the terms and condition of a Development Agreement ("Development Agreement") which contains a memorandum of agreement suitable for recordation ("Memorandum of Development Agreement"). If the parties are unable to agree upon the form of Development Agreement prior to the Feasibility Approval Date, either party may terminate this Agreement and the Escrow created hereunder by delivering written notice to the other party and Escrow Holder prior to the expiration of the Feasibility Period whereupon (i) Buyer shall be entitled to the return of the Initial Deposit and all interest accrued thereon (less Buyer's share of escrow cancellation charges) and (ii) both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in paragraph 7(a)(i)(B) and (D) above, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below). the Development Agreement will provide for (1) the construction, at Buyer's sole cost and expense, of a standard Eagle Hardware & Garden Store ("Eagle Store") and any other on-site improvements in accordance with the Site Plan and the schedule of performance ("Schedule") mutually approved by Buyer and Seller, (2) Buyer's agreement to fixturize, stock and open the Eagle Store under the trade name "Eagle Hardware & Garden" in accordance with the Schedule; (3) the operation of the Eagle Store in a manner similar to other first-class stores operating under the trade name "Eagle Hardware & Garden"; (4) the right of Seller to approve any material changes to the Site Plan (except for changes required as a condition of approval by the City), which approval will not be unreasonably withheld; for purposes of this subpart "material changes" include, without limitation changes and to the location or enlargement of the building; (5) the construction and installation, at Seller's sole cost and expense, of all water (fire protection and domestic), power, communication conduits, sewer and surface water drainage lines (including downspout collector lines), which shall be stubbed to the Eagle Parcel property line in the size and capacities listed as follows: electrical service-quantity and site of conduit is required by electrical utility company to supply Buyer's minimum electrical requirement of a 2000 amp, 480 volt, 3 phase, 4 wire primary service, from exterior (surface or underground) transformer, domestic water service adequate for 1" line, separate line for Eagle parcel irrigation, fire sprinkler line-8" (detector check and PIV by Purchaser), telephone-(2) 4" conduits and sewer service-6" line; (6) Buyer's reimbursement to Seller of Buyer's prorata share of the cost of off-site improvements constructed and required to be installed by Seller as more particularly set forth in Exhibit "G" attached hereto, which prorata share shall be based upon a fraction the numerator of which is the square footage of the Eagle Parcel and the denominator of which is the square footage of the Shopping Center, (7) Buyer's payment of all fees for the development of the Eagle Parcel (excluding the Facility Benefit Assessment Fees and the Facilities Development Fees under the Parcel 6 Development Agreement which are Seller's responsibility and which Seller hereby either covenants to pay when due on or before Close of Escrow or to indemnify Buyer against the nonpayment thereof), including, but not limited to signage permit fees, sewer connection fees; water meter installation fees, school fees, building permit fees and development application trust deposit fees at the times required by the City or other governmental entity; (8) Buyer's use of a Seller-approved contractor for Buyer's construction on the Eagle Parcel, which Seller-approved contractors are listed in Exhibit "H" attached hereto;
     (9) Seller's right of first refusal to develop the Eagle Parcel on behalf of Buyer is Buyer chooses to do a build-to-suit lease and Seller's right of First Refusal to purchase the Eagle parcel (at Buyer's desired price or any lower price ultimately acceptable to Buyer) if Buyer offers the Eagle Parcel for sale to any third party except in connection with a merger or sale of Buyer or an acquisition of substantially all of the assets of Buyer; (10) Buyer's assignment of the Development Agreement to only an "Affiliate" (as defined in paragraph
     20) of Buyer prior to the completion of the Eagle Store and opening same for business (provided that any such assignment shall not relieve, alter or release Buyer of its obligations under the Development Agreement unless Seller expressly releases Buyer of such obligations in writing); and (11) Buyer's assignment of the Development Agreement after the completion of the Eagle Store and opening same for business shall not relieve, alter or release Buyer of any of its post-closing obligations set forth in the Development Agreement unless Seller expressly releases Buyer of such obligations in writing.


            (e) Parcel 6 Development Agreement Approvals. During the term of this Escrow, Seller shall provide the City with written notice of the transaction contemplated by this Agreement pursuant to the Parcel 6 Development Agreement and shall attempt to obtain any City approvals required thereunder. The Close of Escrow shall be conditioned upon Seller's receipt of a written release (the "Release") in form satisfactory to Seller, whereby the City releases Seller from all of Seller's liability and obligations to the City under the parcel 6 Development Agreement, except the Fees. Buyer shall use commercially reasonable efforts to cooperate with Seller to obtain any City approvals required under the Parcel 6 Development Agreement, including, but not limited to, executing (1) the Grant Deed for purposes of acknowledging that Buyer expressly and unconditionally accepts the Eagle Parcel subject to the Parcel 6 Development Agreement and the duties and obligations set forth therein, except the Fees; (2) any documentation necessary to provide the City with security equivalent to any security provided by Seller, if any, to secure performance of the obligations in the Parcel 6 Development Agreement; (3) the Assumption Agreement in the form attached to the Parcel 6 Development Agreement as Exhibit "E"; and (4) any other documents that may be required by the City or Seller to demonstrate that Buyer assumes the rights, duties and obligations of Developer arising under or from the parcel 6 Development Agreement, except the Fees (the "Parcel 6 Assignment Documents"). If Seller has not obtained the City approvals required under the Parcel 6 Development Agreement or is not satisfied, in Seller's sole and absolute discretion, with the form of Release or its ability to obtain the Release prior to the expiration of the Contingency period, then Seller may terminate this Agreement and the Escrow created hereunder, whereupon, (i) Buyer shall be entitled to the return of the Deposit (or so much thereof that is currently held by Escrow Holder) and all interest accrued thereon (less Buyer's share of escrow cancellation charges) and (ii) both Seller and Buyer shall be relieved of all further obligations and liabilities under this

     Agreement (except for the indemnity and insurance obligations of Buyer set forth in paragraph 7(a)(i)(B) and (D) above, the legal fees in paragraph 19 below, and the covenants of Buyer set forth in paragraph 21 below).

            (f) Limitation of Buyer's Remedies. Notwithstanding anything to the contrary contained herein, Buyer's sole remedy against Seller as a result of the failure of one or more of the conditions set forth herein shall be the termination of this Agreement as described in this Agreement.

         8. Deposits by Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

            (a) Grant Deed. The Grant Deed, in the form attached hereto as Exhibit "C", duly executed by Seller and acknowledged.

            (b) Memorandum of Development Agreement. The Memorandum of Development Agreement, in the form agreed to pursuant to paragraph 7(d) above.

            (c) Seller's Certificate of Non-Foreign Status. A certificate of non-foreign status ("Firpta Certificate"), duly executed by Seller, in the form attached hereto as Exhibit "D" and a California Form 590 pursuant to which Seller certifies that Seller is exempt from withholding under California law.

            (d) Annexation Amendment. The Annexation Amendment, in the form approved in accordance with paragraph 7(c) above.

            (e) Parcel 6 Assignment Documents. The Parcel 6 Assignment Documents as provided in paragraph 7(e).

            (f) Other Instruments. Such other instruments and documents as are required under paragraph 22(b) hereof.

         9. Deposits by Buyer. Buyer shall deposit or cause to be deposited with Escrow Holder the Initial Deposit and the Second Deposit, which are to be applied towards the payment of the Purchase Price, and the balance of the Purchase Price in the amounts and at the times set forth in paragraph 3 above. In addition, Buyer shall deposit with Escrow Holder prior to the Close of Escrow, the Grant Deed (whereby Buyer shall acknowledge that Buyer expressly and unconditionally accepts the Eagle Parcel subject to the Parcel 6 Development Agreement and assumes all the rights, duties and obligations of Developer thereunder), the Parcel 6 Assignment Documents, the Annexation Amendment and the Memorandum of Development Agreement, in the forms agreed to pursuant to paragraph 7 above and such other fees, documents and instruments as are required under paragraph 10.

         10. Costs and Expenses. The cost of the CLTA portion of the Title Policy and the cost of the Survey shall be paid by Seller, and the premium and any additional costs for the ALTA extended coverage above the premium for CLTA coverage, if any, and the cost of any endorsements to the Title Policy, if any, shall be paid by Buyer. The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes and recording fees payable in connection with the recordation of the Grant Deed and other documents recorded through Escrow. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges.

         11. Prorations. The following prorations shall be made between Seller and Buyer on the Close of Escrow, computed as of the Close of Escrow:

            (a) Taxes and Assessments. Real property taxes and assessments on the Eagle parcel shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow. The phrase "Current Tax Period" refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be re-prorated between the parties outside Escrow to reflect the actual amount of such taxes and assessments. If the Eagle Parcel is not a separate tax parcel, the real property taxes and assessments allocated to the Eagle Parcel shall be based on the approximate square footage of the Eagle Parcel as to the gross square footage of the tax parcel(s) in which the Eagle Parcel is located.

            (b) Escrow Statement. At least one (1) business day prior to the Close of Escrow the parties hereto shall agree upon all of the prorations to be made and submit a statement of the Escrow Holder (or sign a statement prepared by Escrow Holder) setting forth the same. In the event that any prorations, apportionments or computations made under this paragraph shall require final adjustment, then the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be paid in cash to the party entitled thereto outside Escrow.

         12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

            (a) Prorations. Prorate all matters referenced in paragraph 11 based upon the statement delivered into Escrow signed by the parties.

            (b) Recording. Cause the Grant Deed, the Annexation Amendment, the Memorandum of Development Agreement and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records.

            (c) Funds. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the accounts of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

            (d) Title Policy. Direct the Title Company to issue the Title Policy to Buyer.

            (e) Documents to Seller. Deliver to Seller any documents to be delivered to Seller hereunder.

            (f) Documents to Buyer. Deliver to Buyer the Firpta Certificate and any other documents to be delivered to Buyer hereunder.

         13. Seller's Representations and Warranties. Seller hereby makes the following representations and warranties to Buyer as of the date of this Agreement, each of which is material and being relied upon by Buyer:

            (a) Authority. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

            (b) Foreign Person Affidavit. Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code.

            (c) Actions. Seller has no actual knowledge of and has received no written notice of any pending or threatened actions, suits, claims or proceedings affecting the Eagle Parcel, including, any judicial proceedings in eminent domain.

            (d) Hazardous Materials. To Seller's actual knowledge, except as disclosed in the Environmental Reports (as defined in paragraph 14(b)), there are no Hazardous Materials (as defined in Paragraph 14(c)) on the Eagle Parcel in violation of applicable laws in existence as of the date of this Agreement.

                  The term "actual knowledge of Seller" or similar phrases, as used in this Agreement shall refer to the actual, present knowledge of R. Lang Cottrell, Michael Bruckner, David Team and Phil Bowman as the date of this Agreement without any duty of investigation or inquiry of any kind or nature whatsoever, and "written notice" shall mean written notice actually received in the Seller's Irvine, California Office.

            (e) Further Negotiations. During the term of the Escrow, Seller covenants and agrees that is shall not enter into negotiations nor commit to sell lease or otherwise transfer the Eagle Parcel or any portion thereof to any other party, so long as Buyer is proceeding in good faith to comply with its obligations and responsibilities under the terms of this Agreement.

         14. Buyer's Covenants, Representations and Warranties: As-Is Condition of the Property. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Eagle Parcel to Buyer, Buyer makes the following covenants, representations and warranties to Seller, each of which is material and being relied upon by Seller:

            (a) Authority. Buyer has the legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

            (b) Seller's Environmental Inquiry. Buyer acknowledges and agrees that Seller has advised Buyer that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Eagle Parcel is to obtain the environmental report(s) described in Exhibit "I" attached hereto (the "Environmental Reports"), and that, for purposes of California Health and Safety Code Section 25359.7, Seller has acted reasonably in relying upon said inquiry and investigation and the delivery of such Reports constitutes written notice to Buyer under said code section.

            (c) AS-IS Clause. Buyer acknowledges and agrees that it is purchasing the Eagle Parcel based solely upon Buyer's inspection and investigation of the Eagle Parcel and all documents related thereto, or its opportunity to do so, and Buyer is purchasing the Eagle Parcel in an "AS IS, WHERE IS" condition, without relying upon any representations or warranties, express, implied or statutory, of any kind, except as expressly set forth in paragraph 13. Without limiting the above, Buyer acknowledges that neither Seller, except as expressly set forth in paragraph 13, nor any other party has made any representations or warranties, express or implied, on which Buyer is relying as to any matters, directly or indirectly, concerning the Eagle Parcel including, but not limited to, the land, the square footage of the Eagle Parcel, improvements and infrastructure, if any, development rights and exactions, expenses associated with the Eagle Parcel, taxes, assessments, bonds, permissible uses, title exceptions, water or water rights, topography, utilities, zoning of the Eagle Parcel, soil, subsoil, the purposes for which the Eagle parcel is to be used, drainage, environmental or building laws, rules or regulations, toxic waste or Hazardous Materials or any other matters affecting or relating to the Eagle parcel. Buyer hereby expressly acknowledges that no such representations have been made. The closing of the purchase of the Eagle Parcel by Buyer hereunder shall be conclusive evidence that (1) Buyer has inspected or has caused to be inspected the Eagle Parcel, and (2) Buyer accepts the Eagle Parcel as being in apparently good and satisfactory condition and suitable for Buyer's purposes.

         Buyer shall perform and rely solely upon its own investigation concerning its intended use of the Eagle Parcel, the Eagle Parcel's fitness therefor, and the availability of such intended use under applicable statutes, ordinances, and regulations, Buyer further acknowledges and agrees that Seller's cooperation with Buyer in connection with Buyer's due diligence review of the Eagle Parcel, whether by providing the Title Report, the Environmental Reports and other documents, or permitting inspection of the Eagle parcel, shall not be construed as any warranty or representation, express or implied, of any kind with respect to the Eagle parcel, or with respect to the accuracy, completeness, or relevancy of any such documents.

            (d) Limitation on Seller's Liability. Buyer represents and covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to the following:

                   (i) The content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Eagle Parcel or any aspect thereof;

                   (ii) The content or accuracy of any information released to
              Buyer by an engineer or planner in connection with the development of the Eagle Parcel;

                   (iii) The availability of building or other permits or
              approvals for the Eagle Parcel by any state or local governmental bodies with jurisdiction over the Eagle Parcel;

                   (iv) Any of the items delivered to Buyer pursuant to Buyer's review of the condition of the Eagle Parcel; and

                   (v) The content or accuracy of any other development or
              construction cost, projection, financial or marketing analysis or other information given to Buyer by Seller or reviewed by Buyer with respect to the Eagle Parcel.

            (e) Further Negotiations. During the term of this Escrow, Buyer covenants and agrees that is shall not negotiate with nor respond to solicitations from any other party (either verbally or in writing) to purchase any real property within three (3) miles of the exterior boundaries of the Eagle Parcel for purposes of developing the property in the manner contemplated by the terms of this Agreement, so long as Seller is proceeding in good faith to comply with its obligations and responsibilities under the terms of this Agreement.

         15. LIQUIDATED DAMAGES. IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT, THEN IN ANY SUCH EVENT, THE ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING,

KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY BUYER UNDER THIS AGREEMENT OCCURRING PRIOR TO THE EXPIRATION OF THE FEASIBILITY PERIOD, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW AND IN EQUITY, "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT REPRESENTED BY THE DEPOSIT PLUS ANY AND ALL ACCRUED INTEREST THEREON; AND BUYER AND SELLER AGREE THAT IN THE EVENT OF A DEFAULT BY BUYER UNDER THIS AGREEMENT OCCURRING AFTER THE FEASIBILITY APPROVAL DATE, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW AND IN EQUITY, "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT REPRESENTED BY THE INITIAL DEPOSIT PLUS THE SECOND DEPOSIT PLUS ANY AND ALL ACCRUED INTEREST THEREON. THEREFORE, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT, SELLER MAY INSTRUCT THE ESCROW HOLDER TO CANCEL THE ESCROW WHEREUPON ESCROW HOLDER SHALL IMMEDIATELY PAY OVER TO SELLER THE DEPOSIT, IF HELD BY ESCROW HOLDER, TOGETHER WITH ALL INTEREST ACCRUED THEREON, AND SELLER SHALL BE RELIEVED FROM ALL OBLIGATIONS AND LIABILITIES HEREUNDER, AND PROMPTLY FOLLOWING ESCROW HOLDER'S RECEIPT OF SUCH INSTRUCTION, ESCROW HOLDER SHALL CANCEL THE ESCROW.

         NOTHING CONTAINED IN THIS PARAGRAPH SHALL SERVE TO WAIVE OR OTHERWISE LIMIT SELLER'S REMEDIES OR DAMAGES FOR CLAIMS OF SELLER AGAINST BUYER UNDER PARAGRAPHS 7(a)(i)(B) AND/OR 21 HEREOF OR WAIVE OR OTHERWISE LIMIT SELLER'S RIGHTS TO OBTAIN FROM BUYER ALL COSTS AND EXPENSES OF ENFORCING THIS LIQUIDATED DAMAGE PROVISION, INCLUDING REASONABLE ATTORNEYS' FEES AND EXPERT COSTS AND FEES, PURSUANT TO PARAGRAPH 19.

         SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 15 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

         /s/ Illegeble              /s/ Illegeble
         -----------------          ------------------
         Seller's Initials          Buyer's Initials

         16. Damage or Condemnation Prior to Close of Escrow. Seller shall promptly notify Buyer of any casualty to the Eagle Parcel or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion (in excess of 5% of the Eagle Parcel) of the Eagle Parcel, Seller or Buyer may, at their option, elect either to: (i) terminate this Agreement, in which event all funds deposited into Escrow by Buyer shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, or (ii) continue the Agreement in effect, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, awards, or other payments or relief resulting from such casualty or condemnation proceeding relating to the Eagle Parcel and there shall be no adjustment to the Purchase Price.

         17. Notices. All notices, approvals, demands, or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by a nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon the earlier of (i) if personally delivered or sent by overnight courier, the date of delivery to the address of the person to receive such notice, (ii) if mailed, upon actual receipt or refusal to accept delivery. All notices to Seller shall be sent to Seller's Address with a copy to Seller's Counsel's address. All notices to Buyer shall be sent to Buyer's Address with a copy to Buyer's Counsel's address. All notices to Escrow Holder shall be sent to Escrow Holder's Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday, or legal holiday. Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

         18. Brokers. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to Nelson Wheeler and Majestic Realty with respect to this transaction in accordance with Seller's separate agreement with said brokers and Seller hereby agrees to indemnify and hold Buyer free and harmless from such commission obligations. If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller. The obligations of Buyer and Seller set forth in this paragraph 18 shall survive the Close of Escrow and shall not be deemed merged into the Grant Deed upon recordation.

         19. Legal Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement or any other dispute between the parties concerning this Agreement or the Eagle Parcel, then in that event, the prevailing party in such action or dispute shall be entitled to have and recover of and from the other party actual costs and expenses of suit, and reasonable attorneys' fees as part of its judgment. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys' and experts' fees, costs and expenses incurred in the following: (i) post judgment motions;
(ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation. This paragraph shall survive any termination of this Agreement prior to the Closing and shall also survive the Closing and shall not be deemed merged into the Grant Deed upon recordation.

         20. Assignment. Buyer shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Eagle Parcel without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion, provided, that, Buyer is not required to obtain Seller's consent to a proposed assignment of this Agreement
(a) to an affiliate ("Affiliate") of Buyer so long as Buyer (i) is in control of the management of such affiliate, and (ii) owns at least a fifty percent (50%) interest therein or (b) to a partnership so long as Buyer, or an affiliate of Buyer (which meets the above requirements), is the general partner of such partnership or (c) to a limited liability company so long a Buyer, or an affiliate of Buyer (which meets the above requirements), is the managing member of such limited liability company and Buyer owns at least a twenty-five percent (25%) interest in such limited liability company. Buyer agrees to deliver to Seller such documentation and other evidence Seller may request to substantiate that an assignment by Buyer to an affiliate satisfies the above parameters. Except as specifically set forth above, any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve, alter or release the assigning party from its primary liability under this Agreement.

         21. Confidentiality. Except as specifically provided herein, Buyer and Seller shall not disclose any of the terms or provisions of this Agreement prior to the Close of Escrow to any person or entity not a party to this Agreement (other than Buyer's Agents and Seller's Agents), and without Seller's prior written approval, Buyer shall not issue any press release or make any public statements relating to this Agreement or Buyer's intended use of the Eagle Parcel (except as required under securities laws), and Buyer shall keep all materials provided to Buyer by Seller, and all materials generated by Buyer in the course of conducting its inspections, review of books and records, and other due diligence activities relating to the Eagle Parcel (including, without limitation, matters relating to the environmental condition of the Eagle Parcel), whether obtained through documents, oral or written communications, or otherwise (collectively, the "Information"), in strict confidence; provided, however, Buyer may make necessary disclosures to Buyer's Agents. Seller may make necessary disclosures to R. Lang Cottrell, Phil Bowman, David Team, and Seller's counsel ("Seller's Agents"). Under no circumstances shall any of the Information be used for any purpose other than the investigation of the Eagle Parcel in connection with its purchase by Buyer as contemplated under this Agreement. Upon the conclusion of Buyer's examination, Buyer shall return to Seller all original materials, together with any copies made by Buyer, and all copies of any reports or compilations of data generated from materials or other Information provided to Buyer, and Buyer will cause Buyer's Agents acting on behalf of Buyer to deliver to Seller all such materials in their possession.

         22. Miscellaneous.

            (a) Survival of Covenants. The covenants, representations and warranties of Buyer and Seller set forth in this Agreement shall survive the recordation of the Grant Deed and the Close of Escrow and shall not be deemed merged into the Grant Deed.

            (b) Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

            (c) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to Los Angeles, California time.

            (d) Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

            (e) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

            (f) Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes.

            (g) Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

            (h) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

            (i) Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

            (j) Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

            (k) Entire Agreement. This Agreement supersedes any prior agreements, negotiations and communications, oral or written, including any letter of intent or letter of understanding previously executed by such parties, if any, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

            (l) Partial Invalidity. If any portion of this Agreement as applied to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

            (m) Successors and Assigns. Subject to the provisions of paragraph 20 hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

            (n) Business Days. In the event any date described in this Agreement relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next Business Day thereafter.

            (o) Independent Counsel. Buyer and Seller each acknowledge that:
         (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

            (p) No Recorded Memorandum. Buyer shall not record this Agreement or any short form memorandum of this Agreement.

            (q) Exchange. Buyer acknowledges that Seller may desire to engage in a tax-deferred exchange ("Exchange") pursuant to Section 1031 of the Internal Revenue Code. To effect such Exchange, Seller may assign its rights in, and delegate its duties under, this Agreement, as well as the transfer of its interests in the Eagle Parcel, to an exchange accommodator selected by Seller. As an accommodation to Seller, Buyer agrees to cooperate with Seller in connection with its Exchange, including the execution of documents, therefor, provided the following terms and conditions are satisfied:

                   (i) Buyer shall in no way be obligated to pay any escrow
               costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property;

                   (ii) In no way shall the Close of Escrow be contingent or
               otherwise subject to the consummation of the Exchange, and the Close of Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to an Exchange to effect same;

                   (iii) If, for any reason, the Close of Escrow does not occur,
               Buyer shall have no responsibility or liability to any third party involved in the Exchange;

                   (iv) Buyer will not be required to make any representations or warranties nor assume any obligations, nor spend any sum or incur any personal liability whatsoever in connection with the Exchange;

                   (v) All representations, warranties, covenants and
               indemnification obligations of Seller set forth in this Agreement shall not be affected or limited by Seller's use of an exchange accommodator,

                   (VI) Seller agrees to indemnify, protect, defend and hold
               Buyer harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys' fees and costs, incurred by Buyer in connection with and third party claims which may arise as a result of or in connection with the Exchange.

            (r) This Instrument. Seller's delivery of unsigned copies of this Agreement (and unsigned copies of documents referred to in this Agreement) is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties, whether oral or written, shall in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. This instrument, once it has been signed by Seller and Buyer and a duplicate original thereof delivered by Seller and Buyer, shall contain the entire and only agreement between the parties, and no oral statements, representations, or prior written matter not contained in this instrument shall have any force or effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

"Buyer"                             EAGLE HARDWARE & GARDEN, INC.,
                                    a Washington corporation

                                    By: /s/ Richard T. Takata
                                       ------------------------------
                                       Name: Richard T. Takata
                                       Title: President & CEO



                                    By:
                                       -----------------------------
                                        Name:
                                             -----------------------
                                        Title:
                                              ----------------------



"Seller"                            LENNAR ROLLING RIDGE, INC.,
                                    a California corporation

                                    By: /s/ David O. Team
                                       ------------------------------
                                       Name: David O. Team
                                       Title: President

ACCEPTANCE BY ESCROW HOLDER:

First American Title Insurance Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

         Dated: March 4, 1998   FIRST AMERICAN TITLE INSURANCE
                                COMPANY

                                   By: /s/ Toni Rice Groetsch
                                      --------------------------------
                                      Name: Toni Rice Groetsch
                                      Its: Authorized Agent

                                  EXHIBIT "A"

PARCEL NO. 6 OF PARCEL MAP NO. 14996, IN THE CITY OF CHINO HILLS, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA. AS PER PLAT RECORDED IN BOOK 182 OF PARCEL MAPS, PAGE(S) 100 THROUGH 104, INCLUSIVE, RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM ONE-HALF OF ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS', NATURAL GAS, NATURAL GAS RIGHTS AND OTHER HYDROCARBON SUBSTANCES BY WHATEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER SAID LAND. LYING A UNIFORM DEPTH OF 500 FEET BELOW THE SURFACE OF SAID LAND; WITHOUT, HOWEVER, ANY RIGHT TO USE FOR ANY OF THE PURPOSES HEREINBEFORE MENTIONED ANY PORTION OF THE SURFACE OF SAID LAND OR OF THE UPPER 5OO FEET TO A UNIFORM DEPTH OF THE SUBSURFACE OF SAID LAND, AS RESERVED BY J. ROBERT MESERVE, AS TRUSTEE, IN DEED RECORDED AUGUST 14, 1961, IN BOOK 5508, PAGE 448, OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL OF THE OIL, GAS AND OTHER MINERAL AND HYDROCARBON SUBSTANCES, AND ALL MINERAL RIGHTS AND INTERESTS IN SUCH PROPERTY, BELOW A DEPTH OF 500 FEET BELOW THE SURFACE AND WITH THE RIGHT OF SURFACE ENTRY FOR THE EXTRACTION OR EXPLOITATION THEREOF. AS RESERVED IN THE DEED FROM WAYNE F. MULLIN ET AL RECORDED JUNE 27, 1978, IN BOOK 9462, PAGE 151, OFFICIAL RECORDS.

                                    (GRAPHIC OMITTED)

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:

Mr. Richard T. Takata
Eagle Hardware & Garden, Inc.
981 Powell Avenue SW
Renton, WA 98055

--------------------------------------------------------------------------------
                              (Above Space for Recorder's Use Only)

                                   GRANT DEED

Documentary Transfer Tax not shown
pursuant to Section 11932 of the Revenue and Taxation Code, as amended.

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, LENNAR ROLLING RIDGE INC., a California corporation ("Grantor"), hereby GRANTS to EAGLE HARDWARE & GARDEN, INC., a Washington Corporation ("Grantee"), the following described real property (the "Property") located in the City of Chino Hills, County of San Bernardino, State of California:

                SEE EXHIBIT "1" ATTACHED HERETO AND INCORPORATED
                            HEREIN BY THIS REFERENCE

         IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the ___ day of ___________________, 1998.

                                      LENNAR ROLLING RIDGE, INC.,
                                      a California corporation

                                      By:
                                         -------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

Grantee acknowledges and agrees by its signature below that Grantee expressly and unconditionally accepts the Property subject to that certain Development Agreement by and between the City of Chino Hills and Grantor for Parcel 6 of Tentative Parcel Map No. 14996 dated March 11, 1997 and recorded May 7, 1997 as Instrument No. 19970162947 (the "Parcel 6

Development Agreement") and agrees to assume and be bound by the rights, duties and obligations of Developer arising under or from the Parcel 6 Development Agreement.



                                      EAGLE HARDWARE & GARDEN, INC.,
                                      a Washington corporation

                                      By:
                                         -------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                      By:
                                         -------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

STATE OF ________________________)
                                 )     ss.
COUNTY OF _______________________)

         On ______________________, before me, _______________________, a
Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the bases of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.
         ------------------------------------
         Notary Public in and for said State

STATE OF ___)
ss.
COUNTY OF ___)

         On ______________________, before me, _______________________, a
Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the bases of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.
         ------------------------------------
         Notary Public in and for said State

             STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION
                   NOT BE MADE A PART OF THE PERMANENT RECORD
                      IN THE OFFICE OF THE COUNTY RECORDER
             (PURSUANT TO SECTION 11932 REVENUE AND TAXATION CODE)


TO:      Recorder
         County of San Bernardino

         Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor: Lennar Rolling Ridge, Inc., a California corporation

Grantee: Eagle Hardware & Garden, Inc., a Washington corporation

         The property described in the accompanying document is located in the City of Chino Hills.

The amount of tax due on the accompanying document is $___

   X           Computed on full value of property conveyed.
--------
               Computed on full value, less liens and encumbrances remaining at
--------       the time of sale.

                            LENNAR ROLLING RIDGE, INC., a California corporation

                            By:
                               ------------------------------------------
                            Name:
                                 ----------------------------------------
                            Title:
                                 ----------------------------------------

NOTE: After the permanent record is made, this form will be affixed to the conveying document and returned with it.

                                  EXHIBIT "A"

PARCEL NO. 6 OF PARCEL MAP NO. 14996, IN THE CITY OF CHINO HILLS, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA. AS PER PLAT RECORDED IN BOOK 182 OF PARCEL MAPS, PAGE(S) 100 THROUGH 104, INCLUSIVE, RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM ONE-HALF OF ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS AND OTHER HYDROCARBON SUBSTANCES BY WHATEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER SAID LAND. LYING A UNIFORM DEPTH OF 500 FEET BELOW THE SURFACE OF SAID LAND; WITHOUT, HOWEVER, ANY RIGHT TO USE FOR ANY OF THE PURPOSES HEREINBEFORE MENTIONED ANY PORTION OF THE SURFACE OF SAID LAND OR OF THE UPPER 500 FEET TO A UNIFORM DEPTH OF THE SUBSURFACE OF SAID LAND, AS RESERVED BY J. ROBERT MESERVE, AS TRUSTEE, IN DEED RECORDED AUGUST 14, 1961, IN BOOK 5508, PAGE 448, OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL OF THE OIL, GAS AND OTHER MINERAL AND HYDROCARBON SUBSTANCES, AND ALL MINERAL RIGHTS AND INTERESTS IN SUCH PROPERTY, BELOW A DEPTH OF 500 FEET THE SURFACE AND WITHOUT THE RIGHT OF SURFACE ENTRY FOR THE EXTRACTION OR EXPLOITATION THEREOF. AS RESERVED IN THE DEED FROM WAYNE F. MULLIN ET AL RECORDED JUNE 27, 1978, IN BOOK 9462,
PAGE 151, OFFICIAL RECORDS.

                              SELLER'S CERTIFICATE

A. FEDERAL FIRPTA CERTIFICATE

         To inform EAGLE HARDWARE & GARDEN, INC., a Washington corporation (the "Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required by LENNAR ROLLING RIDGE, INC., a California corporation (the "Transferor") upon the transfer of certain real property by the Transferor to the Transferee, the undersigned hereby certifies the following on behalf of the Transferor:

         1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

         2. The Transferor's U.S. employer or tax (social security) identification number is ___

         The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

B.   STATE OF CALIFORNIA - CALIFORNIA
     RESIDENT/NON-RESIDENT AFFIDAVIT

         Section 18662 of the Revenue and Taxation Code provides that a buyer may be required to withhold 3-1/3% of the sales price of the California real property sold by a non-resident Seller, unless the sales price of the property is less than $100,000.00.

         Transferor hereby certifies that Transferor is a corporation qualified to do business in the State of California.

         Transferor understands that this certificate may be disclosed to the Franchise Tax Board of California by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury, the undersigned declare that they have examined this Certification and to the best of their knowledge and belief, it is true, correct and complete, and they further declare that they have authority to sign this document on behalf of the Transferor.

         "Transferor"      LENNAR ROLLING RIDGE, INC.,
                           a California corporation

                           By:
                               ------------------------------------
                           Name:
                                -----------------------------------
                           Title:
                                 ----------------------------------

                             DEVELOPMENT AGREEMENT
                                 BY AND BETWEEN
                            THE CITY OF CHINO HILLS
                         AND LENNAR ROLLING RIDGE, INC.

                                FOR PARCEL 6 OF
                         TENTATIVE PARCEL MAP NO. 14996

         This Development Agreement ("Agreement") is made this 11th day of March, 1997, by and between the CITY OF CHINO HILLS, a general law city in the State of California ("City"), and LENNAR ROLLING RIDGE, INC., a California corporation (the "Developer") (collectively, City and Developer are referred to herein as "Parties"). In consideration of the mutual covenants and agreements contained in this Agreement, the City and Developer agree as follows:

         1. Recitals. This Agreement is made with respect to the following facts and for the following purposes, each of which is acknowledged as true and correct by the parties:

            A. The city is authorized pursuant to Government Code Sections 65864 through 65869.5 to enter into binding agreements with persons or entities having legal or equitable interests in real property for the development of such property in order to establish certainty in the development process.

            B. The Developer is the owner of certain real property generally located near the interchange of the Pomona Freeway (SR-60) and the Chino Valley Freeway (SR-71) within the City of Chino Hills (the "Development Site"), a portion of which is the subject of this Agreement (the "Site"). The Site is more specifically described by the legal description shown on Exhibit "A" attached hereto.

            C. The Parties desire to enter into this Agreement in conformance with the Government Code in order to achieve the development of the Site as expressly provided under the terms of this Agreement and provide public services and urban infrastructure, all in the promotion of the health, safety, and general welfare of the residents of the City of Chino Hills.

            D. The development of the Development Site, as proposed by Developer, will consist of the construction of a commercial development more specifically described by the Preliminary Development Plan and the Project Approvals as hereinafter defined. The development of the Site will consist of that certain 11.68 acres of commercial development described in Exhibit "A" pursuant to the Preliminary Development Plan (the "Project") and shall be subject to those conditions of the Project Approvals as set forth in Exhibit "B" that are applicable to the Site as provided in Exhibit "C."

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


            E. The Developer has applied for the following entitlements with respect to the Site (collectively referred to as the "Project Approvals"):

               (1) Tentative Parcel Map No. 14996.

               (2) PD Amendment No. 96-01.

            F. On February 20, 1997 (continued from February 10, 1997), the Planning Commission of the City of Chino Hills held a duly noticed public hearing on the Developer's application for this Agreement, Tentative Parcel Map No. 14996, PDP Amendment No. 96-01, and by Resolution Nos. 97-05 and 97-03 approved or recommended the approval of this Agreement and said entitlements.

            G. On March 3, 1997 (continued from February 25, 1997), the City Council held a duly noticed public hearing on the Developer's application for this Agreement, Tentative Parcel Map No. 14996, PDP Amendment No. 96-01, approved the Project Approvals by Resolution Nos. 97R-16 and 97R-14, respectively and introduced for first reading Ordinance No. 90 approving this Agreement.

            H. On March 11, 1997, the City Council of the City adopted Ordinance No. 90 approving this Agreement with the Developer.

            I. The City desires to obtain the binding agreement of the Developer for the development of the Site in accordance with the provisions of this Agreement and the Project Approvals.

            J. The Developer desires to obtain the binding agreement of the City to permit the Developer to develop the Project and Site in accordance with the "Applicable Rules" (as hereinafter defined), including any modifications permitted by this Agreement.

            K. Developer has applied to the City in accordance with applicable procedures for approval of this mutually binding Agreement. The Planning Commission and City Council of the City have given notice of intention to consider this Agreement, have conducted public hearings thereon pursuant to the Government Code, and have found that the provisions of this Agreement are consistent with the City's adopted plans and policies, the Chino Hills Municipal Code (including the Chino Hills Development Code) and the Chino Hills General Plan.

            L. This Agreement is consistent with the present public health, safety, and welfare needs of the residents of the City of Chino Hills and the surrounding region. The City has specifically considered and approved the impact and benefits of this Project upon the welfare of the region.

            M. This Agreement will bind the City to the terms and obligations specified in this Agreement and will limit, to the degree specified in this Agreement and under State law, the future exercise of the City's ability to delay, postpone, preclude or regulate development of the Project on the Site except as provided for herein.

            N. An environmental review including appropriate studies, analyses, reports and documents, has been conducted and prepared in conjunction with the Agreement and the above referenced Project Approvals in accordance with the California Environmental Quality Act, Public Resources Code Section 21000 et seq. ("CEQA"), State CEQA Guidelines, 14 Cal. Admin. Code Sections 15000-15387, ("State CEQA Guidelines") and the local CEQA Guidelines adopted by the City of Chino Hills by Resolution No. 96-06 ("Local CEQA Guidelines"). In accordance with CEQA, the appropriate environment review documents were considered by the Planning Commission and the City Council. The Planning Commission adopted and recommended, by Resolution No. PC97-02 adopted on February 20, 1997, and the City Council, after making appropriate findings, adopted, by Resolution No. 97R-13 adopted on March 3, 1997, an Initial Study/Addendum ("Initial Study/Addendum") to that certain Rolling Ridge Estates PUD Environmental Impact Report certified on October 20, 1981 by the Board of Supervisors of the County of San Bernardino prior to the incorporation of the City of Chino Hills for the Rolling Ridge Estates PUD (the "EIR") and the other environmental documentation referenced in the Initial Study/Addendum provided appropriate environmental review and found that a subsequent EIR could not be required. The EIR as updated by the Initial Study/Addendum was adequate, that is satisfied the requirements of CEQA, the State CEQA Guidelines the Local CEQA Guidelines and applicable City rules, regulations, and policies, and that it fully and adequately described the Project.

            O. This Agreement eliminates uncertainty in planning and provides for the orderly development of the Site.

            P. Further, this Agreement eliminates uncertainty about the validity of exactions imposed by the City, allows installation of necessary improvements, provides for public services appropriate to the development of the Site, and generally serves the public interest within the City of Chino Hills and the surrounding region.

            Q. The Project is phased with the completion of the Route 71 improvements. The California Department of Transportation is scheduled to complete construction of Route 71 in August of 1997, which is before the first commercial use on the Development Site is scheduled to open for business in November of 1997.

         2. Definitions. In this Agreement, unless the context otherwise requires:

            (a) "Applicable Rules" means the ordinances, rules, regulations, and official polices of the City, including any board, commission, or department of the City and any officer or employee of the City, in force as of the

            "Effective Date" (as hereinafter defined) governing zoning, development, density, permitted uses, growth management, environmental consideration, building codes, grading requirements, improvement and construction standards and specifications and design criteria applicable to development of the Project and the Site as modified by Section 6(b) of this Agreement. The Applicable Rules shall be kept on file at the City Clerk's office.
            (b) "Discretionary Actions: Discretionary Approvals" are actions which require the exercise of judgment or a decision, and which contemplate and authorize the imposition of revisions or conditions, by the City, including any board, commission, or department of the City and any officer or employee of the City, in the process of approving or disapproving a particular activity, as distinguished from an activity which merely requires the City, including any board, commission, or department of the City and any officer or employee of the City, to determine whether there has been compliance with applicable statutes, ordinances, regulations, or conditions of approval.

            (c) "Effective Date" is the effective date of this Agreement and shall be the date the ordinance approving this Agreement, as signed by the parties, is effective under Government Code Section 36937.

            (d) "Facility Benefit Assessment Fees" or "FBA" shall mean the fees imposed by the City pursuant to Ordinance No. 65.

            (e) "Facilities Development Fees" or "FDF" shall mean the fees imposed by the City pursuant to Ordinance No. 64.

            (f) "Final Parcel Map" is the final approved map for the project.

            (g) "Public Improvements" mean those public improvements set forth in Section 7 herein that the Developer agrees to construct and dedicate to the City, according to the terms of this Agreement, other agreements as indicated in Section 7 and the Project Approvals.

            (h) "Subsequent Applicable Rules" means the ordinances, rules, regulations, and official policies of the City including any board, commission or department of the City and any officer or employee of the City, as they may be adopted, operative after the Effective Date of this Agreement which, other than as provided for in this Agreement, would govern the zoning, development, building codes, grading requirements, improvement and construction standards, density, permitted uses, growth management, environmental considerations, and design criteria applicable to the Project and Site, except that the most recent editions of the Uniform Housing Code, Uniform Building Code, Uniform Plumbing Code, Uniform Mechanical Code, National Electrical Code, Uniform Fire Code and the "Greenbook" Standard

            Specifications for Public Works Construction in the forms adopted by the City subsequent to the Effective Date of this Agreement shall not be considered Subsequent Applicable Rules subject to Section 8(a) of this Agreement. The parties intend the development of the Project and the site to be subject to Subsequent Applicable Rules only to the extent permitted in Section 8(a) of this Agreement.

         3. Interest of Developer. The Developer represents to the City that, as of the Effective Date, it owns the Site in fee, subject to encumbrances, easements, covenants, conditions, restrictions, and other matters of record.

         4. Binding Effect. This Agreement, and all of the terms and conditions of this Agreement, shall run with the land comprising the Site and shall be binding upon and inure to the benefit of the Parties and their respective successors in interest.

         5. Negation of Agency. The Parties acknowledge that, in entering into and performing under this Agreement, each is acting as an independent entity and not as an agent of the other in any respect. Nothing contained herein or in any other document executed in connection herewith shall be construed as making the City and Developer joint venturers, partners or employer/employee.

         6. Development of the Site. The following specific restrictions shall govern the use and development of the Project and the Site:

            (a) "Permitted Uses." The Site may only be used for development of the Project.

            (b) "Development Standards." All design and development standards applicable to the development of the Site shall be in accordance with the Applicable Rules, the Project Approvals, the Project Conditions (as hereinafter defined) as amended or modified in the future by mutual consent, and any Subsequent Applicable Rules to the extent permitted in Section 8(a) of this Agreement. If there is a conflict between any of the Applicable Rules and Subsequent Applicable Rules to be applied, the City Council in its reasonable discretion, shall determine which shall apply.

            (c) "Applicable Project Conditions." The Applicable Project Conditions are those Project Conditions applicable to the Site that are set forth on Exhibit "C."

         7. Acknowledgments, Agreements and Assurances on the Part of the Developer. The Developer acknowledges and agrees that the exchanged consideration hereunder is fair, just and reasonable. Developer further acknowledges that the consideration is reasonably related to the type and extent of the impacts of the Project on the community and the Site, and further acknowledges that said consideration is necessary to mitigate the direct and indirect impacts caused by the development of the Project.

         In consideration of the foregoing and the City's assurances set out in
Section 8 below, Developer hereby agrees as follows:

            (a) Development of the Site. Developer will use its best and reasonable efforts, in accordance with customary and reasonable business judgment taking into consideration market conditions and other economic factors, to develop the Project on the Site in accordance with the terms and conditions of this Agreement, the Project Conditions, the Applicable Rules and any Subsequent Applicable Rules as hereinafter defined. Developer shall not be obligated to build any structures or otherwise develop the Site. Developer shall not be required to initiate or complete development of the Site within any specified period of time. However, the Developer agrees to provide the City with the right in its sole discretion, to approve or disapprove the retail uses located on fifty percent (50%) of the square footage of the floor area of buildings on the approved Site as shown on the approved Final Development Plan. In order to implement this section, the Developer shall submit each of the proposed retail uses to the City for its review and approval prior to entering into a lease or other legally binding agreement for the occupancy of a structure on the Site. If the City does not either accept or reject such submitted use within thirty (30) days, then such use will be deemed approved. When the City has approved uses for fifty percent (50%) of the total floor area of square footage of the structures planned on the Site, and such uses have been stocked and opened for business for at least one retail transaction consistent with the use approved by the City and subject to sales tax by the State of California has occurred, then this requirement shall be met and shall be deemed terminated. Nothing herein contained shall prevent Developer from leasing up to fifty percent (50%) of the floor area of buildings for uses not approved by City under this Section 7.

            (b) Easements. The Final Parcel Map shall describe and depict all easements including, but not limited to, public utilities, as are necessary to facilitate the construction or installation of the infrastructure itemized in Section 7(c) below and, by the recordation of such map, convey said easement to the City.

            (c) Project Conditions. Developer agrees to comply with and perform the Applicable Project Conditions subject to the Applicable Rules as modified to the extent noted in Section 8(a) of this Agreement.

         8. Acknowledgments, Agreements and Assurances on the Part of the City Regarding Vesting. The City acknowledges and agrees that Developer's faithful performance in developing the Project and the Site and in constructing and installing public improvements, making payments and complying with Applicable Rules will fulfill substantial public needs. The City acknowledges and agrees that there is good and valuable consideration to the City resulting from Developer's assurances and faithful performance thereof and the same is in balance with the benefits conferred by the City on the Project and the Developer by this Agreement. In order to effectuate the provisions of this Agreement, and in consideration for the Developer's obligation to carry out the covenants and conditions set forth in the preceding Section 7 of this Agreement, the City hereby agrees and assumes Developer that Developer will be permitted to carry out and complete the development of the Project within the Site, subject to the terms and conditions of this Agreement, the Applicable Project Conditions and the Applicable Rules. The City further agrees that:

            (a) Entitlement to Develop. The Developer is hereby granted the vested right to develop the Project on the Site to the extent and in the manner provided in this Agreement, subject to the Applicable Project Conditions, the Applicable Rules and, should the City make the findings set forth below in this Section 8(a), any Subsequent Applicable Rules. Subsequent Applicable Rules can bee applied to the Site by the City if and only if, after 10-day prior written notice is provided to the Developer and provided to the public pursuant to Government Code Section 65090, and after public hearing held by the City Council: (1) the City Council determines that the failure of the City to apply a Subsequent Applicable Rule will place residents of the City in a condition substantially dangerous to their health or safety, which condition cannot otherwise be mitigated in a reasonable manner and (2) such Subsequent Applicable Rule is applied consistently and evenly to all commercial developments in the City. Subsequent Applicable Rules with regard to FDF, FBA and administrative fees calculated solely to recover City administrative costs including, but not limited to, building permit fees and inspection fees imposed by the City and not otherwise restricted by the terms of this Agreement, may, notwithstanding the above, be imposed on Developer without the public hearing and the findings being made as set forth in this Section 8(a) as long as applied consistently and evenly to all commercial development in the City. Nothing in this Section or this Development Agreement is intended to prevent the City from adopting and amending certain Uniform Codes which are based on recommendations of a multi-state professional organization and which become applicable throughout the City - including the Project and Site subject to this Development Agreement and certain "Greenbook" Standard Specifications for Public Works Construction. Such Uniform Codes include, but are not limited to, the Uniform Housing Code, Uniform Building Code, Uniform Plumbing Code, Uniform Mechanical Code, National Electrical Code, and Uniform Fire Code.

            Finally, notwithstanding the above, the City shall not be permitted to increase the Facility Development Fees, Sewer Utility Connection Fees, Facility Benefit

            Assessment Fees, Water Capital Connection Fees and Building Permit Fees (collectively, "Fees") until twenty-four (24) months after the Effective Date of this Agreement. This twenty-four (24) month period shall be extended if litigation challenging the validity of this Agreement or any of the Project Approvals is brought by a third party not a party to this Agreement for the period from the commencement of such litigation until it is dismissed or final judgment is entered. In addition, this period shall be extended an additional six (six) months if four (4) of the six (6) large retail businesses designated as "major" or the Final Development Plan are constructed as established by the issuance of certificates of occupancy. Finally, in addition to the extensions already provided in this section, the City may extend this provision restricting Fee increases for up to four (4) years in its dole discretion.

            (b) Consistency With Applicable Rules. The following Applicable Rules are modified as set forth below for the development of the Project on the Site.

                  (1) The Community Development Director shall have the discretion to approve PD Revisions in order to implement subsequent Discretionary Actions described in Section 8(c) below. However, this provision shall not be construed to prevent the Community Development Director from referring PD Revisions to the Planning Commission or City Council at his sole discretion.

            All other Applicable Rules shall remain in full force and effect.

            (c) Subsequent Discretionary Actions. With respect to any Discretionary Action or Discretionary Approval that is or may be required subsequent to the execution of this Agreement including, without limitation, final development plans, conditional use permits, lot line adjustments and parcel maps, the City agrees that it will not unreasonably withhold from Developer or unreasonably condition or delay any such Discretionary Action or Discretionary Approval which must be issued by the City in order for the development of the Project to proceed as long as such requested approval is substantially consistent with the Applicable Rules, Project Approvals and this Agreement.

         9. [Intentionally left blank.]

         10. Liens and Credits.

            A. Reassessment District of 1994 Lien. Concurrently with or following the conveyance of a portion of the Development Site pursuant to a purchase and sale agreement between The Price Company and Lennar Rolling Ridge, Inc. ("Price Acquisition") whereby The Price Company purchases the property identified as the Site ("Price Parcel") in that certain Development Agreement between the City and Lennar Rolling Ridge, Inc. entered into concurrently herewith ("Price Agreement"), and in consideration for the Developer's obligation to carry out the covenants and conditions set forth in Section 7 of this agreement, and only in connection with the actual conveyance of the Site to an assignee whose assignment was made in compliance with the terms and conditions of
            Section 32 of this Agreement, the City shall cause to be satisfied and discharged through escrow, on behalf of the Developer, from funds allocated for that purpose from the FDF Program, any remaining Reassessment District of 1994 lien on the Site, which is currently estimated to be $352,001.21. This amount may change based upon the future annual assessments paid by Developer on the Site, if any.

            B. FDF and FBA Credits. The Developer is entitled to credits against the FDF and the FBA in an amount equal to the prior years' principal and interest payments for Assessment Districts 86-1 and 87-1 and for principal payments only for Reassessment District 1994 and as provided in that certain Reimbursement Agreement Enclave 4 between the County of San Bernardino and Rolling Ridge Estates Partners dated August 3, 1987, as amended by the City and Developer as the Successors to the County of San Bernardino and Rolling Ridge Estates Partners. This amount may change based on future annual assessments paid by the Developer, if any. The City agrees that Six Hundred Eighty-Seven Thousand Eight Hundred Thirty-Five Dollars and Twenty Cents ($687,835.20) of credits will be applied against FDF and FBA for the Site; such amount will be calculated for a total of 11.68 acres.

         11. Cooperation and Implementation. The City agrees that it will cooperate with Developer to the fullest extent reasonable and feasible to implement this Agreement. Developer shall, in a timely manner, provide the City with all documents, plans, and other information necessary for the City to carry out its obligations under this Agreement.

         12. Review of Compliance.

            (a) Periodic Review. The City Manager of City shall review this Agreement annually, on or before the anniversary of the Effective Date, in accordance with the procedure and standards set forth in this Agreement in order to ascertain compliance by the Developer with the terms of this Agreement.

            (b) Special Review. The City Council or the City Manager of the City may order a special review of compliance with this Agreement at any time. The City Manager shall conduct such special reviews.

            (c) Procedure. During either a periodic review or a special review, the Developer shall be required to demonstrate good faith compliance with the terms of this Agreement. The burden of proof on this issue shall be on the Developer. The parties acknowledge that failure by the Developer to demonstrate good faith compliance shall constitute grounds for termination or modification of this Agreement pursuant to Section 13 of this Agreement in accordance with Government
            Code Section 65865.1.

            (d) Notice of Default. If, on the basis of review of this Agreement, the City Manager concludes that the Developer has not complied in good faith with the terms of this Agreement, then the City Manager may issue a written "Notice of Non-Compliance" specifying the grounds therefor and all facts demonstrating such non-compliance. The Developer's failure to cure the alleged non-compliance within thirty (30) days after said notice is effective as determined by
            Section 18 below, or, if the nature of the default is such that it cannot be cured within thirty (30) days, failure to commence cure of default and diligently proceed to complete such cure with thirty
            (30) days of the effective date of said notice, shall constitute a default under this Agreement, subject to possible modification or termination of this Agreement as provided in Section 13 below.

         13. Proceedings Upon Modification or Termination. If the City determines to proceed with modification or termination of this Agreement following compliance with Section 12 above, the City shall give thirty (30) days prior written notice to the Developer of its intention to modify or terminate this Agreement and comply with the notice and public hearing requirements of Government Code Sections 65867 and 65868. Said notice to Developer shall set forth the noncompliance with terms and/or conditions of this Agreement then alleged and shall include a copy of any staff report explaining such alleged noncompliance. At the time and place set for the hearing on termination, the Developer shall be given an opportunity to be heard. If the City Council finds, based upon substantial evidence, that the Developer has not reasonably complied in good faith with the terms or conditions of this Agreement, the City Council may modify or terminate this Agreement.

         14. Modification, Amendment, or Cancellation. Subject to the notice and hearing requirements of Section 65867 of the Government Code, this Agreement may be modified or amended or canceled, in whole or in part, from time to time by mutual consent of the Parties in interest in accordance with the provisions of
Section 65868 of the Government Code.

         15. Term of Agreement.

            (a) This Agreement shall commence upon the Effective Date. This Agreement shall remain in effect for a term of fifteen (15) years from the Effective Date, unless said term is terminated, canceled, modified, or extended by circumstance set forth in this Agreement or by mutual consent of the parties hereto.

            (b) Following the expiration of the term of this Agreement, this Agreement shall be deemed terminated and of no further force and effect; provided, such termination shall not automatically affect any right of the City or Developer arising from Project Approvals on the Site prior to the expiration of the term of this Agreement and arising from the duties of the Parties as prescribed in this Agreement.

         16. Remedies for Default. It is acknowledged by the Parties that the City would not have entered into this Agreement if it were to have unlimited liability and damages under this Agreement, or with respect to this Agreement, or the application thereof. The Parties agree and recognize that, as a practical matter, it will not be possible physically, financially, and as a matter of land use planning, to restore the Site to its prior state once the construction is commenced. Moreover, Developer has invested a considerable amount of time and financial resources in planning the location, intensity of use, improvements and structures for the development of the Site.

         For these reasons, the Parties agree that it will not be possible to determine an amount of monetary damages which would adequately compensate either of the Parties. Therefore, the Parties agree that monetary damages will not be an adequate remedy for either Party should the other fail to perform its duties under this Agreement. The Developer's remedies under this Agreement shall be limited to the right to specifically enforce the terms of this Agreement and to be awarded attorney's fees as provided for in Section 25. The City's remedies under this Agreement shall also be limited to the right to specifically enforce the terms of this Agreement and to be awarded attorney's fees as provided for in
Section 25. If the Developer fails to make any payment or complete any other act or performance specified in this Agreement and to be awarded attorney's fees as provided for in Section 25. If the Developer fails to make any payment or complete any other act or performance specified in this Agreement in a reasonable manner, the Developer shall have no further right or entitlement to any building permits or certificates of occupancy for any portion of the site until the default has been cured. The Parties recognize that this section may result in the limitation or cessation of the rights otherwise conferred by this Agreement upon the Developer, including any of the Developer's successors in interest or assigns.

         17. Administration of Agreement and Resolution of Disputes. All decisions by the City Staff concerning the interpretation and administration of this Agreement and the Project which are the subject hereof are appealable to the City Council and all such decisions by the City Council shall be final. However, such decisions of the City Council and all such decisions by the City Council shall be final. However, such decisions of the City Council shall also be subject to judicial review pursuant to Code of Civil Procedure Section 1094.5, so long as such action is filed in a court of competent jurisdiction not later than 90 days following the date on which the City's decision becomes final pursuant to Code of Civil Procedure Section 1094.6(b).

         18. Notices. All notices under this Agreement shall be in writing and shall be effective when personally delivered or upon the third day after deposit in the United States mail as registered or certified mail, postage prepaid, return receipt requested, to the following representatives of the Parties at the addresses indicated below:

         If to City:       City of Chino Hills
                           Attention: City Clerk
                           2001 Grand Avenue
                           Chino Hills, CA 91709
                           Telecopier No. (909) 590-5646

         With a Copy to:   Mark D. Hensley, Esq.
                           Burke, Williams & Sorensen
                           611 West Sixth Street
                           25th Floor
                           Los Angeles, CA 90017
                           Telecopier No. (213) 236-2844

         If to Developer:  Lennar Rolling Ridge, Inc.
                           23333 Avenida La Caza
                           Coto de Caza, California 92679
                           Attention: Emile Haddad
                           President, California Land Division
                           Telecopier No. (714) 858-2799

         With a Copy to:   Samuels & Steel, LLP
                           18881 Von Karman Avenue
                           Suite 1400
                           Irvine, California 92612
                           Attention: Herbert N. Samuels, Esq.
                           Telecopier No. (714) 224-0141

Delivery of any notice shall be deemed made on the date of actual delivery thereof to the address of the addressee, if personally delivered, and on the date indicated in the return receipt or courier's records as the date of delivery or first attempted delivery to the address of the addressee, if sent by mail or courier. Notice may also be given by telecopier to any party having a telecopier machine compatible with the telecopier machine of the party sending the notice. Any notice given by telecopier shall be deemed delivered when received by the telecopier machine of the receiving party if received before 5:00 p.m. (Pacific Time) on the business day received, or if received after 5:00 p.m. (Pacific Time) or on a day other than a business day (i.e., a Saturday, Sunday, or legal holiday), then such notice shall be deemed delivered on the next following business day. The transmittal confirmation receipt produced by the telecopier machine of the sending party shall be prima facie evidence of such receipt. Any party may change its address or telecopier number for notice purposes by giving notice to the other party.

         19. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, or if any provision of this Agreement is superseded or rendered unenforceable according to any law which becomes effective after the Effective Date, the remainder of this Agreement shall be effective to the extent the remaining provisions are not rendered impractical to perform, taking into consideration the purposes of this Agreement.

         20. Time of Essence. Time is of the essence for each provision of this Agreement of which time is an element.

         21. Force Majeure. In the event of unavoidable delays due to changes in local, state or federal laws or regulations, floods, strikes, inability to obtain materials, civil commotion, fire, acts of God, litigation challenging the validity of this Agreement or any of the Project Approvals brought by a third party not a party to this Agreement, or other circumstances which substantially interfere with carrying out the Project as approved by the City in its sole discretion, which are not due to actions of Developer and are beyond its reasonable control, all time requirements in this Agreement shall be extended by the time of such delay.

         22. Waiver. No waiver of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the Party against whom enforcement of a waiver is sought.

         23. Constructive Notice and Acceptance. Every person, who, now or hereafter, owns or acquires any right, title or interest in or to any portion of the Site is, and shall be, conclusively deemed to have consented and agreed to every provision contained herein, whether or not any reference to this Agreement is contained in the instrument by which such person acquired an interest in the Site.

         24. No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the Parties and their successors in interest and assigns. No other person shall have any right of action based upon any provision of this Agreement.

         25. Attorney's Fees. If either Party commences any action for the interpretation, enforcement, termination, cancellation, or rescission of this Agreement, or for specific performance for the breach hereof, the prevailing party shall be entitled to its reasonable attorney's fees, litigation expenses and costs.

         26. Mortgage Protection. Whenever City delivers any notice to Developer with respect to any default by Developer, City shall at the same time deliver to each holder of record of any deed of trust on the Property (the "Financier") a copy of such notice, provided that the Financier has given prior written notice of its name and address to City and the notice makes specific reference to this Section.

         Each Financier that has given prior notice to City pursuant to this section shall have the right, at its option and insofar as the rights of City are concerned, to cure any such default within fifteen (15) days after the receipt of the notice from City. If such default cannot be cured within such time period, the Financier shall have such additional period as may be reasonably required to cure the same, provided that the Financier delivers written notice to City of its intention to cure and commences the cure within fifteen (15) days after receipt of the notice from City and thereafter diligently prosecutes the same to completion. The City shall not terminate this Agreement by reason of Developer's default without allowing the Financier to cure the same as specified herein.

         Notwithstanding any cure by Financier, this Agreement shall be binding and effective against the Financier and any owner of the Site, or any part thereof, whose title thereto is acquired by foreclosure, trustee sale or otherwise.

         27. Estoppel Certificate. Either Developer or City may, at any time and from time to time, deliver written notice to the other Party requesting that such Party certify in writing that, to the knowledge of the certifying party, (i) this Agreement is in full force and effect and a binding obligation of the Parties, (ii) this Agreement has not been amended, or if amended, the identify of each amendment, and (iii) the requesting Party is not in default under this Agreement, or if in default, a description of each such default. The Party receiving a request hereunder shall execute and return such certificate within thirty (30) days following receipt thereof. City acknowledges that a certificate hereunder may be relied upon by successors in interest to Developer and holders of record of deeds of trust on the Property.

         28. Certificate of Completion

         (a) The City shall furnish the Developer with a Certificate of Completion for all or a portion of the completed items of the construction and development of the Site and for any Applicable Project Conditions upon written request therefor by the Developer. The City shall not unreasonably withhold a Certificate of Completion. Such Certificate of Completion shall be a conclusive determination of satisfactory completion of the construction required by this Agreement upon the Site or any Applicable Project Conditions and the Certificate of Completion shall so state. The Certificate of Completion shall be in such form as to permit it to be recorded in the Recorder's Office of San Bernardino County. After recordation of the Certificate of Completion, any party then owning or thereafter purchasing, leasing or otherwise acquiring any interest therein shall not (because of such ownership, purchase, lease or acquisition), incur any obligation pursuant to this Agreement for the initial construction of the improvements.

         (b) If the City refuses or fails to furnish the Certificate of Completion, after written request from the Developer, the City shall, within fifteen (15) days of written request therefor, provide the Developer with a written statement of the reasons the City refused or failed to furnish a Certificate of Completion. The statement shall also contain City's opinion of the actions the Developer must take to obtain a Certificate of Completion.
The statement shall also contain City's opinion of the actions the Developer must take to obtain a Certificate of Completion. If the reason for such refusal is confined to the immediate availability of specific items of materials for construction or landscaping, the City shall issue its Certificate of Completion upon the posting of a bond by the Developer with the City in an amount representing the fair value of the work not yet completed. If the City shall have failed to provide such written statement within said fifteen (15) day period, the Developer shall be deemed entitled to the Certificate of Completion.

         (c) Such Certificate of Completion shall not constitute evidence of compliance with or satisfaction of any obligation of the Developer to any holder of any deed of trust securing money loaned to finance the improvements, or any part thereof. Such Certificate of Completion is not a notice of completion as referred to in the California Civil Code, Section 3093.

         29. Incorporation of Exhibits. The following Exhibits are part of this Agreement and each of which is incorporated herein by this reference:

         Exhibit No. A     Legal Description of Site
         Exhibit No. B     Project Conditions
         Exhibit No. C     Applicable Project Conditions
         Exhibit No. D     [Intentionally left blank]
         Exhibit No. E     Assumption Agreement Form

         30. Entire Agreement: Conflicts. This Agreement represents the entire agreement of the parties. Should any or all of the provisions of this Agreement be found to be in conflict with any other provisions found in the Project Approvals, Applicable Rules, or Subsequent Applicable Rules, then the provision(s) of this Agreement shall prevail.

         31. Indemnity. Developer shall indemnify, protect, defend, and hold harmless, the City, and any agency or instrumentality thereof, and its elected and appointed officials, officers, employees and agents from and against, any and all liabilities, claims, actions, causes of action, proceedings, suits, damages, judgments, liens, levies, costs and expenses of whatever nature, including reasonable attorneys' fees and disbursements (collectively, "Claims") arising out of or in any way relating to this Agreement, the Project, any Discretionary Actions related to the development of the Site (including the Project Approvals) or the environmental review conducted under CEQA, the Site CEQA Guidelines or the Local CEQA Guidelines for the Project (excepting any Claims arising out of City's default under this Agreement). If any legal or equitable action or other proceedings is brought by any third party, including any governmental entity or official, challenging the validity of any provision of this Agreement or any action taken or decision made hereunder, the Parties shall cooperate in defending such action or proceeding. If City fails to cooperate in the defense, Developer shall not thereafter be responsible to defend, indemnify, protect, defend, or hold harmless City. City may in its discretion participate in the defense of any such claim, action, or proceeding.

         32. Right to Assign. Developer shall have the right to sell or transfer the Property (provided that no such partial transfer shall violate the Subdivision Map Act, Government Code Section 66410 et seq.) to any person, partnership, joint venture, firm, or corporation at any time during the term of this Development Agreement; provided, however, that any such sale, transfer, or assignment shall include the assignment and assumption of the rights, duties, and obligations arising under or from this Development Agreement and be made in strict compliance with the following conditions precedent:

            (a) No sale, transfer, or assignment of any right or interest under this Development Agreement shall be made unless made together with the sale, transfer, or assignment of all or a part of the Property. Developer agrees to provide specific notice of this Agreement in any grant deed or other document purporting to transfer the title or an interest in the Property during the term of this Agreement or any extension thereof.

            (b) The Developer shall notify City, in writing, of such sale, transfer, or assignment and shall provide City with an executed agreement by the purchaser, transferee, or assignee and providing therein that the purchaser, transferee, or assignee expressly and unconditionally accepts the Property subject to this Development Agreement.

Any sale, transfer, or assignment not made in strict compliance with the foregoing conditions shall constitute a default by the Developer under this Agreement. Notwithstanding the failure of any purchaser, transferee, or assignee to execute the agreement required by Section 32(b), the burdens of this Agreement shall be binding upon such purchaser, transferee, or assignee, but the benefits of this Agreement shall not inure to such purchaser, transferee, or assignee until and unless such agreement is executed.

         33. Release of Transferring Developer. Notwithstanding any sale, transfer, or assignment, a transferring Developer shall continue to be obligated under this Agreement unless such Transferring Developer is given a release in writing by City, which release shall be provided by City upon the full satisfaction by such transferring Developer of ALL of the following conditions

            (a) The Developer no longer has a legal interest in all or any part of the Site except as a beneficiary under a deed of trust.

            (b) The Developer is not then in default under this Agreement.

            (c) The Developer or purchaser has provided City with the notice and executed agreement required under Section 32 above.

            (d) The purchaser, transferee, or assignee provides City with security equivalent to any security previously provided by Developer to secure performance of its obligations hereunder.

            (e) The Developer has reimbursed City for any and all City costs associated with Developer's transfer of all or a portion of the Site.

            (f) The Developer shall provide City with an executed agreement, in a form attached hereto as Exhibit "E" and incorporated herein by this reference in which the purchaser, transferee or assignee assumes all the duties and obligations of the Developer under this Agreement.

         34. Subsequent Assignment. Any subsequent sale, transfer, or assignment after an initial sale, transfer, or assignment shall be made only in accordance with and subject to the terms and conditions of Section 32.

         IN WITNESS WHEREOF, the Parties have each executed this Agreement of the date first written above.

                                       CITY OF CHINO HILLS

                                       By: /s/ James S. Thalman
                                          ---------------------------
                                               James S. Thalman
                                               Mayor

                                       ATTEST:

                                       /s/ Linda D. Ruth
                                       ------------------------------
                                           Linda D. Ruth
                                           City Clerk


                                       APPROVED AS TO FORM:

                                       /s/ Mark D. Hensley
                                       ------------------------------
                                           Mark D. Hensley
                                           City Attorney

                                       LENNAR ROLLING RIDGE, INC.

                                       By: /s/ Emile Haddad
                                       ----------------------------
                                               Emile Haddad
                                               Vice President

                                       By: /s/ Theresa Pointon
                                       ----------------------------
                                               Theresa Pointon
                                               Asst. Secretary

                           ALL-PURPOSE ACKNOWLEDGMENT

State of California )
County of Orange    )

On March 15, 1997, before me, Dee Baker Notary Public, personally appeared Emile K. Haddad & Theresa Pointon

[X]     personally know to me -OR-
[ ] proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

        Witness my hand and official seal.

[SEAL]
                                       Dee Baker
                                       ----------------------------------
                                       SIGNATURE OF NOTARY

                          CAPACITY CLAIMED
                             BY SIGNER

[ ]   INDIVIDUAL(S)
[ ]   OFFICERS(S) TITLE(S):
      Vice President & Asst. Secretary
      --------------------------------
[ ]   PARTNER(S)
[ ]   ATTORNEY-IN-FACT
[ ]   TRUSTEE(S)
[ ]   SUBSCRIBING WITNESS
[ ]   GUARDIAN/CONSERVATOR
[ ]   OTHER: ____________________
___   Chairperson _______________
_________________________________

SIGNER IS REPRESENTING:
Name of person(s) or entity(ies):
_________________________________
_________________________________

ALL-PURPOSE ACKNOWLEDGMENT

State of California     )
County of San Bernardino)

On April 22, 1997, before me, Marisa Somenzi, personally appeared James S. Thalman & Linda D. Ruth

[X]      personally know to me -OR-

[ ] proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

         Witness my hand and official seal.


                                        /s/ Marisa Somenzi
                                        -------------------------------
                                        SIGNATURE OF NOTARY


[seal]
                              CAPACITY CLAIMED
                                 BY SIGNER

[ ]    INDIVIDUAL(S)
[X]    OFFICERS(S) TITLE(S):
       Mayor & City Clerk
       -------------------------
[ ]    PARTNER(S)
[ ]    ATTORNEY-IN-FACT
[ ]    TRUSTEE(S)
[ ]    SUBSCRIBING WITNESS
[ ]    GUARDIAN/CONSERVATOR
[ ]    OTHER: ___________________

___    Chairperson ______________
_________________________________

SIGNER IS REPRESENTING:
Name of person(s) or entity(ies):
_________________________________
_________________________________

                           ALL-PURPOSE ACKNOWLEDGMENT

State of California            )
County of _______________      )

On _________________, 1997, before me,___________________________, personally appeared ___________________

[ ]      personally know to me -OR-
[ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.

                              ______________________________
                              SIGNATURE OF NOTARY


                              CAPACITY CLAIMED
                                  BY SIGNER

[ ]    INDIVIDUAL(S)
[ ]    OFFICERS(S) TITLE(S):
[ ]    PARTNER(S)
[ ]    ATTORNEY-IN-FACT
[ ]    TRUSTEE(S)
[ ]    SUBSCRIBING WITNESS
[ ]    GUARDIAN/CONSERVATOR
[ ]    OTHER: ___________________
___    Chairperson ______________
_________________________________

SIGNER IS REPRESENTING:
Name of person(s) or entity(ies):
_________________________________
_________________________________

                                   EXHIBIT A
                           LEGAL DESCRIPTION OF SITE

                                   PARCEL #6

THAT PORTION OF PARCEL 4 OF PARCEL MAP 10048 IN THE CITY OF CHINO HILLS, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA AS PER MAP RECORDED IN PARCEL MAP BOOK 120, PAGES 5-7 INCLUSIVE, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHEASTERLY LINE OF SAID PARCEL 4, SAID POINT BEING THE EASTERLY TERMINUS OF A CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 1100.00 FEET, A RADIAL TO SAID POINT BEARS SOUTH 40DEG.29'50" EAST; THENCE WESTERLY, ALONG SAID CURVE, AND ALONG SAID SOUTHEASTERLY LINE THROUGH A CENTRAL ANGLE OF 39DEG.33'47" AN ARC DISTANCE OF 759.56 FEET; THENCE NORTH 25DEG.45'50" WEST 286.10 FEET; THENCE NORTH 52DEG.26'01" EAST 1011.31 FEET; THENCE SOUTH 45DEG.36'20" EAST 160.10 FEET; THENCE SOUTH 56DEG.29'32" EAST
353.32 FEET; THENCE SOUTH 50DEG.17'22" WEST 269.59 FEET TO THE BEGINNING OF A NONTANGENT 1500.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY, A RADIAL TO SAID CURVE BEARS SOUTH 40DEG.02'05" EAST, THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 8DEG.28'49" AN ARC DISTANCE OF 222.01 FEET TO A BEGINNING OF A REVERSE 20.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY ALSO BEING A POINT ON SAID SOUTHEASTERLY LINE OF PARCEL 4, A RADIAL TO SAID POINT BEARS NORTH 31DEG.33' 16" WEST, THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 8DEG.56'34" AN ARC DISTANCE OF 3.12 FEET TO THE POINT OF BEGINNING.

                                Sheet 1 of 2

        [EXHIBIT TO ACCOMPANY LEGAL DESCRIPTION OVER PARCEL 6 OF
           TENTATIVE PARCEL MAP NO. 14996 CITY OF CHINO HILLS]

                                   EXHIBIT B

                               PROJECT CONDITIONS

The conditions of approval attached to the Project Approvals and the conditions to the proposed Final Development Plan approved in concept by the City Council on March 3, 1997 relating to the Site are hereby incorporated into this Exhibit B and this Agreement by this Reference. Such Project Conditions are the Project Conditions to which Exhibit "C" of this Agreement makes reference when specifying which of such Project Conditions are the "Applicable Project Conditions."

                                  EXHIBIT "C"

                         APPLICABLE PROJECT CONDITIONS
                                (Option Parcel)

         These portions of all of the Conditions of Approval that are "Applicable Project Conditions" are:

I. Preliminary Development Plan Amendment No. 96-01 to the Rolling Ridge Estates Planned Unit Development (PD17-127)

            Conditions No. 23, 24, 25, 33, 34, 37, 38, 40, 53, 54, 58, 61, 62,
            63, 66, 72, 74, 77, 78, 79, 81-84, 90, 96, 97, 101, 102, G2, G3, G5,
            G6, G8, G10, H3, A1, A3, B3, N6, V2, V3, E1, E3, E4-E13.

II.      Final Development Plan

Conditions No. 1, 2, 3, 4, 5-11, 13-18, 20-35, 37, 38, 41, 42.

III.     Tentative Parcel Map No. 14995

Conditions No. 2, 3, 4, 6, 7, 10-13, 24-29, 31, 35-43, 45-50.

                                   EXHIBIT D

                           [INTENTIONALLY LEFT BLANK]

                                   EXHIBIT E

[Recording Information]

                                     [FORM]

                              ASSUMPTION AGREEMENT
                     BY AND BETWEEN THE CITY OF CHINO HILLS
                                AND [DEVELOPER]

         This Assumption Agreement ("Agreement") is made this ___ day of ______, 1997 by and between the City of Chino Hills, a general law city in the State of California ("City") and [Transferee, Purchaser or Assignee], a _________ (the "Transferee"). In consideration of the mutual covenants and agreements contained in this Agreement, the City and Transferee agree as follows:

         1.       Recitals

         This Agreement is made with respect to the following facts and for the following purposes, each of which is acknowledged as true and correct by the parties:

         A. The City and Lennar Rolling Redge, Inc. ("Developer") entered into Development Agreement, adopted by Ordinance No.___ on ______ ("Development Agreement") with respect to the Site as that term is legally described in Exhibit A attached hereto and incorporated herein by this reference.

         B. Developer no longer has a legal interest in all or any part of the Site if applicable: [except as a beneficiary under a deed of trust].

         C. The Developer is not in default of the Development Agreement.

         D. The City has been provided a notice and an executed agreement required under Section 32 of the Development Agreement.

         [If applicable: E. The Transferee has provided the City with security previously provided by Developer to secure performance of its obligations under the Development Agreement.]

         F. The Developer has reimbursed City for any and all City costs associated with Developer's transfer of all or a portion of the Site.

         2. The Transferee hereby agrees to assume all of the duties and obligations of the Developer under the Development Agreement.

         3. The Developer is released from its duties and obligations under the Development Agreement pursuant to Section 33 of the Development Agreement.

         IN WITNESS WHEREOF, the parties have each executed this Agreement on the date first written above.

                              CITY OF CHINO HILLS


                              By
                                ----------------------------------------
                                Mayor


                              ATTEST:


                              ------------------------------------------
                              City Clerk


                              APPROVED AS TO FORM:


                              ------------------------------------------
                              City Attorney


                              [TRANSFEREE]
                              By
                                ----------------------------------------
                                  President


                              By
                                ----------------------------------------
                                  Secretary

                              [Acknowledgments Executed and Attached]

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Costco Companies, Inc.                                   [STAMP]
999 Lake Drive
Issaquah, Washington 98027

Attn: Corporate Counsel

--------------------------------------------------------------------------------
                                             Space Above for Recorder's Use Only




                     CONSTRUCTION, OPERATION AND RECIPROCAL
                               EASEMENT AGREEMENT

                                 By and Between
                          LENNAR ROLLING RIDGE, INC.,
                            a California corporation

                                      and

                          Costco Wholesale Corporation
                            a Washington corporation

Location of Property
Chino Hills, California

                     CONSTRUCTION, OPERATION AND RECIPROCAL
                              EASEMENT AGREEMENT
                               TABLE OF CONTENTS

                                                                         Page(s)
ARTICLE I         DEFINITIONS...............................................   2
         1.1.     DEFINITIONS...............................................   2

ARTICLE II        CONSTRUCTION OBLIGATIONS..................................   9
         2.1.     Developer Construction....................................   9
         2.2.     Costco Construction.......................................  10
         2.3.     Developer Plans and Specifications........................  10
         2.4.     Costco Plans and Specifications...........................  11
         2.5.     Interference by Construction..............................  12
         2.6.     Construction Indemnities..................................  13
         2.7.     Cost of Construction......................................  13
         2.8.     Signs.....................................................  13
         2.9.     Staging and Storage Areas.................................  15

ARTICLE III       EASEMENTS.................................................  16
         3.1.     Easements.................................................  16
         3.2.     Unimpeded Access Between Parcels..........................  21
         3.3.     Use by Permittees.........................................  21
         3.4.     Unauthorized Use and Closure of Common Area...............  22
         3.5.     Prohibition Against Granting Easements....................  22
         3.6.     Present Easements to Future Development Parcel............  22

ARTICLE IV        PROJECT DEVELOPMENT RESTRICTIONS..........................  23
         4.1.     Building Area.............................................  23
         4.2.     Common Area...............................................  23
         4.3.     Separate Operation........................................  23
         4.4.     Parking Ratio and Standards...............................  23
         4.5.     Building Height Limitations...............................  25
         4.6.     Certain Setbacks..........................................  25
         4.7.     Drive-Up Stacking.........................................  26

ARTICLE V.        USE RESTRICTIONS..........................................  26
         5.1.     Use in General............................................  26
         5.2.     Prohibited Uses...........................................  26
         5.3.     Non-Interference with Common Area.........................  30
         5.4.     Exclusive Use.............................................  31

ARTICLE VI        MAINTENANCE OF IMPROVEMENTS...............................  32
         6.1.     Maintenance of Buildings..................................  32
         6.2.     Maintenance of Common Area................................  32
         6.3.     Certain Maintenance Responsibilities......................  32
         6.4.     Common Utility Lines and Lettered Parcels.................  33

ARTICLE VII       DAMAGE TO IMPROVEMENTS....................................  34
         7.1.     Restoration of Common Area................................  34
         7.2.     Restoration of Buildings..................................  35
         7.3.     Clearing of Premises......................................  35

ARTICLE VIII      EMINENT DOMAIN............................................  36

ARTICLE IX        GENERAL PROVISIONS........................................  36
         9.1.     Realty Taxes and Assessments..............................  36
         9.2.     Indemnification...........................................  36
         9.3.     Liability Insurance.......................................  37
         9.4.     Blanket Insurance.........................................  37
         9.5.     Release and Waiver of Subrogation.........................  37
         9.6.     Ownership of Lettered Parcels.............................  37

ARTICLE X         REMEDIES..................................................  38
         10.1.    Legal Action Generally....................................  38
         10.2.    Injunctive and Declaratory Relief.........................  38
         10.3.    Owner's Right to Cure or Abate............................  38
         10.4.    Lien......................................................  39
         10.5.    Personal Obligation.......................................  40
         10.6.    Remedies Cumulative.......................................  40

ARTICLE XI        MISCELLANEOUS.............................................  40
         11.1.    Notices...................................................  40
         11.2.    Binding Effect............................................  41
         11.3.    Attorneys' Fees...........................................  41
         11.4.    Breach Shall Not Permit Termination.......................  41
         11.5.    Breach-Effect on Mortgagee and Right to Cure..............  42
         11.6.    Effect on Third Parties...................................  42
         11.7.    No Partnership............................................  42
         11.8.    Modification..............................................  42
         11.9.    Severability..............................................  43
         11.10.   Governing Law.............................................  43
         11.11.   Terminology...............................................  43
         11.12.   Counterparts..............................................  43
         11.13.   Captions..................................................  43
         11.14.   Consent...................................................  43
         11.15.   Estoppel Certificate......................................  43
         11.16.   Not A Public Dedication...................................  44
         11.17.   Release...................................................  44
         11.18.   Time of Essence...........................................  44
         11.19.   Entire Agreement..........................................  44
         11.20.   Excuse for Non-Performance................................  45
         11.21.   Mechanics' Liens..........................................  45
         11.22.   Duration..................................................  45
         11.23.   Waiver of Default.........................................  45
         11.24.   Future Annexation.........................................  46
         11.25.   Exhibits..................................................  47

                                                         Page of First Reference

Exhibit "A" =     Parcel Map................................................   1
Exhibit "B" =     Site Plan.................................................   7
Exhibit "C" =     Permanent Access and Utility Easements....................  16

                     CONSTRUCTION, OPERATION AND RECIPROCAL
                               EASEMENT AGREEMENT

                                 By and Between
                          LENNAR ROLLING RIDGE, INC.,
                            a California corporation

                                      and

                          Costco Wholesale Corporation
                            a Washington corporation

Location of Property
Chino Hills, California

CONSTRUCTION, OPERATION AND RECIPROCAL
EASEMENT AGREEMENT
TABLE OF CONTENTS

           CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT
                           (Chino Hills, California)

         This Construction, Operation and Reciprocal Easement Agreement is made and entered into as of this 2nd day of July, 1997, by and between Lennar Rolling Ridge, Inc., a California corporation ("Developer"), and Costco Wholesale Corporation, a Washington corporation ("Costco").

                                   RECITALS;

         A. Developer is the owner of that certain real property, referred to herein as the "Developer Parcels", located in the City of Chino Hills, County of San Bernardino, State of California. The Developer Parcels are designated as Parcels 1, 4 and 5, according to Parcel Map No. 14996 (the "Parcel Map"), on file in the Official Records of San Bernardino County, State of California (the "Recorder's Office"), a copy of which is attached hereto as Exhibit "A" and is incorporated herein by this reference. Developer is also the Owner of Parcel 6 of the Parcel Map (the "Future Development Parcel") which may be annexed to the Shopping Center for all purposes in the future as further provided below and which will, in any event; be benefitted and burdened by certain specified rights and obligations hereunder whether or not said Future Development Parcel is annexed to the Shopping Center for all purposes.

         B. Costco is the owner of that certain real property located in the City of Chino Hills, County of San Bernardino, State of California, designated as Parcels 2 and 3 of the Parcel Map and collectively referred to herein as the "Costco Parcel".

         C. Developer intends to construct certain buildings on the Developer Parcels and to construct certain "Common Area" improvements on the Developer Parcels, all in accordance with the provisions and limitations contained herein.

         D. Costco intends to construct certain buildings on the Costco Parcel and to construct certain Common Area improvements on the Costco Parcel, all in accordance with the provisions and limitations contained herein.

         E. Costco is also the owner of Parcel B under the Parcel Map and Developer is the owner of Parcels A, C and D of the Parcel Map, which parcels (the "Lettered Parcels") comprise non-buildable slope areas. As further provided below, the parties desire to share the cost of maintaining said lettered parcels among parcels 1, 2, 3, 4, 5 and 6 of the Parcel Map.

         F. The parties hereto recognize that for the optimum development and operation of the "Project" it is necessary that they agree to certain matters, including, but not limited to, matters relating to the construction and maintenance of facilities on, and the use and restrictions on the use of, their respective Parcels, and that in the absence of such agreements neither party hereto would be willing to undertake the development or operation of their respective Parcels, and the parties desire that all Persons who acquire portions of the Project shall take subject to this Agreement in order that the development and operation of the Project will be in conformity herewith. Accordingly, Developer and Costco intend to establish certain reciprocal easements, covenants and conditions with respect to their Parcels.

                                   ARTICLE I

                                  DEFINITIONS

         1.1. Definitions.

         (a) "Agreement" or "REA" shall mean this Construction, Operation and Reciprocal Easement Agreement, as may from time to time be amended.

         (b) "Building" or "Buildings" or "Store" or "Stores" shall mean the building(s) on each Parcel.

         (c) "Building Area" shall (subject to the limitations referenced in this subsection) mean the limited portions of the Project ("Envelope Areas") designated by "building limit lines" on the "Site Plan" (as defined below). The Owners acknowledge that the Site Plan depicts the particular building footprints approved by the City under the current "Final Development Plan" and that the construction of any buildings outside of those footprints may require approval of the City. Subject to any required City approvals, however, and compliance with the other terms and conditions of this Agreement, the Envelope Areas shall define, among the Owners, the allowable locations for buildings (rather than such current Final Development Plan footprints). Building Area shall include, without limitation, the area designated "Gas Station Area" on the Costco Parcel. An Owner of a Parcel shall be permitted to construct on such "Envelope Areas", or cause to be constructed on such "Envelope Areas", such buildings, structures or outdoor sales areas, in the locations and exterior configuration as such Owner selects, and such buildings, structures or outdoor sales areas shall be Building Area within the meaning of the foregoing definition, so long as the same (i) do not fail to conform to any provision of this Agreement including, without limitation Article IV and (ii) are built in accordance with all set backs, zoning and other ordinances of any governmental entity having jurisdiction. Without limitation upon the foregoing, an Owner may construct more than one Building within a particular Envelope Area provided that all of the Buildings within a particular Envelope Area do, when considered in the aggregate, comply with all of the requirements with respect thereto under the terms of this Agreement including, without limitation, the satisfaction of the parking ratios for any multiple Buildings within a particular Envelope Area within the legal lot on which such Envelope Area is located. Similarly, any references herein to a particular "Pad" or "Major" numbers (e.g., "Pad 1") will be deemed to refer to all of the Buildings which may exist from time to time within the Envelope Area which contains the proposed Building footprint designated on the Site Plan by such "Pad" or "Major" number on the Site Plan.

         (d) "City" shall mean the city of Chino Hills, California.

         (e) "Common Area" shall be the portion of the Project intended for the nonexclusive use by the Owners and their tenants, subtenants, employees, concessionaires, licensees, customers, and business invitees, in common with other users as permitted by this Agreement.

         Common Area shall include, but not be limited to, Parking Area, access roads, driveways, walkways, sidewalks, and landscaping. The Common Area shall include all items of Common Area shown on the Site Plan.

         Common Area shall not include any Floor Area and truck and/or loading docks or the concrete apron or ramp leading to such areas but will include any asphalt paved areas immediately adjacent to and adjoining such concrete apron or ramp area.

         Common Area shall not include any drive-through areas adjacent to any drive-through customer service window(s), drive-through customer service machines (such as bank "ATMs") or any drive-through or apron areas adjacent to any gasoline pumps or gasoline service station areas.

         (f) "Costco Building" shall mean the building or buildings now or hereafter located on the Costco Parcel.

         (g) "Costco Building Entrance" means the primary entrance to the Costco Building as the same is depicted on the Site Plan attached hereto. For the purposes of any restrictions relating to distances from the Costco Building Entrance, the distance shall be calculated from the center of the primary entrance to the Costco Building as shown on the Site Plan attached hereto to that portion of the other subject building or outdoor sales area which is closest to the Costco Building Entrance (rather than to the Entrance to the other subject building or outdoor sales area).

         (h) "Costco Common Area" shall mean the Common Area within the Costco Parcel.

         (i) "Costco Parcel" shall mean that certain real property located in the City designated as Parcels 2 and 3 of the Parcel Map. If the Costco Parcel initially comprises or is later subdivided into more than one legal lot, then the term Costco Parcel shall collectively refer to all of such legal lots.

         (j) "Default Interest Rate" shall mean the lesser of: (i) five percent (5%) per annum in excess of the "Prime Rate," and (ii) the highest lawful rate. The "Prime Rate" shall be the rate announced as such from time to time by Bank of America or its successor. If there shall be no such announced rate of such bank or its successor, then the "Prime Rate" shall be such equivalent rate as is charged from time to time by major money-center banks.

         (k) "Developer" and "Costco" as used in this Agreement respectively refer to such Owners and their respective successors and assigns, and shall, so far as the terms, convenants, provisions and conditions of this Agreement to be kept, performed, observed and enforced by them are concerned, refer only to the Person who at the time in question is the Owner which respect to the respective Developer Parcel or Costco Parcel, as the case may be appropriate, it being agreed and understood that such terms, covenants and conditions shall be binding upon, enforceable against, and enforceable by each Owner only with respect to the respective successive periods in which each is an Owner and with respect to obligations which accrue during their respective period of ownership. Except as otherwise provided below, if Parcel 1 is subdivided, the term "Developer" shall refer to the entity which is the original "Developer" hereunder so long as such entity or an individual successor or assignee so designated in a recorded instrument is the owner of not less than five (5) acres of land within the Project and thereafter the term "Developer" shall be deemed to refer to a Majority-in-Interest of the Owners of the Developer Parcels.

         (l) "Developer Common Area" shall mean all Common Area within the Project, other than the Costco Common Area.

         (m) "Developer Common Area Plans" shall mean those architectural plans for the construction of the Developer Common Area which conform to the Site Plan and the City's approved design standards and which are approved pursuant to Section 2.3 below.

         (n) "Developer Parcels" shall mean that certain real property, located in the City designated as Parcels 1, 4 and 5 of the Parcel Map. If the Developer Parcels are subdivided into additional legal lots, then the term "Developer Parcels" shall collectively refer to all of such legal lots.

         (o) "Floor Area" shall mean the aggregate number of square feet of floor space in the Project, from time to time, of all floors in any structure, whether roofed or not, whether or not actually occupied, including basement space and subterranean areas, and balcony and mezzanine space, measured from the exterior faces or the exterior lines of the exterior walls (including basement walls) and the actual number of square feet of any outdoor area appropriated for use to display and/or sell merchandise as permitted hereunder. Notwithstanding the foregoing, the term "Floor Area" shall not include any of the following:

         (i) one temporary outside sales area on the Costco Parcel of up to fifteen thousand (15,000) square feet in size;

         (ii) any structures on the Costco Parcel used primarily for the sale of petroleum products such as diesel fuel, gasoline and motor oil in conjunction with a gasoline sale or service station ("Costco Gas Station");

         (iii) One temporary outdoor sales area on a Developer Parcel of up to fifteen thousand (15,000) square feet in size provided such temporary outdoor sales area is utilized solely by a tenant or owner occupying not less than fifty thousand (50,000) square feet of Floor Area and said temporary outdoor sales area on the Developer Parcels (of which there may only be one for all of the Development Parcels) is not less than four hundred feet (400') from the Costco Building Entrance;

         (iv) any balcony, mezzanine, basement space or subterranean area which (a) is not considered to be building area by the City for the purposes of determining the required parking for the Project, (b) is not used for the display or sale of food or merchandise, (c) is utilized solely as an ancillary use to the primary use on such Parcel such as storage, store office or employee break rooms, and (d) such ancillary use does not aggregate more than 15% of the size of the ground floor space on such Parcel;

         (v) the upper levels of any multi-deck stock areas created for convenience to increase the usability of space for stock purposes;

         (vi) all truck loading areas, truck tunnels, and truck parking, turn around and dock areas and ramps;

         (vii) drive-through areas adjacent to any drive-through customer service window(s), drive-through customer service machines (such as bank "ATMs") or any drive-through or apron areas adjacent to any gasoline pumps or service areas;

         (viii) any outdoor area which comprises a part of a day care center;
and

         (ix) all Common Area.

         (p) "Future Development Parcel" or "Future Annexation Parcel" means Parcel 6 of the Parcel Map.

         (q) "Lettered Parcels" or "Lettered Lots" means the parcels designated "Parcels A, B, C and D" on the Parcel Map.

         (r) "Majority of the Developer Parcel Owners" shall mean those Owners collectively owning not less than 50.1% of the gross land area within the Developer Parcels. For example, if there are 30 acres in the Developer Parcels, then a Majority of the Developer Parcel Owners would be those Owners owning not less than an aggregate of 15.1 acres.

         (s) "Mortgage" shall mean any first or second mortgage, indenture of first or second mortgage, or first or second deed of trust on the interest, whether fee or leasehold, of an Owner in a Parcel and, to the extent applicable, a "Sale and Leaseback" or "Assignment and Subleaseback" transaction as herein contemplated.

         (t) "Mortgagee" shall mean a mortgagee, or trustee and beneficiary under a deed of trust and to the extent applicable, a fee owner or lessor or sublessor of any Parcel which is the subject of a lease under which any Owner becomes a lessee in a so-called "Sale and Leaseback" or "Assignment and Subleaseback" transaction.

         (u) "Owner" and "Owners" as used in this Agreement shall mean the Persons executing this Agreement, or their successors in interest as hereinafter provided, as shown by the Official Records of the Recorder's Office, as of the date of the exercise of powers or rights or the performance by such Owners of obligations created by this Agreement. Such reference shall include any Person designated in writing by any of the Owners to act in the manner and at the time provided herein with complete authority and in the place of such Owner in the matter for which action is taken, powers exercised or performance required, provided such written authority shall be recorded in the Recorder's Office, and provided further that:

         (i) Sale. In the event of the assignment, transfer or conveyance of the whole of the interest of any of the Owners in and to the Parcel in which such Owner presently has an interest, without retaining any beneficial interest other than under the terms of a deed of trust or mortgage or without simultaneously acquiring a new interest by way of leasehold, life estate or other possessory interest, then the powers conferred upon such Owner shall be deemed assigned, transferred or conveyed and the obligations assumed with its interest in such Parcel;

         (ii) Sale Leaseback or Financing. In the event the whole of the interest of such Owner in and to the Parcel in which it has a present interest is assigned, transferred or conveyed but a new interest is created in such Owner simultaneously with such assignment, transfer or conveyance by way of leasehold or similar possessory arrangement, or in the event such Owner shall convey its interest in said Parcel or any part thereof by deed of trust or other security instrument as security for indebtedness, then the following shall apply: (A) said fee owner and party in possessions may designate (in the manner described in subsection (iv) (below) that either (but not both) of them shall have the powers and obligations of the Owner with respect to such Parcel, (B) in the absence of such a designation all of said powers and obligations shall remain with the party retaining the possessory interest, and (C) the interest of both such fee owner and holder of such possessory interest shall remain subject to all of the terms and conditions hereof. In the event the interest of such Owner referred to in this subsection shall cease and terminate, then upon such termination the powers and/or obligations of such Owner shall vest in accordance with subsections (i), (iii) or (iv) hereof, whichever is applicable;

         (iii) Subdivision. In the event a Parcel is divided into one or more separate legal lots, each of such separate legal lots shall thereafter be considered to be a "Parcel" and the owners of each such legal lot shall be an "Owner"; provided, however, that there may be no more than twelve (12) Developer Parcels (including the existing Developer Parcels and any separate legal parcels which may be created out of them) and no Parcel may be subdivided into condominium units. Any Parcel or Parcels subdivided as a aforesaid shall remain subject to all terms and conditions of this Agreement, including without limitation, the requirement that a revised Site Plan must be approved by Costco and a Majority of the Developer Parcel Owners prior to the construction of any buildings in any location other than within the Building Area (including permissible Envelope Areas pursuant to Section 1.1(c) above) designated on the Site Plan attached hereto as Exhibit "B".

         (iv) Fractional Interests. In the event any of the Owners shall transfer its present interest in a Parcel or a portion of such interest in such manner as to vest its present interest in such Parcel in more than one Person other than by creation of a separate legal lot (e.g., by the creation of a tenancy-in-common, joint tenancy or the like), then not less than fifty-one percent (51%) in interest of such transferees shall designate one of their number to act on behalf of all of such transferees in the exercise of the powers granted to such Owner under this Agreement. So long as such designation remains in effect, such designee shall be an Owner hereunder and shall have the power to bind such Parcel and such transferees, and such transferees shall not be deemed to be Owners. Any such designation must be in writing and served upon the other Owners hereto by registered or certified mail, and must be recorded in the Recorder's Office. In the absence of such written designation, the acts of the Owner whose interest is so divided with respect to the exercise of the powers vested by this instrument shall be binding upon all Persons having an interest in such Parcel until such time as written notice of such designation is given and recorded in the Recorder's Office; and

         (v) Release. Whenever the rights, powers and obligations conferred upon any of the Owners are vested in another Owner or owners pursuant to the provisions of subsections (i), (ii), (iii) or (iv) above, the transferor shall, subject to this Article I, be released or discharged from the obligations thereafter accruing under the terms of this Agreement, and the transferee(s) of such interest shall be bound by the covenants and restrictions herein contained.

         (v) "Parcel" or "Parcels" shall mean the Developer Parcels and/or the Costco Parcel, as the context may require. "Parcel 1", "Parcel 2", "Parcel 3", "Parcel 4", "Parcel 5", "Parcel 6" and "Parcel 7" shall mean the legal parcels which are so designated on the Parcel Map.

         (w) "Parcel Map" shall mean that Parcel Map No. 14996 on file in the Official Records of San Bernardino County, a copy of which is attached hereto as Exhibit "A" and is incorporated herein by this reference. Any references herein to Lots or Parcels by number or letter shall be deemed to refer to the lot bearing the corresponding number or letter on the Parcel Map.

         (x) "Parking Area" shall mean those portions of the Common Area used for the parking of motor vehicles, including incidental and interior roadways, pedestrian stairways, walkways, curbs and landscaping within or adjacent to areas used for parking of motor vehicles, together with all improvements to the Common Area which at any time are erected thereon. Such areas shall not include truck ramps and loading and delivery areas or drive-through area adjacent to any customer service window(s), drive-through area adjacent to any customer service machines, or any drive-through or apron areas adjacent to any gasoline pumps or service areas.

         (y) "Permittees" shall mean the Owners, all Persons from time to time entitled to the use and occupancy of Floor Area in the Project under any lease, deed or other arrangement whereunder such Person has acquired a right to the use and occupancy of any floor Area, and their respective officers, directors, employees, agents, contractors, customers, visitors, invitees, licensees and concessionaires.

         (z) "Person" or "Persons" shall mean and include individuals, partnerships, firms, associations, joint ventures, corporations, or any other form of business entity.

         (aa) "Project" or "Shopping Center" shall mean the property consisting of the Developer Parcels and the Costco Parcel.

         (bb) "Separate Signs" means monument signs which: (i) are adjacent to Peyton Drive or Chino Avenue, (ii) extend above the grade of said adjacent public streets by no more than six feet (6'), (iii) are permitted by the applicable governmental requirements, (iv) identify individual occupants of the Project, and (v) do not limit the size or location of the Shared Sign(s).

         (cc) "Shared Sign(s)" shall mean the free-standing sign(s) for the Project, other than the "Separate Signs" (as defined above). the conditions for the use of the Shared Sign(s) are provided for in Section 2.7.

         (dd) "Site Plan" shall mean that certain plan attached as Exhibit "B" and made a part hereof by this reference. Any revisions, modifications or other changes to the Site Plan requested by an Owner shall require the prior approval of Costco and a Majority of the Owners of the Developer Parcels, which approval may be granted or withheld in the sole, absolute and unrestricted discretion of such parties.

                                   ARTICLE II

                            CONSTRUCTION OBLIGATIONS

         2.1. Developer Construction. Prior to Developer's use or occupancy of each Building on the Developer Parcels, Developer shall construct, or cause to be constructed: (a) a sufficient portion of the Developer Common Area located on the Developer Parcel upon which a Building has opened for use or occupancy adequate to satisfy the parking ratio requirements hereunder and located in reasonable proximity to such Building; plus (b) any other Common Area on the Developer Parcels which the City requires as a condition to the occupancy of such Building or as a condition to the use or occupancy of any other Building(s) which has then been completed within the Project; plus (c) any other Common Area on the Developer Parcels which is reasonably necessary to the operation of the Project.

         2.2. Costco Construction. Prior to Costco's use or occupancy of the building on the Costco Parcel, Costco shall construct, or cause to be constructed, the Common Area on the Costco Parcel. In addition, Costco shall have the right to enter upon the Developer Parcels to construct such driveways within the Permanent Access Easement or such other Common Area as is reasonably necessary to the operation of the buildings on the Costco Parcel.

         2.3. Developer Plans and Specifications. Prior to commencing construction or modification of any portion of the Developer Common Area, Developer shall deliver to Costco three (3) copies of the proposed Developer Common Area Plans, in accordance with Section 11.1 below and shall include a letter specifically referring to this provision, the deemed approved procedure and the time periods hereunder. Each such submission shall specifically identify any deviations from the requirements of this Agreement. Within fifteen (15) days following delivery of the Developer Common Area Plans, Costco shall approve the Developer Common Area Plans or request reasonable revisions. If following the expiration of such fifteen (15)-day period Costco has failed to respond as aforesaid, then Developer may send Costco a notice in accordance with Section 11.1 below specifically referring to this provision, to the deemed approval procedure and to the time periods hereunder ("Default Notice"). If Costco fails to approve such plans or to request reasonable revisions within fifteen (15) days of Costco's receipt of said Default Notice, Costco shall be deemed to have approved said Developer Common Area Plans. Costco shall give reasons for any request for revision of the Developer Common Area Plans. Costco and Developer shall act in good faith and use reasonable efforts to agree on the final form of the Developer Common Area Plans incorporating any revisions requested by Costco. It shall not be considered unreasonable for Costco to require the Developer Common Area Plans to fully comply with the terms and conditions of this Agreement and nothing contained herein shall limit Costco's discretion in approving or disapproving any proposed deviations. On reaching agreement on such plans, Costco and Developer shall sign such plans as approved and Developer shall promptly submit such plans for approval by the City. If any such plans are proposed to be changed, other than insubstantial changes required during construction in response top field conditions, such changes shall be submitted for re-approval in accordance with this Section. If the Developer Parcels are owned by more than one entity, then the term "Developer" as used in

Section 2.3. shall be deemed to refer to each Owner of a Developer Parcel.

         Notwithstanding anything herein which may appear to be to the contrary, Developer shall not be required to seek the consent of Costco or any other Owner to any modification to the Common Area shown on the "original plans" of the Developer Common Area which have previously been approved by Costco, which do not substantially alter the circulation patterns within the Project from such "original plans" for the Developer Common Area and which do not result in any deviations from the parking ratio, Building Area locations or other requirements of this Agreement. For example, and without limitation upon the foregoing, changes in the location of cart corrals, the re-striping of parking spaces to different sizes (subject to Section 4.4(a) below) and the alteration of the angles of parking spaces relative to drive aisles (e.g., from ninety degrees to sixty degrees) made after the approval of the "original plans" for the Developer Common Area shall not require such consent if the Developer Parcels remains in compliance with the requirements of this Agreement. As used herein, the term "original plans" for the Developer Common Area shall refer to those Developer Common Area Plans approved by Costco after Developer has determined the initial location of the Buildings to be located within the Envelope Areas on the Developer Parcels and the corresponding location of the drive aisles and parking rows adjacent to such Buildings.

         2.4. Costco Plans and Specifications. Prior to the modification of any portion of the Costco Common Area, Costco shall deliver to Developer three (3) copies of the proposed Costco Common Area Plans, in accordance with
Section 11.1 below and shall include a letter specifically referring to this provision, the deemed approved procedure and the time periods hereunder. Each such submission shall specifically identify any deviations from the requirements of this Agreement. Within fifteen (15) days following delivery of the Costco Common Area Plans, Developer shall approve the Costco Common Area Plans or request reasonable revisions. If following the expiration of such fifteen (15) day period Developer has failed to respond as aforesaid, then Costco may send Developer a notice in accordance with Section 11.1 below specifically referring to this provision, to the deemed approval procedure and to the time periods hereunder ("Default Notice"). If
Developer fails to approve such plans or to request reasonable revisions within fifteen (15) days of Developer's receipt of said Default Notice, Developer shall be deemed to have approved said Costco Common Area Plans. Developer shall give reasons for any request for revision of the Costco
Common Area Plans. Costco and Developer shall act in good faith and use reasonable efforts to agree on the final form of the Costco Common Area Plans incorporating any revisions requested by Developer. It shall not be considered unreasonable for Developer to require the Costco Common Area Plans to fully comply with the terms and conditions of this Agreement and nothing contained herein shall limit Developer's discretion in approving or disapproving any proposed deviations. On reaching agreement on such plans, Costco and Developer shall sign such plans as approved and Costco shall promptly submit such plans for approval by the City. If any such plans are proposed to be changed, other than insubstantial changes required during construction in response to field conditions, such changes shall be submitted for re-approval in accordance with this Section. The term "Developer" as used in this Section 2.4 shall have the meaning specified therefor in Article 1 above.

         Notwithstanding anything herein which may appear to be to the contrary, Costco shall not be required to seek the consent of Developer or any other Owner to any modification to the Common Area shown on the original plans of the Costco Common Area (as depicted in the Site Plan) which do not substantially alter the circulation patterns within the Project and which do not result in any deviations from the parking ratio, Building Area locations or other requirements of this Agreement. For example, and without limitation upon the foregoing, changes in the location of cart corrals, the re-striping of parking spaces to different sizes and the alteration of the angles of parking spaces relative to drive aisles (e.g., from sixty degrees to ninety degrees) shall not require such consent if the Costco Parcel remains in compliance with the requirements of this Agreement.

         2.5 Interference by Construction. Each Owner agrees that any construction work to be undertaken by it shall be performed (a) so as not to cause any increase in the cost of constructing the remainder of the Project or any part thereof, (b) so as not to unreasonably interfere with any construction work being performed on the remainder of the Project, or any part thereof, and (c) so as not to unreasonably interfere with and minimize disruptions of the access to, use, occupancy or enjoyment of the remainder of the Project or any part thereof by the other Owner and the Permittees of the other Owner. Except to the extent limited by Section 2.6, any damage occurring to any portion of the Project as a result of such construction work shall be the responsibility of the Owner performing such construction work or causing such construction work to be performed and shall be repaired by such Owner, at such owner's sole cost and expense, to the same condition as existed immediately prior to such work promptly upon the completion of such construction work. Any construction work on the Developer Parcels which (i) would limit or impair the use of the shared driveways adjacent to any side of the Costco Parcel or the two primary driveways from the Costco Parcel to Peyton Drive and (ii) is proposed to be accomplished during the period from October 15 to January 1 of any year, shall be subject to Costco's prior approval, which approval shall not be unreasonably withheld but may be conditioned upon reasonable measures to minimize interference with the business operations on the Costco Parcel.

         2.6. Construction Indemnities. Each Owner covenants and agrees to indemnity, defend, and hold harmless the other Owner from and against all claims and all costs, losses, damages, expenses and liabilities (including reasonable attorneys' fees) incurred in connection with all claims, including any action or proceedings brought thereon, arising from or as a result of any mechanic's liens, stop notices, or other claims regarding materials supplied or work performed, or the death of, or any accident, injury, loss or damage whatsoever caused to any natural person, or to the property of any Person, as shall occur by reason of the performance of any construction, or of any Utility Use as defined in Section 3.1(e) below, by or at the request of the indemnitor, except to the extent of claims caused by the negligence, recklessness or willful misconduct of the indemnitee, its licensees, concessionaires, agents, servants or employees, or any agents, servants or employees of such licensees or concessionaires where the same may occur.

         The indemnitee shall give the indemnitor notice of any suit or proceeding entitling the indemnitee to indemnification pursuant to this
Section 2.6 and the indemnitor shall defend the indemnitee in such suit or proceeding with counsel approved by the indemnitee.

         2.7. Cost of Construction. Except as otherwise set forth in this Agreement or in any separate agreement between Owners, each Owner shall be responsible for the cost and expense of all improvements to be constructed on its Parcel.

         2.8. Signs.

              (a) Each Owner may place such sign or signs on the exterior of the Building on its Parcel as shall be permitted by applicable governmental requirements.

              (b) Subject to the terms of this Agreement, each Owner may place such freestanding signs on its Parcel as satisfy the definition of a "Separate Sign."

              (c) The following shall apply to the primary free-standing sign for the Project (the "Shared Sign"):

                   (i) the location(s) thereof shall be at the northern corner of the Developer Parcels near to the top of the slopes to Riverside Drive and Highway 71.

                   (ii) the Owner of the Costco Parcel and each Owner of a store designated "Major" on the Site Plan shall have the right to place a panel on the Shared Sign(s), each such panell shall be equal in size; provided, however, that the panel for the building on the Costco Parcel and the panel for any other Major Building which is occupied by a business utilizing more than eighty thousand (80,000) square feet of Floor Area shall be fifteen percent (15%) larger than the other panels; provided further, however, that if there is no longer a business on the Costco Parcel which occupies more than eighty thousand (80,000) square feet of Floor Area, then the panels for the other Major parcels may be increased to be equal in size to the panel for the Costco Parcel.

         (iii) the Owner of the Costco Parcel shall be entitled to have "top billing" on the Shared Sign(s).

                   (iv) If any Owner elects to construct such Shared Sign(s), it shall give notice of such intention to the other Owner(s), and if the other Owner(s) notifies such constructing Owner within sixty (60) days of its receipt of such notice that it elects to be included on the Shared Sign, then the Owners shall cooperate in good faith to design the Shared Sign and each Owner shall pay the cost of its panel and a portion of the other costs of such Shared Sign(s) equal to the relative portion of the panel areas thereon which it elects to utilize.

                   (v) If an Owner constructs the Shared Sign(s) and Costco does not initially elect to have panel(s) included thereon, Costco may elect to make the same contribution Costco would have been required to make toward costs of the Shared Sign (exclusive of the cost of Costco's panel which is not then being installed) if it had elected to be included on such Shared Signs. In such event, the constructing owner shall submit each Shared Sign plan to the city for approval with a place thereon for Costco's panel and the constructing owner shall design and build each Shared Sign in a manner such that Costco's panel can be added at a later time. If Costco elects to make the initial contribution under this clause (v), Costco shall have the right to later elect to have its panel included on the Shared Sign(s) and, upon Costco's making such election, the constructing owner shall cause Costco's panel (of the size and position described in "clause (ii)" above to be included on the Shared Sign(s) and Costco shall reimburse constructing owner for any cost of moving or replacing the then existing panels to accommodate Costco's panel.

                   (vi) If an Owner constructs the Shared Sign(s) and Costco does not initially elect to either have its panel included thereon under clause (iv) above, then Costco may nevertheless elect to have a panel (of the size and position described in "clause (iii)" above) included thereon at a later date, but the following shall apply: (A) Costco shall be solely responsible for obtaining and bearing the cost of any necessary governmental approvals to modify and/or rebuild the Shared Sign(s), (B) Costco shall be responsible for reconstructing the Shared Sign(s) at its sole cost and expense including, without limitation, the cost of any structural work and the cost of moving or replacing any other panels, and (C) Costco shall coordinate the foregoing with the other Owners utilizing the Shared Sign(s) to minimize any disturbance to their use of the Shared Sign(s) during the course of such construction activity.

                   (vii) The cost of maintaining the Shared Sign shall be allocated among the Owners whose panels are then included on the Shared Sign in proportion to their respective Panel Area, except that each party shall pay the cost of repairing or replacing its own panel.

              (d) The Costco Monument Sign. The Owner of the Parcel upon which the described "Costco Monument Sign" is located hereby grants and conveys to the Owner of the Costco Parcel, for the benefit of the owner of the Costco Parcel and the Costco Parcel, an exclusive easement over such portion of the granting Owner's Parcel to construct a Separate Sign in the location designated "Costco Monument Sign" on the Site Plan.

         2.9. Staging and Storage Areas.

              (a) Staging Area. In connection with any construction, reconstruction, repair or maintenance on its Parcel, each Owner reserves the right to create a temporary staging and/or storage area in the Common Area on its Parcel ("Staging Area"), but on no other Parcel, at such location as will not unreasonably interfere with access between such Owner's parcel and the other areas of the Project. Without the prior written consent of the other Owner, no Owner shall be permitted to establish a Staging Area within two hundred feet (200') of the primary entrance to any Building which comprises more than forty thousand (40,000) square feet of Floor Area which would be open for business during the use of the Staging Area (the "Prohibited Area"). It shall be reasonable for the relevant Owner to withhold such consent if the Staging Area would be established or would remain in place during the period from October 15 to January 1, if the Owner withholding its consent has, or intends to have, an operating business on its Parcel during any portion of such period. Prior to the commencement of any work which requires the establishment of a Staging Area in the Common Area on an Owner's Parcel, the constructing Owner shall give the other Owner at least thirty (30) days prior notice of the proposed location of its Staging Area, except in the event of an emergency or other circumstances requiring immediate action. All parking of construction vehicles, including vehicles of workers, shall occur only on the constructing Owner's Parcel and shall not occur on the Prohibited Area unless such parking has been approved in the same manner as the approval of a Staging Area pursuant to this provision. Upon completion of such work, the constructing Owner shall restore the affected Common Area to a condition equal to or better than that existing prior to commencement of such work.

              (b) Temporary License. Each Owner hereby grants to each other Owner and its respective contractors, materialmen and laborers a temporary license for access and passage over and across the Common Area of the grantor's Parcel as shall be reasonably necessary for the grantee to construct and/or maintain improvements upon the grantee's Parcel; provided, however, that such license shall be in effect only during periods when actual construction and/or maintenance is being performed, and provided further that the use of such license shall not unreasonably interfere with the use and operation of the Common Area by others. Prior to exercising the rights granted herein, the grantee shall first provide the grantor with a written statement describing the need for such license, and shall furnish a certificate of insurance showing that its contractor has obtained the same liability insurance as each Owner is required to carry pursuant to Section
9.3 of this Agreement. Any Owner availing itself of the temporary license shall promptly pay all costs and expenses associated with such work, shall diligently complete such work as quickly as possible, and shall promptly clean the area and restore the affected portion of the Common Area to a condition which is equal to or better than the condition which existed prior to the commencement of such work. Notwithstanding the foregoing, the event a dispute exists between the contractors, laborers, suppliers and/or others connected with construction activities, each Owner shall have the right to prohibit the contractors, laborers, suppliers and/or others working for another Owner from using the Common Area on its Parcel.

                                  ARTICLE III

                                   EASEMENTS

         3.1. Easements. Each Owner hereby grants and conveys to each of the other Owners, for the benefit of the other Owners and their respective Parcels, the following easements in, to, over, and across each other Owner's
Parcel:

              (a) parking Easements. Each Parcel and Owner shall have a nonexclusive easement in, to, over and across the Common Area on the other Owners' parcels, each such easement for the purpose of parking vehicles of Permittees thereon, limited, however, to purposes connected with or incidental to use of such parking for Project purposes.

         (b) Access Easement. Each Parcel and Owner shall have nonexclusive easements in, to, over and across the Common Area on each other Owners' Parcel, including driveways, for vehicular (including service vehicles) and pedestrian ingress and egress, and access and the right of access between the public streets adjacent to the Project and each owner's Parcel.

         (c) Common Utility Lines. Each Parcel and owner shall have non-exclusive perpetual easements in, to, over, under, along and across those portions of the Common Area located on each other Parcel designated "Common Utility Lines" on Exhibit "C" hereto as for the installation, operation, flow, passage, use, maintenance, connection, repair, relocation, and removal of shared utility facilities ("Common Utility Lines") serving the grantee Owner(s)' Parcel, including but not limited to, sanitary sewers, storm drains, water (fire and domestic), gas, electrical, cable television, telephone and communication lines. The easement area shall be no wider than necessary to reasonably satisfy the requirements of a private or public utility, or five feet (5') on each side of the centerline if the easement is not granted to a public or private Utility Owner. Upon request, the grantee Owner shall provide to the grantor Owner a copy of an as-built survey showing the location of such Utility Line.

         (d) Construction: Modifications and Maintenance of Common Utility Lines. The following shall apply with respect to work on the Common Utility Lines.

              (i) all such repair, maintenance and replacement work shall be performed and shared pursuant to Section 6.4 below, except for work which is performed to provide initial or additional services to a particular parcel which shall, unless otherwise agreed to by the affected Owners, be borne by the Owner performing such work;

              (ii) Developer shall use reasonable efforts to cause the Common Utility Lines located within the Costco Parcel and any driveways adjacent to the Costco Parcel or from the Costco Parcel to Peyton Drive to be initially constructed to accommodate the foreseeable needs of the Buildings to be built on the Developer parcels and Future Development Parcel so that alterations or other work to the Common Utility Lines which might affect the use of the surface of the Common Areas or the continuous provision of utility service through the Common Utility Lines will not be necessary. To the extent practicable, any unforeseen needs of the Developer Parcels shall be accommodated through Separate Utility Lines which do not impact the Costco Parcel or any driveway adjacent to the Costco Parcel or from the Costco Parcel to Peyton Drive, except that unforeseen needs of the Future Development Parcel may be accommodated through Separate Utility Lines in such location as Costco may approve pursuant to Section 3.1(e) below;

              (iii) at least thirty (30) days prior to performing any work within the easement areas granted for Common Utility Lines under clause (c) above (other than emergencies), the Owner performing such work shall first provide the other Owners with a written statement describing the need for such work, the nature of the work to be performed, the anticipated commencement and completion dates for the work and shall furnish a certificate of insurance showing that its contractor has obtained the minimum insurance coverage required by Article 9 hereof;

              (iv) the Owner performing such work pursuant to the provisions of this subsection shall cause all work in connection therewith (including general clean-up and proper surface and/or subsurface restoration) to be completed as quickly as practicable and in a manner so as to minimize interference with the use of the Common Area;

              (v) the Owner performing such work agrees to defend, protect, indemnify, and hold harmless the other Owners from and against all claims or demands, including any action or proceeding brought thereon, and all costs, losses, expenses and liabilities of any kind related thereto (including reasonable attorneys fees and court costs) arising out of or resulting from the exercise of the right to install, maintain and operate the Common Utility Line as herein provided;

              (vi) if such work would take place on the Costco Parcel or on any driveway adjacent to the Costco Parcel or from the Costco Parcel to Peyton Drive, such work shall not (except for emergencies) be conducted during the months of November, December or January without the prior written consent of the Owner of the Costco Parcel and each other owner affected thereby;

              (vii) such work shall not interfere with or diminish the utility service to any Owner during business hours; and if an electrical line/computer line is being relocated, then the Owner performing such work and the other Owners affected thereby Owner shall coordinate any interruption at any time to eliminate any detrimental effects;

              (viii) such work shall not reduce or unreasonably impair the usefulness or function of such Common Utility Line;

              (ix) such work shall be completed using materials and design standards which equal or exceed those originally used; and

              (x) such work shall have been approved by the provider of such service and the appropriate governmental or quasi-governmental agencies having jurisdiction over such work.

         (e) Separate Utility Lines; Developer Parcels. Each Parcel and Owner shall have non-exclusive perpetual easements in, to, over, under, along and across those portions of the Common Area located on each other Parcel necessary for the installation, operation, flow, passage, use, maintenance, connection, repair, relocation, and removal of utility facilities ("Separate Utility Lines") serving and grantee Owner(s)' Parcel, including but not limited to, sanitary sewers, storm drains, water (fire and domestic), gas, electrical, cable television, telephone and communication lines. The initial location of any separate utility Line and schedule for its installation shall be subject to the prior written approval of the Owner whose Common Area is to be burdened thereby, such approval not to be unreasonably withheld or delayed. It shall not be unreasonable for the Owner of a Parcel containing an operating business to disapprove construction on its Parcel during November, December and January. The easement area shall be no wider than necessary to reasonably satisfy the requirements of a private or public utility, or five feet (5') on each side of the centerline if the easement is not granted to a private or public utility Owner. Upon request, the grantee Owner shall provide to the grantor Owner a copy of an as-built survey showing the location of such Separate Utility Line. Notwithstanding the foregoing, there shall be no easements for Separate Utility Lines encumbering the Costco Parcel except for the benefit of the Future Development Parcel.

         At least thirty (30) days prior to exercising the right granted under this clause (d) (other than emergencies), the grantee Owner shall first provide the grantor Owner with a written statement describing the need for such easement, shall identify the proposed location of the Separate Utility Line, the nature of the service to be provided, the anticipated commencement and completion dates for the work and shall furnish a certificate of insurance showing that its contractor has obtained the minimum insurance coverage required by Article 9 hereof. Except as otherwise agreed to by the grantor Owner and the grantee Owner, any Owner installing Separate Utility Lines pursuant to the provisions of this subsection shall pay all costs and expenses with respect thereto and shall cause all work in connection therewith (including general clean-up and proper surface and/or subsurface restoration) to be completed as quickly as practicable and in a manner so as to minimize interference with the use of the Common Area. In addition, the grantee Owner of any Separate Utility Line agrees to defend, protect, indemnify, and hold harmless the other Owners from and against all claims or demands, including any action or proceeding brought thereon, and all costs, losses, expenses and liabilities of any kind related thereto (including reasonable attorneys fees and court costs) arising out of or resulting from the exercise of the right to install, maintain and operate the Separate Utility Line as herein provided.

         (f) Underground Utilities. All utility lines shall be underground except:

              (i) ground mounted electrical transformers;

              (ii) as may be necessary during periods of construction, reconstruction, repair, or temporary service;

              (iii) as may be required by governmental agencies having jurisdiction;

              (iv) as may be required by the provider of such service;

              (v) fire hydrants; and

              (vi) irrigation and lighting pedestals required to operate Common Area improvements.

         (g) Relocation of Common Utilities. Each Owner of a Parcel upon which a Common Utility Line is located shall have the right to relocate the Common Utility Lines located on its parcel (but not on any other Parcel) at its sole cost and expense upon compliance with each of the conditions set forth in Section 3.1 (d) hereof; provided, however, that no Owner may relocate any Common Utility Line located in any driveway adjacent to the Costco Parcel or from the Costco Parcel to Peyton Drive without the prior written consent of the Owner of the Costco Parcel, which consent may be granted or withheld in the sole, absolute and unrestricted discretion of the Owner of the Costco Parcel.

         (h) Relocation of Separate Utility Lines. the grantor Owner shall have the right to relocate a Separate Utility Line upon thirty (30) days' prior written notice (except that such prior written notice shall not be required for emergencies), provided that such relocation:

              (i) if such work would take place on any driveway adjacent to the Costco Parcel or from the Costco Parcel to Peyton Drive, such work shall not be commenced (except for emergencies) during the months of November, December or January without the prior written consent of the Owner of the Costco Parcel and each other Owner affected thereby;

              (ii) shall not interfere with or diminish the utility service to any Owner during business hours; and if an electrical line/Computer line is being relocated, then the grantor Owner and grantee Owner shall coordinate any interruption at any time to eliminate any detrimental effects;

              (iii) shall not reduce or unreasonably impair the usefulness or function of such Separate Utility Line;

         (iv) shall be performed without cost or expense to grantee Owner;

              (v) shall be completed using materials and design standards which equal or exceed those originally used; and

              (vi) shall have been approved by the provider of such service and the appropriate governmental or quasi-governmental agencies having jurisdiction over such work.

Documentation of the relocated easement area, including the furnishing of an "as-built" survey, shall be the grantor Owner's expense and shall be accomplished as soon as possible following completion of such relocation.

         (i) Drainage. Each Parcel and Owner shall have the perpetual right and easement to discharge surface storm drainage and/or runoff from each Owner's Parcel over, upon and across the Common Area of each other Owner's Parcel, upon the following conditions and terms:

              (i) The Common Area grades and the surface water drainage/retention system for the Shopping Center shall be initially constructed in strict conformance with the details approved by the Owners as part of the Common Area Plans; and

              (ii) No Party shall alter or permit to be altered the surface of the Common Area or the drainage/retention system constructed on its parcel if such alteration would impair such Parcel's acceptance of storm waters as contemplated by the Common Area Plans or would materially increase the flow of surface water onto an adjacent Parcel either in the aggregate or by directing the flow of surface water to a limited area.

         3.2. Unimpeded Access Between Parcels. The Owners covenant that at all times free access between each Parcel and the remainder of the Project will not be impeded and will maintained. Except as specifically depicted on the Site Plan or as may be approved in writing by Costco and a Majority of the Owners of the Developer Parcels, no fence, division, partition, rail, or obstruction of any type or kind shall ever be placed, kept, permitted, or maintained between the legal lots comprising the Project or between any subsequent division thereof or upon or along any of the common property lines of any portion thereof, except within the confines of the Building Area, and except as may be required at any time and from time to time in connection with the construction, maintenance, and repair of Common Area.

         3.3. Use by Permittees. The use of all easements provided for in this Article; and the use of the entire Common Area will, in each instance, be nonexclusive, and for the use and benefit of all Permittees.

         3.4. Unauthorized Use and Closure of Common Area. Each Owner hereby reserves the right to eject or cause the ejection from the Common Area on its Parcel of any Person or Persons not authorized, empowered or privileged to use the Common Area pursuant to this Agreement. Each Owner also reserves the right to close off the Common Area on its Parcel for such reasonable period or periods of time as may be legally necessary to prevent the acquisition of prescriptive rights by anyone; provided, however, that prior to closing off any portion of the Common Area, as herein provided, such Owner shall give written notice to the other Owners of its intention to do so, and shall coordinate such closing with the other Owners so that no unreasonable interference with the operation of the Project shall occur.

         3.5. Prohibition Against Granting Easements. Except as provided in
Section 3.6 below, no Owner, nor any Person not an Owner, shall grant an easement or easements of the type set forth in this Article III for the benefit of any property not within the Project at the time of such grant (i.e., not originally a part or annexed pursuant to Section 11.24 below); provided, however, that the foregoing shall not prohibit an Owner from granting or dedicating easements on its Parcel of the type described in this
Article III to governmental or quasi-governmental authorities or to public utilities.

         3.6. Present Easements to Future Development Parcel. Each Owner hereby grants to the Owner of the Future Development Parcel: (a) non-exclusive underground utility easements in the locations designated on Exhibit "C" hereto on the same terms as the grant of the easement over the Common Utility Line to the Owners and (b) a shared driveway easement from Peyton Drive to the Future Development Parcel across the approximately three hundred and seventy five foot (375') long driveway closest to the Future Development Parcel as depicted on Exhibit "C" hereto; provided, however, the Owner of the Future Development Parcel may not exercise the aforesaid driveway easement unless: (i) the Future Development Parcel has theretofore been annexed to the Shopping Center pursuant to Section 11.24 below or (ii) it has constructed a continuous concrete block wall of at least six (6) feet in height on the Future Development Parcel contiguous to the border of the Costco Parcel. If the Future Annexation Panel is not annexed to the Shopping Center, the Owner of such parcel shall make an equitable contribution toward the cost of maintaining the Common Utility Lines and driveway which it utilizes in proportion to its use of the same.

                                   ARTICLE IV
                        PROJECT DEVELOPMENT RESTRICTIONS

         4.1. Building Area. No Owner shall suffer or permit any buildings, structures or outdoor sales areas to be built or maintained other than in the "Building Area" on their respective Parcels (as defined above). Without limitation upon the foregoing, all appurtenant canopies, above-ground supports, loading docks, truck ramps and other outward extensions of buildings shall be built or maintained only in such Building Area.

         4.2. Common Area. Except as provided in Section 5.3(c) below, no improvements may be built or maintained in the Common Area other than parking lots, driveways, lights, signs, landscaping, underground utilities and improvements normally found in a parking lot. Except as provided in Section 5.3(c) below, no portion of the Common Area may be used for any purpose other than the parking of vehicles and vehicular and pedestrian ingress and egress. Without limitation upon the foregoing, but subject to Section 5.3(c) below, no portion of the Common Area may be used for Christmas tree sales, shows, carnivals, sales by merchants using vehicles or booths, fireworks sales, kiosks or any other purpose which would limit or impair ingress or egress or the use of any parking spaces.

         4.3. Separate Operation. There shall be differences in grade or barriers (except for emergency vehicles access points) between the Project and any contiguous property so that the parking areas on the Project shall not be readily available to the users of any other property. Each Owner shall post such signs and implement such rules and regulations and enforcement means as shall be reasonably necessary in order to restrict the Project, and the Owners shall cooperate with each other in enforcing such exclusive area.

         4.4. Parking Ratio and Standards

         (a) In addition to the applicable requirements of any government agency having jurisdiction over the Project, the Owners covenant that the widths of parking spaces, parking lanes and parking bays shall be at least equal to the widths shown on the Site Plan; provided, however, that each Owner shall have the right, in its sole, absolute and unrestricted discretion, to reduce the size of any parking stalls on its Parcel to such minimum size as is permitted by the applicable governmental requirements; and provided further, however, that the size of any parking spaces on any Developer Parcel within four hundred fifty feet (450') of the Costco Building Entrance may not be reduced except to the same extent that the Owner of the Costco Parcel has heretofore reduced the size of the spaces on the Costco Parcel which are within four hundred fifty feet (450') of the Costco Building Entrance.

         (b) The Permittees shall not be prohibited or prevented from parking in the Common Area so long as space is available in such parking area; provided, however, that the employees of each occupant of the Developer Parcels shall be required to park on the Developer Parcels and the employees of each occupant of the Costco Parcel shall be required to park on the Costa Parcel. Each Owner with respect to the Developer Parcels shall use all reasonable efforts to cause the employees of all occupants of its Parcel to comply with the foregoing employee parking requirements. There shall be no fees or charges imposed upon users of the parking areas of the Common Area unless the same have been approved by both the Owner of the Costco Parcel and a Majority-in-Interest of the Owners of the Developer Parcels, each in their sole, absolute and unrestricted discretion.

         (c) There shall be maintained at all times on the Common Area on each Parcel a number of parking spaces at least equal to the number of spaces which would be legally required for the building sizes and uses on such Parcel if such Parcel were not benefitted by any parking rights over any other parcels.

         (d) Without limitation upon the preceding subsection, there shall be maintained at all times on each Parcel not less than the following number of parking spaces for each one thousand (1,000) square feet of Floor Area utilized for the following uses on such Parcel:

                   (i) retail uses: 5:1;

                   (ii) restaurants and fast food which do not have Floor Area (including, without limitation, patio areas so used) utilized as a bar, as a dance floor, as a pool room or as a similar areas dedicated primarily to alcoholic beverage sales or entertainment rather than to food service: 10:1;

                   (iii) restaurants and fast food which contain Floor Area (including, without limitation, patio areas so used) utilized as a bar, as a dance floor, as a pool room or as a similar area dedicated primarily to alcoholic beverage sales or entertainment [other than incidental entertainment uses as provided in Section 5.2.2(b)] rather than to food service: 12:1;

                   (iv) Theatres: one parking space per two (2) seats;

                   (v) Entertainment Uses and Health Clubs: 15:1;

                   (vi) all uses other than the foregoing uses (including, without limitation, other commercial or industrial uses): 5:1;

                   (vii) the Costco Gas Station: such parking spaces (if any) required by the City;

                   (viii) Hotel lodging rooms: one space per lodging room.

         Notwithstanding the foregoing, any restaurant or fast food operation located within the Store of any business comprising not less than twenty thousand (20,000) square feet which is incidental to the primary business conducted within such Store will only be required to maintain a parking ratio of 5 stalls per one thousand (1,000) square feet of Floor Area. Such restaurant or fast food use shall be considered "incidental" to the extent the same does not exceed fifteen percent (15%) of the aggregate size of the Store, and any excess over such fifteen percent (15%) shall be required to meet the parking ratio requirements applicable to restaurants and fast food operations. In addition, and notwithstanding the generally higher applicable parking ratios for restaurants and fast food operations, "Snack Shops" shall be subject to a parking ratio equal to the greater of (a) 8:1000 or (b) the legally required parking ratio with respect thereto. The term "Snack Shops" shall mean any fast food operation which (a) comprises less than one thousand two hundred (1,200) square feet of Floor Area each and (b) contains less than fifty percent (50%) seating and counter area such as a cookie, ice cream or sandwich shop. Any "Snack Shops" in excess of an aggregate of six thousand (6,000) square feet on all of the Developer Parcels shall be required to meet the 10:1000 ratio generally applicable to other fast food operations.

         4.5. Building Height Limitations. The height of the buildings on the Building Areas designated "Pads" on the Site Plan shall not exceed twenty-five feet (25') or contain more than one story; provided, however, that architectural elements comprising less than twenty five percent (25%) of a Building's frontage may be up to twenty-eight (28') in height.

         4.6. Certain Setbacks. No Building shall be constructed on any Developer Parcel which is within thirty feet (30') of the Building(s) or Building Area on the Costco Parcel. In connection with the foregoing limitation, Developer acknowledges that Costco proposes to construct on the Costco Parcel its typical facility which is classified as an "unlimited area" building under certain applicable building codes (i.e., a building of the type designed II-N or V-N under the Uniform Building Code). If required by any governmental authority, Developer shall join in a recordable declaration which confirms the existence of a thirty foot (30') clear or "no-build" area adjacent to the Costco Parcel.

         4.7. Drive-Up Stacking. Without limitation upon the Site Plan approval or other provisions of this Agreement, if a business use contains a drive-up service window or machine (such as a remote banking teller, automated teller machine or food ordering/dispensing facility), then there shall be created space for stacking not less that five (5) automobiles for each drive-up unit without impairment of any parking spaces or driveways.

                                   ARTICLE V
                                USE RESTRICTIONS

         5.1. Use in General. No part of the Project may be used for other than retail and/or wholesale sales and services, restaurants, offices to the extent permitted pursuant to Section 5.2.1(r) and 5.2.1(s) and for industrial uses to the extent permitted pursuant to Section 5.2.1(s).

         5.2. Prohibited Uses.

         5.2.1 Generally Prohibited Uses. No use or operation will be made, conducted or permitted on or with respect to all or any part of the Project, which use or operation is obnoxious to, or out of harmony with, the development or operation of retail or wholesale facilities, including but not limited to, the following:

                   (a) any public or private nuisance;

                   (b) any noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness;

                   (c) any obnoxious odor;

                   (d) any excessive quantity of dust, dirt, or fly ash; provided however, this prohibition shall not preclude the sale of soils, fertilizers, or other garden materials or building materials in containers;

                   (e) any fire, explosion or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks but the foregoing shall not prohibit the operation of a gas station in accordance with applicable laws;

                   (f) any distillation, other than so-called micro-brewing of beer, refining, smelting, agriculture or mining operations;

                   (g) any mobile home or trailer court, labor camp, junk yard, stock yard or animal raising. Notwithstanding the foregoing, pet shops shall be permitted within the Project;

                   (h) any drilling for and/or removal of subsurface substances;

                   (i) any dumping of garbage or refuse, other than in enclosed receptacles intended for such purposes; and

                   (j) any cemetery, mortuary or similar service establishment; any automobile, truck, trailer or recreational vehicle sales, leasing or display which is not entirely conducted inside of a Building, except as provided in Section 5.3(c)(vi);

                   (k) any teenage discotheque, discotheque, dance hall, nightclub, music hall, pool room other than as an integral part of a restaurant, massage parlor, off-track betting facility, casino, card club, bingo parlor, facility containing gaming equipment, or bar or tavern which is not an integral part of a restaurant;

                   (l) any fire sale, flea market, bankruptcy sale (unless pursuant to a court order) or auction operation;

                   (m) any bar, tavern, restaurant or other establishment which has more than 30% of its Floor Area (including, without limitation, patio areas so used) utilized as a bar, as a dance floor, as a pool room or as a similar area dedicated primarily to alcoholic beverage sales or entertainment rather than to food service;

                   (n) any school, training or educational facility, including but not limited to: beauty schools, barber colleges, nursery schools, reading rooms, places of instruction or other operations catering primarily to students or trainees rather than to customers; provided however, this prohibition shall not be applicable to on-site employee training by an occupant incidental to the conduct of its business at the Project and the foregoing shall not prohibit the operation of a day care center whose indoor and outdoor areas are located wholly within a permissible Building Area;

                   (o) any apartment, home or other residential use;

                   (p) any automobile body and fender repair work;

                   (q) any church, synagogue, mosque or other place of worship;

                   (r) except as permitted by Section 5.2.1(s) below, any office use other than (i) an office incidental to a retail operation or (ii) so-called "retail offices" such as an insurance agency, medical office, real estate broker, travel agency, retail income tax office, private employment agency, or retail bank; provided that no such retail office shall exceed three thousand (3,000) square feet in size and no governmental offices shall be permitted) and no medical offices in excess of one thousand square (1,000) feet of Floor Area may be located within eight hundred fifty feet (850') of the Costco Building Entrance; and

                   (s) any industrial or office use (other than "retail offices" which are governed by the preceding subsection) so long as the Costco Parcel is used primarily for retail and/or wholesale sales; provided, however, that the Costco Parcel may be used for industrial and/or office use (and the other uses allowed in such event under Section 5.2.2(h) below), and in such event, the Developer Parcels may be used for industrial and/or office use, subject, however, to the other terms of this Agreement, including, but not limited to, parking ratio requirements and the other prohibitions in Section 5.2.1 and
5.2.2. If the Costco Parcel shall be used for office or industrial use (other than the aforesaid retail offices) and the retail offices) and the retail or wholesale use shall later be resumed on the Costco Parcel, the prohibition against office and industrial use shall not resume against the Developer Parcels.

         5.2.2 Uses Limited As To Location. Except to the extent permitted under
Section 5.2.2(h) below, the following uses shall be prohibited on the Developer
Parcels:

                   (a) any car washing establishment other than (i) a single vehicle automated car wash which is incidental to a gas station operation, (ii) a car wash located on Pads 1, 2, 3, or 4, (iii) a car wash located on Pad 10, or the Future Development Parcel; provided, if Costco shall have approved the configuration and layout thereof in Costco's reasonable discretion if the car wash is to be located on Pad 10 or (if annexed) on the Future Development Parcel;

                   (b) any entertainment, recreation or amusement use, whether directed to children or adults other than a retail store which sells or rents video or musical recordings for off-premises use ("Entertainment Uses") located within seven hundred and fifty feet (750') of the Costco Building Entrance. Such "Entertainment Uses" shall include, without limitation, any one or more of the following: skating rink, bowling alley, bowling alley, planned play environment, arcade games, amusement gallery, rides, video or redemption games, play for fun casino games, golf simulations, rodeo simulations, other sport simulations and carnival activities. Notwithstanding the foregoing, however, Entertainment Uses shall be allowed anywhere on the Developer Parcels as an incidental use which is included within a retail store or restaurant provided such incidental use does not exceed the lesser of twenty-five percent (25%) of the Floor Area of the primary use facility or two thousand (2,000) square feet per primary use facility (such Entertainment Use shall be treated as part of the Floor Area of the primary use for parking ratio and all other purposes, and a restaurant or fast food facility which is not licensed to serve any alcoholic beverages shall be subject to 10:1000 parking ratio provided any Entertainment Use included within such facility qualifies as an incidental use under the foregoing standards);

                   (c) health spas, health clubs, gyms, exercise studios, dance studios, yoga or martial arts schools or similar facilities ("Health Club") located within seven hundred fifty feet (750') of the Costco Building Entrance;

                   (d) any theater, playhouse, cinema or movie theater ("Theatres") located within seven hundred and fifty feet (750') of the Costco Building Entrance;

                   (e) any restaurant, fast food facility, bar, tavern or other establishment serving prepared food or drink which is licensed to serve any alcoholic beverages (i.e., including beer and wine) except as follows: (i) Pad 1, Pad 2, Pad 3 or Pad 4 may (subject to the 30% limitation under Section 5.2.1(m) be utilized for such purposes, (ii) that portion of the "Majors" which is located more than seven hundred and fifty feet (750') from the Costco Building Entrance may (subject to the 30% limitation under Section 5.2.1(m)) be used for such purposes and (iii) Pads 5 and 10 may be utilized for such purposes provided that the facility thereon has no more than 20% of its Floor Area (including, without limitation, patio areas so used) utilized as a bar, as a dance floor or as a similar area dedicated primarily to alcoholic beverage sales or entertainment rather than to food service;

                   (f) Any restaurant, or other establishment serving prepared food or drink for on-premises or immediate off-premises consumption on Pads 6, 7 or 9 or on that portion of the Major Buildings located within seven hundred fifth feet (750') of the Costco Building Entrance; provided, however, this limitation shall not be applicable to: (i) any establishments which are an "incidental" use to a Store comprising at least twenty thousand (20,000) square feet of Floor Area as the term "incidental" is used in Section 4.4 above, or
(ii) any so-called fast-food facilities on Pads 6, 7 or 9 which are not licensed to serve alcoholic beverages and do not offer waiter or waitress service;

                   (g) Any hotel, motel or other lodging facility ("Hotel");

                   (h) The Costco Parcel may be used for any of the uses limited under this Section 5.2.2. If the Costco Parcel is utilized for an Entertainment Use (other than an incidental use), as a Health Club, as a Theatre, as a Hotel or as an industrial or office use (other than an incidental use), then in such event and only in such event, any portion of the Developer Parcels may be used as an Entertainment Use, as a Health Club, as a Theatre, as a Hotel or as a restaurant (subject to the 30% limitation under Section 5.2.1(m)). All of such uses, whether on the Costco Parcel or on the Developer Parcel shall be subject to the other terms of this REA, including but not limited to, parking ratio requirements. Any Hotel use on the Developer Parcels shall be permitted only under the conditions set forth in this subsection, shall be located more than seven hundred and fifty (750') from the Costco Building Entrance, and shall be required to satisfy the applicable parking ratio requirement for each type of use within such facility as if each use were a separate business. Any banquet rooms shall be treated as an Entertainment Use and be subject to a 15 per 1000 parking ratio requirement. Notwithstanding the foregoing, the aforesaid seven hundred and fifty foot (750') limitation on Hotel uses on the Developer Parcels shall not be applicable if the Costco Parcel is utilized as a Hotel.

         The Building Envelope Area containing Pad 4 shall be permitted to be used for the uses under Sections 5.2.2(b), (c) and (d) as if it were entirely located more than 750' from the Costco Building Entrance notwithstanding the fact that a portion of said Envelope Area is located closer than 750' to the Costco Building Entrance.

         5.2.3 Building to Land Ratio. Without limitation upon any other provision hereof, the Building Floor Area to land square footage ratio for each legal parcel upon which a "Pad" Building is located shall be no greater than twenty-five percent (25%). Developer shall not materially alter the size or configuration of Parcel 4 or Parcel 5.

         5.3 Non-Interference with Common Area. In order to provide for the orderly development and operation of the Project:

                   (a) Except as provided in Section 5.3(c) below, no Owner shall permit any display or sale of merchandise, or any storage or placement of merchandise, portable signs or other objects belonging to an occupant of said Owner's Parcel outside the defined exterior walls, roof and permanent doorways of any Building; provided, however, that this restriction shall not apply to any outdoor sales area located within a Building Area.

                   (b) No Owner shall permit any occupant of said Owner's Parcel to carry any merchandise or substance or to perform any activity in relation to the use of such Owner's Parcel which would (i) cause or threaten the cancellation of any insurance covering any portion of the Project or (ii) increase the insurance rates applicable to the Common Area or the Buildings on the other Owner's Parcel over the rates which would otherwise apply unless such occupant shall pay the increased insurance cost on demand.

                   (c) The restrictions under Section 4.2, Section 5.2,
Section 5.3(a) or elsewhere within this Agreement shall not be deemed to prohibit (i) the use by Costco of the sidewalk area on its Parcel adjacent to its Building for food sales by vendors from movable carts or kiosks (such as hot dog cart and cooler or the like), as an outdoor dining area, or for the sale of bulk items, (ii) the use by Costco of the sidewalks on its Parcel for the storage of shopping carts, (iii) the use by Costco of the Common Areas of its Parcel for the storage of shopping carts, or any other use consistent with Costco's business purposes, so long as such cart storage or other use does not reduce the number of parking spaces on such Parcel below the minimum parking radio requirements under Section 4.4 above; (iv) the use by Costco of one temporary outdoor sales area of up to fifteen thousand (15,000) square feet in size within the Common Area on the Costco Parcel; (v) the use by the Owner of the Developer Parcels of one temporary outdoor sales area of up to (15,000) square feet in size within the Common Area on the Developer Parcels to be located not less than four hundred feet (400') from the Costco Building Entrance; or (vi) the display for sale by Costco within the Common Area on the Costco Parcel of up to five (5) cars for sale or (viii) the operation of a gas station on the Costco Parcel.

         5.4. Exclusive Use. No portion of the Shopping Center other than the Costco Parcel shall be used or operated as a wholesale or retail general merchandise facility which has a merchandising concept based upon a relatively limited number of stock keeping units in a large number of product categories or as a wholesale grocer; provided, however, that this use restriction shall lapse if the Costco Parcel ceases to be operated for such use by anyone and such non-use continues for a period of one (1) year plus any period of repair, remodeling, reconstruction or casualty restoration. The foregoing prohibition includes, but shall not be limited to: (i) any business which operates as a membership warehouse club, (ii) any business operated under the following trade names of Sam's or BJ's, and (iii) any businesses similar to those operated under the following trade names: Costco, Price Club, Sam's, BJ's, Jetro or Smart and Final. The foregoing prohibition shall not prohibit any wholesale or retail merchandise facility (other than a wholesale grocer which is prohibited) which specializes in a particular type of merchandise including, without limitation, home improvement store (e.g., HomeBase, Home Depot, Orchard Supply), a toy and/or children's store (e.g., Toys R Us, Kids R Us, Babies R Us), a pet store (e.g., Petco, PetsMart), an office supply store (e.g., Staples, Office Max, Tri-Max or Office Depot) or apparel (e.g., Ross, Marshalls, The Gap, Old Navy). Also, the foregoing shall not prohibit a general merchandise store which carries a large number of stock keeping units in a large number of categories including, without limitation, a conventional discount department store (e.g., Target, WalMart, K-Mart) or a modern supermarket and/or drug store (e.g., Lucky, Sav-On, Longs or Albertsons).

                                   ARTICLE VI

                          MAINTENANCE OF IMPROVEMENTS

         6.1. Maintenance of Buildings. Each Owner shall at all times during the term of this Agreement, at its sole cost and expense, maintain, or cause to be maintained, the exterior of buildings from time to time located on such Owner's Parcel, in good repair, clean condition and free of trash and debris, reasonable wear and tear excepted, subject to Article VII.

         6.2. Maintenance of Common Area. Each Owner shall at all times during the term of this Agreement, at its sole cost and expense, maintain and repair the Common Area located on such Owner's Parcel and keep it in good condition and repair, clean, free of rubbish and other hazards to persons using such area, properly lighted and landscaped (in accordance with City approved landscaping plans). Any unimproved Common Area shall be kept dust and litter-free. The minimum standard of maintenance for the improved Common Area shall be comparable to the standard of maintenance followed in other first class developments of comparable size in the State of California and in compliance with all applicable governmental laws, rules, regulations orders and ordinances, and the provisions of this Agreement. All Common Area improvements shall be repaired or replaced with materials at least equal to the quality of the materials being replaced or replaced so as to maintain the architectural and aesthetic harmony of the Project as a whole.

         6.3. Certain maintenance Responsibilities. The maintenance and repair obligations of each Owner hereunder with respect to its Parcel(s) shall include, but shall not be limited to, the following:

                   (a) Drive and Parking Areas. Maintaining, cleaning and replacing all paved surfaces and curbs in a smooth and evenly covered condition, such work shall include, without limitation, sweeping, restriping, resealing and resurfacing.

                   (b) Debris and Refuse. Periodic removal of all papers, debris, filth, refuse, ice and snow, including sweeping to the extent necessary to keep the Common Area in a first-class, clean and orderly condition. All sweeping shall be at appropriate intervals during such times as shall not interfere with the conduct of business or use of the Common Area by persons intending to conduct business with occupants of the Project.

                   (c) Sign and Markers. Placing, cleaning, keeping in repair, replacing and repainting any appropriate directional signs or markers, including any handicapped parking signs.

                   (d) Lighting. Maintaining, cleaning and replacing Common Area lighting facilities, including lamps, ballasts and lenses. Each Owner shall cause the lighting on its Parcel to remain illuminated until the later to occur of 10:00 p.m. or two (2) hours after the last business located on such Parcel shall have closed for business on that day.

                   (e) Obstructions. Keeping the Common Area free from any obstructions including those caused by the sale or display of merchandise, unless such obstruction is permitted under the provisions of this Agreement.

                   (f) Sidewalks. Maintaining, cleaning and replacing of all sidewalks, including those adjacent and contiguous to buildings located within the Project. Sidewalks shall be cleaned and swept at appropriate intervals during such time as shall not interfere with the conduct of business or use of the Common Area.

         6.4. Common Utility lines and Lettered Parcels.

                   (a) Cost Allocation. The cost of the maintenance and repair of the Common Utility Lines and the Lettered Lots shall be borne as follows: each Parcel Owner (which shall include the Owner of the Future Development Parcel for the purposes of this Section 6.4 and the corresponding remedies provisions under Section 10 below) shall be responsible for a share ("Pro Rata Share") of the applicable work determined as follows:

                        (i) as to the Common Utility Lines, each Owner's share shall be equal to a fraction the numerator of which is the number of square feet of land area within the subject Parcel and the denominator of which is the number of square feet of land within Parcels 1 through 6 of the Parcel Map.

                        (ii) as to the Lettered Parcels, each Owner's share shall be equal to a fraction the numerator of which is the number of square feet of land within the subject parcel (except that the Future Development Parcel shall be deemed to contain a number of square feet equal to the sum of the number of square feet in both Parcels 6 and 7 of the Parcel Map) and the denominator of which is the number of square feet of land within Parcels 1 through 7 of the Parcel Map.

                        (iii) the foregoing allocation of the cost of maintaining the Lettered Parcels shall apply among the Owners notwithstanding the fact that each Owner of a parcel within the Parcel Map may have a different or greater obligation to the City with respect to the maintenance of the Lettered Parcels under a recorded covenant, whether such covenant is recorded on, before or after the date hereof.

                   (b) Performance of Maintenance; Reimbursement. Unless the Owner of the Costco Parcel and the Owner of a Majority-in-Interest of the Developer Parcels shall otherwise agree in a writing which has been recorded in the Official Records of the County in which the Shopping Center is located, the Owner of the largest number of square feet of land within the Developer Parcels shall be responsible to accomplish the maintenance and repair of (i) the Common Utility Lines, and (ii) the Lettered Parcels. The Owner responsible for performing any work under this Section 6.4(b) shall be entitled to reimbursement from each other Owner for each other Owner's Pro Rata Share of the cost of the work which it has performed pursuant to this Section 6.4(b) and said reimbursement shall be due within thirty (30) days of a request therefor accompanied by reasonable supporting documentation. The rights and remedies provided under Section 10.4 below shall be applicable hereto including, without limitation, the right of another Owner to cure or abate under Section 10.3 below if an Owner fails to perform its maintenance responsibilities under this Section 6.4(b) and the right of a "Creditor Owner" who has not been paid the reimbursement due it under this Section to file a Claim of Lien pursuant to
Section 10.4 below.

                   (c) The maintenance of the Lettered Parcels pursuant to
Section 6.4(b) above includes irrigating, fertilizing, pruning and replacing as appropriate the landscaping and/or landscape irrigation on the Lettered Parcels.

                   (d) Nothing contained in Section 6.4, however, shall limit or impair the obligations of any Owner who initially installed any improvements under a separate agreement for the failure to initially install the same in accordance with such agreement or to permit any Owner to recover any costs relating to the Common Utility Lines or Lettered Parcels reimbursed under an applicable warranty.

                                  ARTICLE VII

                             DAMAGE TO IMPROVEMENTS

         7.1. Restoration of Common Area. In the event of any damage or destruction to the Common Area on any Parcel, whether insured or uninsured, the Owner with respect to such Parcel shall restore, repair or rebuild such Common Area with all due diligence as nearly as possible to at least as good a condition as it was in immediately prior to such damage or destruction.

         7.2. Restoration of Buildings. In the event of damage to or destruction of the Building(s) on an Owner's Parcel, such Owner may, but shall not be obligated to, restore and reconstruct such Building(s) within such Owner's Building Area. In the event an Owner so elects, such Owner shall restore and reconstruct such Building(s) to at least as good a condition as it or they were in immediately prior to such damage or destruction. All such restoration and reconstruction shall be performed in accordance with the following requirements, as the same are applicable thereto.

                   (a) No such work shall be commenced which would alter the Common Area from the plans originally approved therefor unless the Owner desiring to perform the same has in each instance complied with the appropriate provisions of Article II with respect to plan approval. (b) All work shall be performed in a good and workmanlike manner and shall conform to and comply with:

                        (i) the plans and specifications prepared therefor as aforesaid;

                        (ii) all applicable requirements of laws, codes, regulations and rules; and

                        (iii) all applicable requirements of this Agreement.

                   (c) All such work shall be completed with due diligence, and at the sole cost and expense of the Owner performing the same.

         7.3. Clearing the Premises. Whenever an Owner elects not to restore, repair or rebuild its Building(s) that has or have been damaged or destroyed, such Owner, at its sole cost and expense, shall raze such Building(s) or such part thereof as has or have been damaged or destroyed, clear the premises of all debris, and all areas not restored to their original use shall, at the expense of such Owner, be leveled, cleared and improved with, at the option of the Owner of such Parcel, either landscaping or parking area, of like standard and design as the Common Area of the Project.

                                  ARTICLE VIII

                                 EMINENT DOMAIN

         In the event any part of the Project, including the Common Area, shall be taken by eminent domain or any other similar authority of law, the entire award for value of the land and improvements so taken shall belong to the Owner whose property was so taken or its tenants, as their leases may provide, and the other Owner (or Owners, as the case may be) shall not claim any portion of such award by virtue of any interests created by this Agreement. However, the other Owner (or Owners, as the case may be) may file a claim with the condemning authority over and above the value of the property so taken to the extent of any damage suffered by such Owner (or Owners, as the case may be) resulting from the severance of such area taken. The Owner whose property was so condemned shall promptly repair and restore in accordance with this Agreement the remaining portion of its Parcel as nearly as practicable to the condition existing just prior to such condemnation without contribution from the other Owner.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Realty Taxes and Assessments. Each Owner shall, at its sole cost and expense, pay when due, all real estate taxes and assessments which may be levied, assessed, or charged by any public authority against such Owner's Parcel, the improvements thereon or any other part thereof including, without limitation, the Common Area on its Parcel. In the event an Owner shall deem any real estate tax or assessment (including the rate thereof or the assessed valuation of the property) to be excessive or illegal, such Owner shall have the right, at its own cost and expense, to contest the same by appropriate proceedings, and nothing contained in this section shall require such Owner to pay any such real estate tax or assessment as long as
(a) no other Owner's Parcel would be immediately affected by such failure to pay (or bond); and (b) the amount or validity thereof shall be contested in good faith. If the failure to pay (or bond) such tax would affect the other Owner's Parcel, such other Owner shall have the right to pay such tax and shall have a lien on the nonpaying Owner's Parcel for the amount so paid until reimbursed for such payment. Any such lien shall be subject to and junior to, and shall in no way impair or defeat the lien or charge of any Mortgagee.

         9.2. Indemnification. Each Owner shall indemnify, defend, and save the other Owner harmless from and against any and all demands, liabilities, damages, expenses, causes of action, suits, claims, and judgments, including reasonable attorneys' fees, arising from injury or death to person or damage to property that occurs on the indemnifying Owner's Parcel. An Owner shall not be entitled to such indemnification for any damage caused to such Owner by reason of its negligence, recklessness or willful misconduct.

         9.3. Liability Insurance. Each Owner (and contractors as required pursuant to Section 2.8 (b) above, and in such event the provisions in this
Section 9.3 shall apply fully to such contractors) shall severally, at all times during the term of this Agreement, maintain or cause to be maintained in full force and effect a comprehensive general public liability insurance policy covering its Parcel, with a financially responsible insurance company or companies, including coverage for any accident resulting in bodily injury to or death of any person and consequential damages arising therefrom, and a comprehensive property damage insurance, each in an amount not less than $5,000,000, as such amount is adjusted to pursuant hereto, per occurrence and including coverage of the contractual liability contained in Section 9.2 above. Each Owner's public liability policy with respect to the Common Area on its Parcel shall name the other Owner as an additional insured. Each Owner shall furnish to each other Owner requesting the same in writing, evidence that the insurance referred to in this Section 9.3 is in full force and effect and that the premiums for such policy have been paid. Such insurance shall provide that the same may not be canceled, reduced below the required minimum or materially amended without at least thirty (30) days prior written notice being given by the insurer to all other Owners. The aforesaid $5,000,000 coverage limit shall be adjusted on each fifth year anniversary of December 31, 1997 by the change in the Consumer Price Index (or comparable successor index) for the area in which the Shopping Center is located.

         9.4. Blanket Insurance. Any insurance required to be carried pursuant to this Article IX may be carried under a policy or policies covering other liabilities and locations of an Owner; provided, however, that such policy or policies apply to the Parcels required to be insured by this
Article IX in an amount not less than the amount of insurance required to be carried by such Owner with respect thereto, pursuant to this Article IX.

         9.5. Release and Waiver of Subrogation. Although the Owners are not obligated to carry casualty insurance hereunder, if an Owner elects to carry casualty insurance, it shall use reasonable efforts to obtain a waiver of subrogation from its carrier for the benefit of the other Owners.

         9.6. Ownership of Lettered Parcels. Neither Costco nor Developer shall transfer, sell or in any manner alienate the Lettered Parcels or any part thereof without the consent of the Community Development Director of the City, except that each of

Lettered Parcels A and B may be sold or encumbered together with the sale or encumbrance of an adjacent buildable parcel in the Shopping Center of not less than five (5) acres in land area, and Lettered Parcels C and D may be sold or encumbered together with the sale or encumbrance of the Future Development Parcel.

                                   ARTICLE X

                                    REMEDIES

         10.1. Legal Action Generally. If any of the Owners breaches any provision of this Agreement, then any other Owner may institute legal action against the defaulting Owner for specific performance, injunction, declaratory relief, damages, or any other remedy provided by law. All remedies herein or at law shall be cumulative and not inclusive. As used herein, any reference to rights or remedies "at law" or "under applicable law" shall also include any rights or remedies "in equity".

         10.2. Injunctive and Declaratory Relief. In the event of any violation or threatened violation by any owner, tenant, or occupant of the Project (or any portion thereof) of any of the terms, covenants, conditions, and restrictions herein contained, in addition to any other remedies provided for in this Agreement, any Owner shall have the right to enjoin such violation or threatened violation and to bring an action for declaratory relief in a court of competent jurisdiction.

         10.3. Owner's Right to Cure or Abate. If any Owner (a "Defaulting Owner") violates any covenant, condition or restriction contained in this Agreement, or permits or suffers any occupant of its Parcel or Building Area to violate any covenant, condition or restriction of this Agreement, then in addition to any other remedy provided for in this Agreement, any Owner (the "Creditor Owner") may demand by written notice (the "Default Notice") that the violation be cured. Except for utility service interruptions or similar emergencies which shall not require advance notice or cure periods hereunder, if the Defaulting Owner does not cure the violation within thirty (30) days after receipt of the Default Notice, or if such default is of a kind which cannot reasonably be cured within thirty (30) days, and the Defaulting Owner does not with such thirty (30) day period commence to cure such default and diligently thereafter prosecute such cure to completion, then Creditor Owner (and its agents and employees) shall have the right to (i) pay any sum owed by the Defaulting Owner to the Person entitled thereto, (ii) enter upon the Parcel or Building Area of the Defaulting Owner (or any portion of the Common Area owned by the Defaulting Owner) and summarily abate, remove or otherwise remedy any improvement, thing or condition which violates the terms of this Agreement, and (iii) enter upon the Parcel or Building Area of the Defaulting Owner (or any portion of the Common Area owned by the Defaulting Owner) and perform any obligation of the Defaulting Owner to be performed thereon. The Defaulting Owner shall, within ten (10) days of written demand by the other Owner, accompanied by appropriate supporting documentation, reimburse the Creditor Owner for all costs and expenses incurred by the Creditor Owner in undertaking any of the actions permitted by clauses (i) through (iii) in the preceding sentence, including without limitation, wages, benefits and overhead allocable to the time expended by any employee of the Creditor Owner in taking such actions, together with interest thereon at the rate equal to the Default Interest Rate, from the date such costs and expenses were advanced or incurred by the Creditor Owner.

         10.4. Lien. Any Creditor Owner shall be entitled to a lien against the Parcel of the Defaulting Owner, which lien shall be created and foreclosed in accordance with this Section 10.4.

                  (a) Creation. A lien authorized by this Section 10.4 shall be created by recording a written instrument (the "Claim of Lien") in the Official Records of San Bernardino County, California, which (i) references this Agreement by recording number, (ii) alleges a specific breach of this Agreement, (iii) states the amount owed by the Defaulting Owner through the recording date of the Claim of Lien, (iv) contains a legal description of the Parcel or Building Area of the Defaulting Owner, and (v) is executed and acknowledged by the Creditor Owner.

                  (b) Amount. A lien created pursuant to this Section 10.4 shall include (i) the amount stated in the Claim of Lien, (ii) all costs and expenses incurred in creating and foreclosing such lien (including attorneys' fees), (iii) all amounts which become due from the Defaulting Owner (or its successors or assigns) to the Creditor Owner after the date the Claim of Lien is recorded, Whether such amounts arise from a continuation of the default alleged in the Claim of Lien or from some other default under this Agreement, and (iv) interest on all of the foregoing at the Default Interest Rate.

                  (c) Priority. The priority of a lien created pursuant to this Section 10.4 shall be established solely by reference to the date the Claim of Lien is recorded, and, accordingly, the same shall be junior to any deed of trust or similar security instrument recorded after the date of this Reciprocal Easement Agreement and prior to the recordation of any such Claim of Lien.

                  (d) Extinguishment. If the Defaulting Owner cures its default, and pays all amounts secured by a lien created pursuant to this
Section 10.4, the Creditor Owner shall record an instrument sufficient in form and content to clear title to the

Parcel or Building Area of the Defaulting Owner from the Creditor Owner's lien.

                  (e) Foreclosure. A lien created pursuant to this Section
10.4 shall be foreclosed judicially, in the same manner as provided for foreclosure of a mortgage of real property in the State of California.

         10.5. Personal Obligation. Each Owner and Permittee, by acceptance of the deed to, lease of or other conveyance of all or a portion of a Parcel or Building Area or interest therein, shall be deemed to covenant and agree to be personally bound by this Agreement. Any sum not paid, or other obligation not performed when due, together with interest payable hereunder, and all costs and attorneys' fees incurred in connection with collection, shall be the personal obligation of the Person or Persons who were the Owners and/or Permittees of the Parcel at the time the payment or obligation became due. The personal obligation shall not be released by any transfer of the parcel subsequent to the date such payment or obligation became due, but such obligation shall run with the land and shall be binding upon any successor Owner. Said successor Owner shall not be personally obligated for any such payments or obligations which became due prior to its period of ownership, and accordingly the other Owners may seek to enforce such prior payments and obligations solely against the prior Owner and against the new Owner's interest in the Shopping Center.

         10.6. Remedies Cumulative. The remedies provided in this Article 10 are in addition to any remedies available elsewhere in this Agreement or under applicable law. Exercise of one remedy shall not be deemed to preclude exercise of other remedies for the same default, and all remedies available to an Owner may be exercised cumulatively.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1. Notices. Any notice, payment, demand, offer, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by registered or certified mail (return receipt requested), postage and charges prepaid, or by Federal Express or other reputable overnight delivery service requiring a signature upon receipt, addressed as follows:

         To Developer:     Lennar Rolling Ridge Inc.
                           23333 Avenida la Caza
                           Coto de Caza, CA 92679
                           Attn: President Land Division

         and               Lennar Partners
                           2049 Century Park East
                           Suite 920
                           Los Angeles, CA 90067
                           Attn: David Team

         with a copy to:   Samuels & Steel, LLP
                           18881 Von Karman, Suite 1400
                           Irvine, CA 92612
                           Attn: Herbert N. Samuels, Esq.

         To Costco:        Costco Companies, Inc.
                           999 Lake Drive
                           Issaquah, Washington 98027
                           Attn: Corporate Counsel

         with a copy to:   Greenberg Glusker Fields
                           Claman & Machtinger, LLP
                           1900 Avenue of the Stars, Suite 2200
                           Los Angeles, CA 90067
                           Attn: Henry D. Finkelstein, Esq.

Any such notice shall be deemed to be given on the date on which it is received or receipt thereof is refused.

         11.2. Binding Effect. All of the limitations, covenants, conditions, easements, and restrictions contained herein shall attach to and run with the Developer Parcels and the Costco Parcel, and shall, except as otherwise set forth herein, benefit or be binding upon the successors and assigns of the respective Owners. This Agreement and all the terms, covenants and conditions herein contained shall be enforceable as equitable servitudes in favor of said Parcels and any portion thereof.

         11.3. Attorneys' Fees. In the event of any action between the Owners hereto for breach of or to enforce any provision or right hereunder, the unsuccessful Owner in such action shall pay to the successful Owner all costs and expenses expressly including but not limited to, reasonable attorneys' fees incurred by the successful Owner in connection with such action.

         11.4. Breach Shall Not Permit Termination. It is expressly agreed that no breach of this Agreement shall entitle any Owner to cancel, rescind, or otherwise terminate this Agreement, and such limitations shall not affect in any manner any of the rights or remedies which the Owners may have by reason of any breach of this Agreement.

         11.5. Breach - Effect on Mortgagee and Right to Cure. Breach of any of the covenants or restrictions contained in this Agreement shall not defeat or render invalid the lien of any Mortgage made in good faith, but all of the foregoing provisions, restrictions, and covenants shall be binding and effective against any owner of any portion of the Project, or any part thereof, who acquires title by foreclosure or trustee's sale or by deed in lieu of foreclosure or trustee's sale.

Notwithstanding any other provision in this agreement for notices of default, the Mortgagee of any Owner in default hereunder shall be entitled to notice of said default, in the same manner that other notices are required to be given under this Agreement; provided, however, that said Mortgagee shall have, prior to the time of the default, notified the Owner hereto giving said notice of default of the Mortgagee's mailing address. In the event that any notice shall be given of the default of an Owner and such Defaulting Owner has failed to cure or commence to cure such default as provided in this Agreement then and in that event the Owner giving such notice of default covenants to give such Mortgagee (which has previously given the above stated notice to such Owner) under any Mortgage affecting the Parcel of the Defaulting Owner an additional notice given in the manner provided above, that the Defaulting Owner has failed to cure such default and such Mortgagee shall have thirty (30) days after said additional notice to cure any such default, or, if such default cannot be cured within thirty (30) days, diligently to commence curing within such time and diligently pursue such cure to completion within a reasonable time thereafter. Giving of any notice of default or the failure to deliver a copy to any Mortgagee shall in no event create any liability on the part of the Owner so declaring a default.

         11.6. Effect on Third Parties. Except for Section 11.5 which is for the benefit of a Mortgagee and Sections 9.6 and 11.8 which are for the benefit of the City, the rights, privileges, or immunities conferred hereunder are for the benefit of the Owners and not for any third party.

         11.7. No Partnership. Neither this Agreement nor any acts of the Owners hereto shall be deemed or construed by the parties hereto, or any of them, or by any third person, to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between any of the Owners to this Agreement.

         11.8. Modification. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing and signed by Costco and a Majority of the

Developer Parcel Owners. Any change, modification, amendment or rescission which is made without the written consent of Costco and a Majority of the Developer Parcel Owners shall be null and void and of no effect. No consent or approval of any Owner other than the Costco and a Majority of the Developer Parcel Owners shall be required in order to modify or amend any provisions of this Agreement. This Agreement shall not be amended in any manner which affects the extent, use of maintenance of the Lettered Parcels without the prior written consent of the Community Developer Director of the City. Neither the Lettered Parcels, nor any portion thereof, shall be deannexed from the Shopping Center.

         11.9. Severability. In the event any term, covenant, condition, provision, or agreement contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity of enforceability of any other term, covenant, condition, provision, or agreement contained herein.

         11.10. Governing Law. This Agreement and the obligations of the Owners hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

         11.11. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.

         11.12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which shall constitute one agreement.

         11.13. Captions. Article and section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this agreement or any provisions hereof.

         11.14. Consent. In any instance in which any Owner shall be requested to consent to or approve of any matter with respect to which such Owner's consent or approval is required by any of the provisions of this Agreement, such consent or approval or disapproval shall be given in writing, and shall not be unreasonably withheld or delayed, unless the provisions of this Agreement with respect to a particular consent or approval shall expressly provide otherwise.

         11.15. Estoppel Certificate. Each Owner hereby severally covenants that within thirty (30) days of the written request of the other Owner it will issue to such other Owner or to any prospective Mortgagee, or purchaser of such Owner's Parcel an estoppel certificate stating: (a) whether the Owner to whom the request has been directed knows of any default under this Agreement and if there are known defaults specifying the nature thereof; (b) whether to its knowledge this Agreement has been assigned, modified or amended in any way (and if it has, then stating the nature thereof); and (c) whether to the Owner's knowledge this Agreement as of that date is in full force and effect.

         11.16. Not A Public Dedication. Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Project to the general public or for the general public or for any public purpose whatsoever, it being the intention of the Owners hereto that this agreement shall be strictly limited to and for the purposes herein expressed.

         11.17. Release. If an Owner shall sell, transfer or assign its entire Parcel or its interest therein, it shall, except as provided otherwise in this Agreement be released from its unaccrued obligations hereunder from and after the date of such sale, transfer or assignment. It shall be a condition precedent to the release and discharge of any grantor or assignor Owner that the following conditions are satisfied: (a) such grantor or assignor shall give notice to the other Owner of any such sale, transfer, conveyance or assignment promptly following the filing for record of the instrument effecting the same, and (b) the transferee shall execute and deliver to the other Owner a written statement in which: (i) the name and address of the transferee shall be disclosed; and (ii) the transferee shall acknowledge its obligation hereunder and agree to be bound by this Agreement. Failure to deliver any such written statement shall not affect the running of any covenants herein with the land, nor shall such failure negate, modify or otherwise affect the liability of any transferee pursuant to the provisions of this Agreement, but such failure shall constitute a default by the transferee hereunder.

         Anything in this Section to the contrary notwithstanding, it is expressly understood and agreed that no such sale, transfer or assignment shall effectuate a release pursuant to this Section until such successor in interest to the transferor Owner has expressly undertaken to be fully bound under the provisions of this Agreement in the place and stead of the transferor Owner.

         11.18. Time of Essence. Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Agreement.

         11.19. Entire Agreement. This Agreement and the exhibits hereto contain all the representations and the entire agreement between the Owners with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are superseded in total by this Agreement and Exhibits hereto. The provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against any Owner. This

Agreement is not, however, intended to supersede the provision of any lease as between an Owner and its tenant.

         11.20. Excuse for Non-Performance. Each Owner shall be excused from performing any obligation or undertaking provided in this Agreement, except any obligation to pay any sums of money under the applicable provisions hereof (unless such payment is conditioned upon performance of any obligation or undertaking excused by this Section), in the event and so long as the performance of any such obligation is prevented or delayed, retarded or hindered by act of God, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage; inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the ordinary course on the open market; failure of normal transportation; strikes, lockouts, action of labor unions; condemnation, requisition; laws, orders of governmental approvals or permits despite the exercise of due diligence and best efforts by an Owner or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of such Owner, other than the lack of or inability to obtain funds.

         11.21. Mechanics' Liens. In the event any mechanics' liens are filed against the Parcel of any Owner, the Owner permitting or causing such line to be filed hereby covenants either to pay the same and have it discharged of record, promptly, or to take such action as may be required to reasonably and legally object to such lien, or to have the lien removed from such Parcel, and in all events agrees to have such lien discharged prior to the entry of judgment for foreclosure of such lien. Upon request of the other Owner, the Owner permitting or causing such lien to be filed against the other Owner's Parcel agrees to furnish such security or indemnity conforming to this Agreement as may be required, to and for the benefit of such other Owner, to permit a title endorsement to such Owner's title policy to be issued relating to such Owner's Parcel without showing thereon the effect of such lien.

         11.22. Duration. This Agreement and each term, easement, covenant, restriction and undertaking of this Agreement will remain in effect for a term of ninety nine (99) years from the recordation date hereto and shall be renewed for successive ten (10) year periods if Costco and a Majority-in-Interest of the Developer Parcel Owners elect by written notice to the other Owners to so renew. The easements under Sections 3.1(c) (captioned "Utilities") and 3.1(e) (captioned "Drainage") and the restrictions under Section 4.6 (captioned "Certain Setbacks") shall survive the termination of this Agreement. In addition, those access easements shown on Exhibit "D" hereto shall survive the termination of this Agreement.

         11.23. Waiver of Default. No waiver of any default by any Owner to this Agreement shall be implied from any omission by any other Owner to take any action in respect of such default if such default continues or is repeated. No express written waiver of any default shall affect any default or cover any period of time other than the default and period of time specified in such express waiver. One or more written waivers of any default in the performance of any term, provision or covenant contained in this Agreement shall not be deemed to be a waiver of any subsequent default in the performance of the same term, provision or covenant or any other term, provision or covenant contained in this Agreement. The consent or approval by any Owner to or of any act or request by any other Owner requiring consent or approval shall not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar acts or requests. The rights and remedies given to any Owner by this Agreement shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive of any of the others, or if any other right or remedy at law or in equity which any such Owner might otherwise have by virtue of a default under this Agreement, and the exercise of one such right or remedy by any such Owner shall not impair such Owner's standing to exercise any other right or remedy.

         11.24. Future Annexation.

                  (a) Future Development Parcel. The Owner of the property shown on Exhibit "D" as "Future Development Parcel" or "Parcel 6" (the "Future Development Parcel") may elect to cause the same to be included within the Project upon the same terms and conditions (including, without limitation, parking ratio requirements and Building Area limitations) as are applicable to the original Project. Such annexation shall be effective upon the recordation of an amendment to this Agreement executed by the Owners of a Majority-in-Interest of the Developer Parcels, by the Owner of the Costco Parcel and by the Owner of the Future Development Parcel, which amendment shall include a site plan ("Revised Site Plan") designating the Building Area and Common Areas on the Future Development Parcel as provided in Section 11.24(b) below.

                  (b) Designation of Future Development Parcel Building Area. This Section 11.24(b) shall only be applicable if the Future Development Parcel is annexed to the Project. At such time as Developer has determined the improvements which it wishes to construct on the Future Development Parcel, Developer shall prepare and submit to Costco and any other then Owners for their approval the Revised Site Plan, showing the proposed location of the Building Area and Common Area on the Future Development Parcel and its integration with the original Project. Upon approval of the Revised Site Plan by the Owners of a Majority-in-Interest of the Developer Parcels, by the Owner of the Costco Parcel and by the Owner of the Future Development Parcel, such Owners shall enter into an amendment to this Agreement in recordable form substituting the Revised Site Plan for the Site Plan attached hereto as Exhibit "B", and upon the execution of such amendment and recordation thereof in the Recorder's Office, the terms "Building Area" and "Common Area" shall be deemed to refer to those areas so designated on the Revised Site Plan. Costco and each of the Owners of the Developer Parcels agree not to unreasonably withhold or delay its consent to a proposed Revised Site Plan so long as (a) the location of the Building Areas on the Future Development Parcel do not materially impair the ingress to or egress from any Parcel, (b) the Building Area and Common Area on the Future Development Parcels shall be configured so that the Common Area on each Parcel will support its own parking needs, (c) the relative size of the Building Area and Common Area shall be in conformity with the parking ratio and other requirements of this Agreement, and (d) the location of the Building Area on the Future Development Parcel 6 is no closer to Peyton Drive than the Building on the Costco Parcel.

                  (c) Separation if Not Annexed. If the Future Development Parcel is to be developed and not annexed to the Project, the Owner of the Future Development Parcel shall be obligated to construct and maintain, at its sole cost and expense, a six foot (6') high block wall on the Future Development Parcel contiguous with its common lot line with the Costco Parcel. Said wall shall be completed no later than the opening for business of any facility on the Future Development Parcel. If the Future Development Parcel is not annexed to the Project, then the restrictions contained in this agreement shall not be applicable to the Future Development Parcel, but the Future Development Parcel and its owner shall remain benefitted and burdened (and its owner shall be deemed to be an "Owner") under Section 3.6 above (captioned "Present Easement to Future Development Parcel"), under Section
6.4 (captioned "Common Utility Lines and Lettered Parcels"), under Section 10 (captioned "Remedies") and under this Section 11.24.

         11.25. Exhibits. The following are attached to this Agreement.

                  Exhibit "A" - Parcel Map
                  Exhibit "B" - Site Plan
                  Exhibit "C" - Common Utility Lines and Permanent
                                Access Easements

                  Executed as of the date first above written.

         "Developer"                LENNAR ROLLING RIDGE, INC.,
                                         a California corporation


                                    By: /s/ Illegible
                                       -------------------------------
                                         Its: V.P.
                                             -------------------------

         "Costco"                   COSTCO WHOLESALE CORPORATION,
                                         a Washington corporation

                                    By: /s/ Richard J. Olin
                                       -------------------------------
                                         Its: Assistant Secretary
                                             -------------------------

STATE OF WASHINGTON        )
                           ) SS:
COUNTY OF KING             )

         On July 1, 1997, before me, V.A. Hilkemeir, a Notary Public, personally appeared Richard J. Olin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person(s) or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ___________________
                                                                          (Seal)


STATE OF CALIFORNIA        )
                           ) SS:
COUNTY OF                  )

         On ________________, 1997, before me, _____________, a Notary
Public, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person (s) or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ___________________
                                                                          (Seal)

                               EXHIBIT A

                         PARCEL MAP NO. 14996

                               EXHIBIT A

                         PARCEL MAP NO. 14996

                               EXHIBIT A

                         PARCEL MAP NO. 14996

                               EXHIBIT B

                               EXHIBIT B

                         PARCEL MAP NO. 14996

                         PARCEL MAP NO. 14996

STATE OF                   )
                           ) SS:
COUNTY OF                  )


         On _____________, 1997, before me, _____________, a Notary Public, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ___________________
                                                                          (Seal)


STATE OF CALIFORNIA        )
                           ) SS:
COUNTY OF                  )

         On ________________, 1997, before me, _____________, a Notary
Public, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person (s) or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ___________________
                                                                          (Seal)

                             OFF-SITE IMPROVEMENTS
                        SUBJECT TO BUYER'S REIMBURSEMENT

1.  Installation of landscaping along Peyton Drive.

2. Installation of landscaping and irrigation along slopes ("Lettered Lots" as defined in the Parcel 6 Development Agreement) as shown on Exhibit G-1.

3. Installation of road, curb, gutters and landscaping within the internal access road from Rock Springs South to the Eagle Parcel substantially as shown on Exhibit G-1.

                             CROSSROADS MARKETPLACE
                                 at CHINO HILLS

                          SELLER-APPROVED CONTRACTORS

                     [To be Provided as Approved by Seller]

                             ENVIRONMENTAL REPORTS

                                [To be Provided]